PART II

OFFERING CIRCULAR

Groundfloor Finance Inc.

75 Fifth Street, NW, Suite 214

Atlanta, GA 30308

(678) 701-1194

Dated: October 7, 2015

This Offering Circular relates to the offer and sale of up to $443,000 in aggregate amount of Limited Recourse Obligations (the “LROs”) to be issued by Groundfloor Finance Inc. (the “Company,” “we,” “us,” or “our”). We own and operate a web-based investment platform (the “Platform”) on which we conduct our business. Our principal offices are located at 75 Fifth Street, NW, Suite 214, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is 3355 Lenox Road, Suite 750, Atlanta, GA 30326, and the telephone number for this location is (678) 701-1194. Our Platform is accessible at www.groundfloor.us.

We will issue the LROs in distinct series, each corresponding to a real estate development project (each, a “Project”) to be financed by a commercial loan from us (each, a “Loan”). The borrower for each Project is a legal entity (the “Developer”) that owns the underlying property and has been organized by one or more individuals (each, a “Principal”) that own and operate the Developer. This Offering Circular relates only to the offer and sale of the six separate series of LROs corresponding to the same number of Projects for which we intend to extend Loans (the “Offering”).

The LROs will be unsecured special, limited obligations of the Company. The LROs are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LROs. Our obligation to make payments on a LRO is limited to an amount equal to each holder’s pro rata share of amounts we actually receive as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled “General Terms of the LROs,” “The LROS Covered by this Offering Circular,” and “Project Summaries” beginning on pages 88, 93, and PS-1 of this Offering Circular, respectively, for the specific terms of the LROs.

We do not guarantee payment of the LROs in the amount or on the time frame expected. The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents”.

The LROs are speculative securities. Investment in the LROs involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 14 of this Offering Circular.

We will commence the offering of each series of LROs promptly after the date this Offering Circular is qualified by posting a separate landing page on our Platform corresponding to each particular Loan and Project (each, a “Project Summary”). The offering of each series of LROs covered by this Offering Circular will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LROs is fully subscribed with irrevocable funding commitments (the “Offering Period”); however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on our Platform.

This Offering is being conducted on a “best-efforts” basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LROs. Such officers will not receive any commission or any other remuneration for these sales. In offering the LROs on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LROs offered hereby may only be purchased by investors residing in California, Georgia, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LROs are offered only to investors who meet certain financial suitability requirements. See “Investor Suitability Requirements.”

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

	Offering price to the public	Underwriting discounts and commissions	Proceeds to issuer(1)(2)	Proceeds to other persons
Per Unit	$10	N/A	$10	N/A
Total Minimum	$25,000	N/A	$25,000	N/A
Total Maximum	$443,000	N/A	$443,000	N/A

(1) We estimate all expenses for this Offering to be approximately $13,800, which will not be financed with the proceeds of the Offering.

(2) Assumes no promotions or discounts applied to any offerings covered by this Offering Circular.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE LIMITED RECOURSE OBLIGATIONS HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. WE PLAN TO QUALIFY THE OFFERING WITH THE CALIFORNIA, GEORGIA, ILLINOIS, MARYLAND, MASSACHUSETTS, TEXAS, VIRGINIA, WASHINGTON AND DISTRICT OF COLUMBIA SECURITIES REGULATORY BODIES AND THE SECURITIES REGULATORY BODIES OF OTHER STATES AS WE MAY DETERMINE FROM TIME TO TIME. WE MAY ALSO OFFER OR SELL LIMITED RECOURSE OBLIGATIONS IN OTHER STATES IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE LAWS OF THOSE OTHER STATES.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS OFFERING CIRCULAR, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all of the information that you should consider before investing in the LROs. You should carefully read the entire Offering Circular, especially concerning the risks associated with the investment in the securities covered by this Offering Circular discussed under the “Risk Factors” section beginning on page 14 and the information contained in the Project Summaries beginning on page PS-1. We use the terms “the Company,” “our company,” “we,” “us,” and “our” to refer to Groundfloor Finance Inc., a Georgia corporation formerly known as GROUNDFLOOR Inc. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Special Note Regarding Forward-Looking Statements” on page 30.

This Offering Circular relates to the Offering of up to $443,000 in aggregate amount of six separate series of LROs, corresponding to the same number of Loans and Projects, each as identified below. See “The LROs Covered by this Offering Circular” beginning on page 88, the Project Summaries beginning on page PS-1and the form of LRO Agreement beginning on page LRO-1.

Our Business

General

Originally formed as Fomentum Labs LLC, a North Carolina limited liability company, in January 2013, we converted into a North Carolina corporation on July 26, 2013 under the name GROUNDFLOOR Inc. Effective August 5, 2014, we changed the domiciliary state of the corporation to Georgia under the name Groundfloor Finance Inc. Our principal offices are located at 75 Fifth Street, NW, Suite 214, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is 3355 Lenox Rd., Suite 750, Atlanta, GA 30326, and the telephone number for this location is (678) 701-1194.

The Platform and Limited Recourse Obligations

We use our web-based platform (“Platform”) to provide real estate development investment opportunities to the public, specifically for these purposes through the issuance and sale of Limited Recourse Obligations (or “LROs”). Investors under this Offering Circular have the opportunity to buy LROs issued by the Company, the proceeds of which will be used to fund the corresponding Loans to be facilitated through our Platform. We will issue LROs in denominations of $10 and integral multiples of $10.

On each LRO in a series, we will pay to each holder thereof the Purchase Amount and the Expected Return (each, as defined below) earned thereon (the “LRO Payments”). Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us (as described in more detail below, the “Loan Payments”). We will make LRO Payments within five business days of receipt of the corresponding Loan Payments. Our obligation to make LRO Payments automatically terminates on the final payment date, which corresponds to the maturity date of the corresponding Loan, assuming the entire Purchase Amount and accrued Expected Return have been paid to the holder at that time. Our obligation to make LRO Payments is automatically extended (up to a maximum of two years) if such amounts were not paid at the final payment date.

Through this basic structure, the LROs establish an expected yield (or expected return on investment), equal to the Purchase Amount paid for the LRO plus the Expected Return accrued thereon, which should be paid at a specified time.

For instance, if the Purchase Amount on a particular LRO was $100, at an Expected Return of 10% per annum, with a final payment date of 12 months following issuance, expected yield for the LRO would be $110, to be paid no later than 12 months (plus up to five business days for administrative convenience) after the date of issuance.

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Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Developer, with respect to the corresponding Loan, and we may make payments on the LROs out of any funds at our disposal. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents”. We may prepay the LROs at any time without penalty, and our payment obligation may be satisfied by making LRO Payments to investors of an amount that may be more or less than the expected yield, on a date different than originally specified. See “Risk Factors—You may receive a different return on your investment than originally expected and could suffer a complete loss of your investment.” If we become subject to a bankruptcy or similar proceeding, you as holder of an LRO will have a general unsecured claim against us that may or may not be limited in recovery to borrower payments in respect of the corresponding Loan. See “Risk Factors—If we were to become subject to a bankruptcy or similar proceeding . . . .”

The LROs will be unsecured special, limited obligations of the Company only. The LROs are unsecured, and holders of the LROs do not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any assets of the Company or any Developer or its Principal(s). The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans.

The intended focus of the financing program is the commercial market for lending to developers of residential and small commercial real estate projects owned and occupied by parties other than the real estate developer that owns and operates the Project or toward refinancing existing indebtedness. The borrower for each Project is a legal entity (the “Developer”) that owns the underlying property and has been organized by its Principal(s). Proceeds from the Loans typically will be applied toward the Project’s acquisition and/or renovation or construction costs. In some circumstances, we may permit a portion of the proceeds from the Loan to be used by the Developer to offset a portion of the purchase price of the property, but such offset will then reduce its amount of “skin-in-the-game” the Developer would have in the Project (see below under “Description of the Company’s Business—Our Loans to Developers— Credit Risk and Valuation Assessment—Our Grading Algorithm—Skin-in-the-Game”).

Generally, the Loans we offer range between $15,000 and $500,000, at interest rates that range, subject to applicable law, between 5% and 26% and mature six months to five years from the date when the Loan is made. The terms of each series of LROs generally correspond to those of the corresponding Loan. For example, assuming a Developer wishes to enter into a Loan covering $10,000, with an interest rate of 10% and a 12-month term, the aggregate Purchase Amount of the LROs of the series corresponding to that Loan would be $10,000, with an Expected Return of 10% per annum, and a final payment date of 12 months from the date of issuance. The specific terms for each series of LROs being offered under this Offering Circular are set forth in “The LROs Covered by this Offering Circular” beginning on page 93. See also the corresponding Project Summary beginning on page PS-1 and the form of LRO Agreement beginning on page LRO-1. We will fund each Loan out of the proceeds of the sale of the series of corresponding LROs. The Developer will use the proceeds from the Loan we finance to complete the Project, repaying principal and interest (either as a balloon payment at maturity or on a monthly/quarterly basis) to us.

We will take out a lien on the real estate underlying the Project to secure the Loan; however, investors in the corresponding series of LROs will not have any recourse against the Developer or its Principals. Your recourse against us is limited to an amount equal to the amount of any LRO Payments we owe you (as determined pursuant to the terms of the corresponding LRO Agreement).

We will charge Developers origination and servicing fees (which currently range, on a combined basis, between 2% and 6% of the principal loan amount requested by the Developer for the Project), which may be included in the total amount of the Loan. We do not charge investors fees in connection with the Offering of, and will not charge any service fees with respect to LRO Payments made with respect to, the LROs covered by this Offering Circular. We do not currently charge investors any fees for the use of our Platform. See below and “Description of the Company’s Business—Fees and Related Expenses.”

The general terms of the LROs are summarized in the following table. See “General Terms of the LROs” below for additional information. For specific details on the information for each series of LROs covered by this Offering Circular and their corresponding Loans and Projects, see “The LROs Covered by this Offering Circular” beginning on page 93, the Project Summaries beginning on page PS-1 and the form of LRO Agreement beginning on page LRO-1.

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General Terms of the LROs

Issuer	Groundfloor Finance Inc., a Georgia corporation.
Security Offered

Limited Resource Obligations, or LROs, issued in series, with each series of LROs related to a corresponding Loan.

All LROs will be issued in electronic form only. All LROs will be offered only through our Platform to potential investors who have registered and established a funding account on the Platform, and there will be no commissioned sales agents, underwriters or underwriting discounts. See “Plan of Distribution”.

Minimum Purchase Amount

Investments may be made in denominations of $10 and integral multiples of $10. We refer to the aggregate amount invested by a holder of a single LRO of a series as the “Purchase Amount” of that LRO. The aggregate Purchase Amounts of all LROs of a particular series will equal the total principal amount of the corresponding Loan.

Expected Return

The expected annual rate of return on the LRO (the “Expected Return”), which will be the same as the interest rate for the corresponding Loan. The Expected Return for each LRO will accrue from the date of issuance. The form of LRO Agreement made available at the time you make your non-binding commitment will reflect the original issue date as “to be determined”. Following the closing and funding of the Loan and without any action on your part, we will (i) revise the LRO Agreement to reflect the actual original issuance date (to correspond with the date the Loan for the corresponding Project is closed and funded (the “Loan Closing Date”)), (ii) notify (by email) you of such change, and (iii) make available a copy of the LRO Agreement (as revised) through the Platform.

Loan Payments

All amounts received by the Company as payment of the corresponding Loan, including, without limitation, all payments or prepayments of principal and interest, any Collection Proceeds (as defined below); provided, however, that such payments shall be net of any Company Fees and Expenses (as defined below), Collection Costs (as defined below), loan modification fees or fees deducted by a backup or successor servicer (the categorization of all such items to be determined by the Company in a manner consistent with the Loan Agreement).

LRO Payments

The LRO Agreement provides that, subject to the application of Loan Payments received as Collection Proceeds and our ability to prepay the LRO, we will pay to each holder of a LRO the Purchase Amount and the Expected Return earned thereon as “LRO Payments”. Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. We will make LRO Payments within five business days of receipt of the corresponding Loan Payments.

The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Developer, with respect to the corresponding Loan, and we may make LRO Payments out of any funds at our disposal.

LRO Payments will occur within five business days of receipt of Loan Payments with respect to the corresponding Loan. As a result, the expected repayment schedule on each series of LROs generally reflects the same repayment schedule (subject to prepayment) as the corresponding Loan. The repayment schedule for the Loans will vary by Project; however, typically, repayment is made either as a balloon payment at maturity or interest only on a monthly/quarterly basis, with the principal amount paid at maturity. Longer term Loans may also be structured as a balloon payment, but all of our Loans with a maturity date of less than one year are structured as a balloon repayment.

Final Payment Date

The date our obligation to make payments on a series of LROs terminates, unless otherwise extended. The final payment date for each series of LROs corresponds to the maturity date of the corresponding Loan.

The actual final payment date for each series of LROs will not be known until the corresponding Loan is closed and funded. The form of LRO Agreement made available at the time you make your non-binding commitment will reflect the final payment date as “to be determined”. Following the closing and funding of the Loan and without any action on your part, we will (i) revise the LRO Agreement to reflect the actual original issue date, the final payment date (to correspond with the maturity date of the Loan) and the extended payment date, (ii) notify (by email) you of such change, and (iii) make available a copy of the LRO Agreement (as revised) through the Platform.

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Extended Payment Date

The date that corresponds to the second anniversary of the final payment date. Since the actual final payment date for each series of LROs will not be known until the corresponding Loan is closed and funded, the form of LRO Agreement made available at the time you make your non-binding commitment will reflect the extended payment date as “to be determined”. Following the closing and funding of the Loan and without any action on your part, we will (i) revise the LRO Agreement to identify the actual original issue date, final payment date and the extended payment date, (ii) notify (by email) you of such change, and (iii) make available a copy of the LRO Agreement (as revised) through the Platform.

If, on or within five business days of the final payment date, any Purchase Amount of, or Expected Return accrued on, the LRO remains due and payable, our payment obligation with respect to that series of LROs will automatically be extended for no more than two years. In such case, our obligation to make LRO Payments on such series of LROs will terminate on the earlier of (i) the date on which the remaining Purchase Amount of, or Expected Return accrued on, the LRO has been paid in full, (ii) the date on which all available Collection Proceeds have been applied and the Holder’s pro rata share thereof paid as LRO Payments in accordance with the terms of the LRO Agreement, or (iii) the extended payment date. The Company will not have to make any further LRO Payments (irrespective of whether the expected yield on the LRO has been paid in full) after the extended payment date.

Event of Default	The LRO Agreement stipulates certain events that would trigger an event of default under the LRO and the remedies you may pursue. See “General Terms of the LROs—Events of Default”.
Servicing Standards

When we undertake administration, servicing, collection and enforcement activities on a Loan, we do so in each particular circumstance, in accordance with specific servicing standards outlined in the LRO Agreement, with the goal of maximizing the amount of the LRO Payments to be paid to investors prior to termination of our limited payment obligation thereunder. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents and “—Collection Proceeds, Costs, and Expenses”.

Prepayment

We may prepay the LROs at any time without penalty. Our obligation to make any LRO Payments will automatically terminate once all of the Purchase Amount of, and Expected Return accrued on, any LRO is paid in full.

Servicing and Collection

Subject to the servicing standards set forth in the LRO Agreement, we have the power to modify the terms of the Loan in connection with our administration, servicing, collection and enforcement of the Loan, which could impact our obligation to make any payments to you and, in some instances, could result in the loss of your entire investment. These actions could have the effect (without any further action on your part) of automatically increasing or decreasing the total amount of the LRO Payments owed to you and the expected timing of such payments. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents” and “—Collection Proceeds, Costs, and Expenses”.

Investment Documents

All investors must agree to our Investor Agreement, which governs the general rights and obligations in connection with investing in LROs through our Platform, in addition to the other Investment Documents (as described below). In addition, the offer and sale of each series of LROs, as well as certain rights and obligations of purchasers of a series of LROs and of the Company, are governed by a LRO Agreement. The standard form of LRO Agreement begins on page LRO-1 of this Offering Circular. Investors may review the form of LRO Agreement applicable to a particular series of LROs by accessing the hyperlink on the corresponding Project Summary on our Platform.

At the time you make your non-binding commitment for a particular series of LROs, we will provide you (by hyperlink) with a PDF copy of the LRO Agreement that is applicable to your particular investment. This version of the LRO Agreement will reflect the terms of your proposed investment (including the Purchase Amount and Expected Return); however, as discussed above, the original issue date, final payment date and extended payment date will be reflected as “to be determined,” since those dates are dependent upon the Loan Closing Date. Following the closing and funding of the Loan and without any action on your part, we will (i) revise the LRO Agreement to identify the actual original issue date, final payment date and extended payment date, (ii) notify you (by email) of such change, and (iii) make available to you a copy of the LRO Agreement (as revised) through the Platform.

Ranking

The LROs will not be contractually senior or contractually subordinated to any indebtedness of the Company. The LROs will be unsecured special, limited obligations of the Company. Holders of the LROs do not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any assets of the Company, any Developer or any of its Principals. Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents”. We may prepay the LROs at any time without penalty, and our payment obligation may be satisfied by making LRO Payments to investors of an amount that may be more or less than the expected yield, on a date different than originally specified. See “Risk Factors—You may receive a different return on your investment than originally expected and could suffer a complete loss of your investment.” The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans.

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We will be obligated to make payments on the LROs only if and to the extent we receive Loan Payments on the corresponding Loan. We will pay to holders of the corresponding series of LROs an amount equal to their respective pro rata share of the amount of Loan Payments, if any, we actually receive. Loan Payments will be secured by the assets of the corresponding Project.

In the event of a bankruptcy or similar proceeding of the Company, the relative rights of the holder of a LRO as compared to the holders of unsecured indebtedness of the Company are uncertain. If we were to become subject to a bankruptcy or similar proceeding, the holder of a LRO will have an unsecured claim against us that may or may not be limited in recovery to the corresponding Loan. For a more detailed description of the possible implications if Groundfloor were subject to a bankruptcy or similar proceeding, see “Risk Factors—If we were to become subject to a bankruptcy or similar proceeding . . .” and “Risk Factors—In a bankruptcy or similar proceeding of the Company. . . .”

Offering Period

We will commence the offering of each series of LROs promptly after the date this Offering Circular is qualified by posting on our Platform a separate Project Summary corresponding to each particular Loan and Project (each, a “Project Summary”). Copies of each of the Project Summaries as posted at the commencement of the offering begin on page PS-1 of this Offering Circular. The offering of each series of LROs covered by this Offering Circular will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the Offering of a particular series of LROs is fully subscribed with irrevocable funding commitments; however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on our Platform. A commitment to purchase LROs becomes irrevocable following expiration of the Withdrawal Period. Commitments to purchase LROs made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn. The closing and funding of each Loan is expected to occur within five days of the end of the Offering Period or on such earlier date as the Offering of that series of LROs is fully subscribed with irrevocable funding commitments. If the offering of a series of LROs is terminated before, or not fully subscribed with irrevocable funding commitments by, the end of the Offering Period, we will notify investors and promptly release committed funds and make them available in their funding accounts.

Use of Proceeds	We will use the proceeds received by the sale of each series of LROs to finance corresponding Loans made to the respective Developers. See “Use of Proceeds.”
Secondary Trading

The LROs do not contain any provision restricting their transferability, other than the requirements that any transfer be conducted consistent with applicable law, any transferee register as an investor with us, and that such transferee agrees to the terms of the Investor Agreement and the LRO Agreement governing such series of LROs. However, the LROs will not be listed on any securities exchange, nor do we have plans to establish any kind of trading platform to assist investors who wish to sell their LROs. We will not facilitate or otherwise participate in the secondary transfer of any LRO. There is no public market for the LROs, and none is expected to develop. Certain states, including California and Texas, also impose additional statutory restrictions on secondary trading of the LROs purchased in the Offering, which may further restrict the transferability of the LROs. Prospective investors are urged to consult their own legal advisors with respect to secondary trading in the LROs.

Risk Factors

An investment in any series of LROs involves a high degree of risk. See the section entitled “Risk Factors” on page 14 of this Offering Circular and additional information that may be contained in the Project Summaries beginning on page PS-1 of this Offering Circular.

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General Terms of Loans to Developers

We negotiate terms of our Loans with each Developer through an application and intake process managed on our Platform. (See “Description of the Company’s Business—How Our Platform Operates—Identification and Posting of Projects on Our Platform” and “Description of the Company’s Business— Our Loans to Developers”.) The Company and each Developer will enter into a loan agreement (the “Loan Agreement”) and certain additional documents, including a promissory note, certain mortgage instruments (including a deed of trust or similar security document), and other documents or instruments evidencing or securing the Loan and any other documents entered into in connection with the Loan Agreement (together, with the Loan Agreement, the “Loan Documents”).

The terms of each series of LROs generally correspond to those of the corresponding Loans. The specific terms of the Loan corresponding to each series of LROs being offered hereby are set forth in the corresponding Project Summaries beginning on page PS-1 of this Offering Circular. This information can also be accessed on our Platform.

The following discussion provides an overview of the range of terms we will offer Developers.

Loan Principal

The total principal amount borrowed under the corresponding Loan (the “Loan Principal”), which ranges between $15,000 and $500,000 depending on the Project. We will charge Developers origination and servicing fees and closing expenses, which may be included in the total amount of the Loan or paid directly by the Developer at closing.

Interest Rate of Loans to Developers

Annual fixed interest rate between 5% and 26%, depending upon the Project and subject to applicable law. Interest begins to accrue on all Loan Principal from the origination date of the Loan, irrespective of when funds are advanced to Developers.

Advancement of Loan Proceeds

We will administer the Loan. The proceeds of the Loan (less any fees and expenses included in the Loan Principal) (the “Loan Proceeds”) will remain in an account maintained at Wells Fargo titled in our name “for the benefit of” Groundfloor Developers (the “Developer FBO Account”) until disbursed pursuant to the terms of the Loan Agreement. We typically disburse amounts to the Developer from time to time as construction advances or draws (each, a “Draw”). We may under limited circumstances (for instance if the Loan Principal is $50,000 or less or when an amount greater than $50,000 is needed for the acquisition of a property) advance the full amount of the Loan Proceeds to the Developer on the origination date of the Loan.

Maturity Date of Loans to Developers	Varies by Project. The maturity of the Loans typically ranges between six months and five years.
Repayment Terms of Loans to Developers

The repayment schedule for the Loans will vary by Project; however, typically, repayment is made either as a balloon payment at maturity or interest only on a monthly/quarterly basis, with the principal amount paid at maturity. Longer term loans may also be structured as a balloon payment, but all of our Loans with a maturity date of less than one year are structured as a balloon repayment.

Prepayment	Loans may be prepaid without penalty.

We have registered the Offering with the securities regulators through the North American Securities Administrators Association’s (“NASAA”) Coordinated Review Program for (Tier I) Regulation A Offerings in California, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia and such other state securities regulators as we may determine from time to time. Qualification in Georgia has been obtained outside of the NASAA Coordinated Review Program. We may also offer or sell LROs in other states in reliance on exemptions from registration requirements of the laws of those states. We do not make any general solicitation or advertisement of this Offering in any jurisdiction that this Offering is not registered. This Offering is being conducted on a “best-efforts” basis, which means our officers will attempt to sell the LROs to prospective investors through our Platform without the use of an underwriter. We will not pay any commission or other remuneration to the officers for these efforts. In the future, we may conduct separate offerings of additional series of LROs under Regulation A or in reliance on other exemptions from federal and state registration requirements.

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The LROs Covered by this Offering Circular

This Offering Circular relates only to the offer and sale of six separate series of LROs corresponding to the same number of Projects for which we intend to extend Loans. Each series of LRO is denominated by the corresponding Project’s name. The following table identifies certain information for each series of LROs being offered pursuant to this Offering Circular, with additional information set forth in a corresponding Project Summary beginning on page PS-1 of this Offering Circular. The Project Summaries can also be accessed on our Platform.

The table below identifies general information about each series of LROs we are offering under this Offering Circular, including: the name (which typically corresponds to the address of the corresponding Project), the aggregate Purchase Amount being offered (which is the same as the total principal amount of the corresponding Loan), the Expected Return (which is the same as the interest rate on the corresponding Loan), and the final payment date and extended payment date. The table below also identifies general information about the corresponding Loan and Project, including the name of the Developer (as borrower under the Loan), the purpose for the Loan and the address/location of the Project. It also summarizes the specific terms of the corresponding Loan, including the Loan Principal, letter grade and interest rate fixed for such Loan (both of which are derived through our proprietary Grading Algorithm described in greater detail in “Description of the Company’s Business—Our Loans to Developers—Credit Risk and Valuation Assessment—Our Grading Algorithm” below), term (or maturity) of the Loan, manner of repayment, loan position (i.e., whether we will hold a first or second tier security interest on the Loan) and whether financing the Loan (and completion of the sale of the corresponding series of LROs) is subject to any conditions.

Series of LRO/Project Name: 66 Bow St., Franklin, NH 03235
Developer (borrowing entity): Hus Holdings, LLC
Aggregate Purchase Amount of the LRO: $60,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 66 Bow St., Franklin, NH 03235	• Loan Principal: $60,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

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Series of LRO/Project Name: 71 Willow Bend Dr. NW, Cartersville, GA 30121
Developer (borrowing entity): Georgia House Buyers Inc.
Aggregate Purchase Amount of the LRO: $25,000	Expected Return Rate of the LRO: 25.8% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 71 Willow Bend Dr. NW, Cartersville, GA 30121	• Loan Principal: $25,000 • Interest Rate: 25.8% and Grade: G • Term and Repayment Terms: 6 months – Balloon payment • Loan Position: Second Lien
Financing Conditions: Receipt of clean title search (subject to lien held by primary lender). Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 73-75 Willard Ave., Springfield, MA 01109
Developer (borrowing entity): Kerrigan Construction, LLC
Aggregate Purchase Amount of the LRO: $84,000	Expected Return Rate of the LRO: 13% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 73-75 Willard Ave., Springfield, MA 01109	• Loan Principal: $84,000 • Interest Rate: 13% and Grade: C • Term and Repayment Terms: 6 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1003 Cattle Creek Ridge Rd., Carbondale, CO 81623
Developer (borrowing entity): Southern Puma, LLC
Aggregate Purchase Amount of the LRO: $150,000	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Second • Address/Location of Project: 1003 Cattle Creek Ridge Rd., Carbondale, CO 81623	• Loan Principal: $150,000 • Interest Rate: 16% and Grade: E • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: Second Lien
Financing Conditions: Receipt of clean title search (subject to lien held by primary lender). Title insurance obtained in connection with closing the Loan.

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Series of LRO/Project Name: 23219 Calico Corners Ln., Spring, TX 77373
Developer (borrowing entity): Solid Returns, LLC
Aggregate Purchase Amount of the LRO: $84,000	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Refinance • Address/Location of Project: 23219 Calico Corners Ln., Spring, TX 77373	• Loan Principal: $84,000 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1681 Belle Isles Cir., NE, Atlanta, GA 30329
Developer (borrowing entity): Strategic Property Consulting Group LLC
Aggregate Purchase Amount of the LRO: $40,000	Expected Return Rate of the LRO: 15.6% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: New Construction • Address/Location of Project: 1681 Belle Isles Cir., NE, Atlanta, GA 30329	• Loan Principal: $40,000 • Interest Rate: 15.6% and Grade: D • Term and Repayment Terms: 6 months – Balloon payment • Loan Position: Second Lien
Financing Conditions: Receipt of clean title search (subject to lien held by primary lender). Title insurance obtained in connection with closing the Loan.

The LROs will be unsecured special, limited obligations of the Company only, and, although repayment of those obligations is based solely upon repayment of the Loan by the Developer, you will not have any recourse against the Developer or its Principals. (See “Description of the Company’s Business—Project Funding and Payment of Expected Yield—Servicing and Collection of Loans” and “General Terms of the LROs—LRO Payments and Term.”) Your recourse against us is limited to the amount of any LRO Payments we owe you (as determined pursuant to the terms of the corresponding LRO Agreement). (See “General Terms of the LROs—Events of Default”.)

Each Loan will be secured by the assets of the corresponding Project. This lien is for our benefit only. In the event of a default on the Loan, we will pay to each investor an amount equal to such investor’s pro rata share of any amounts we recover under our security interest, net of any applicable fees and expenses retained by us (as discussed below). The LROs are unsecured, and holders of the LROs do not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any other assets of the Company, any Developer or any of the Developers’ Principals. Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans. (See “General Terms of the LROs—Unsecured Obligations.”) We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents”.

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Fees and Related Expenses

Subject to the application of Loan Payments received as Collection Proceeds and our ability to prepay the LRO, we will pay to each holder of a LRO the Purchase Amount and the Expected Return earned thereon as LRO Payments. Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. For these purposes, LRO Payments include all payments or prepayments of principal and interest under the Loan as well as amounts received whether prior to or in connection with a Developer bankruptcy or in connection with any exercise of the Company’s powers to administer, service, collect and enforce the terms of the Loan or of the Loan Documents, including, without limitation amounts received (i) as late charges and default or penalty interest, or as payment of any principal or accrued interest on the Loan that may be reduced, or (ii) in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or (iii) in connection with a sale of the Company’s rights, title and interest under the Loan Documents (collectively, the “Collection Proceeds”), provided that such amounts are net of any Company Fees and Expenses (as defined below), Collection Costs (as defined below), loan modification fees, and fees deducted by a backup or successor servicer (the categorization of all such items to be determined by the Company in a manner consistent with the Loan Documents).

For all Loans, we charge an origination fee and a servicing fee. In most instances, our origination and servicing fees (which typically range, on a combined basis, between 2% and 6% of the principal loan amount requested by the Developer) are included in the total amount of the Loan financed through our Platform. Less frequently, a Developer will directly pay the origination and servicing fees to us at closing. Developers are also responsible for paying closing costs as well as the costs of obtaining the title search and title insurance. The Developer may elect to include these costs in the total amount of the Loan financed through our Platform or may directly pay these expenses at closing. Typically, the combined costs of closing, title search, and title insurance range from $500 to $1,500. We retain all of these fees and reimbursements. None are included in the amount of LRO Payments distributed to investors.

We may also charge fees in connection with administering the Loan Documents, including check processing or administrative fees in connection with facilitating Draw payments or other disbursements of loan proceeds and fees imposed on the Company or its agent in respect of a Loan when the Company’s payment request is denied for any reason, including, but not limited to, non-sufficient funds in the Developer’s bank account or the closing of such bank account (the “Company Fees and Expenses”). We typically deduct Company Fees and Expenses from undrawn Loan Proceeds; however, if insufficient Loan Proceeds remain available to cover those amounts, we will invoice the Developer directly for those fees and expenses. LRO Payments do not include amounts equal to any Company Fees and Expenses.

We do not currently charge any prepayment fees or penalties. We currently do not incur fees or expenses in connection with the engagement of a backup or successor servicer. In the event we do incur such fees and expenses in the future, we would retain any reimbursements received from Developers to cover such fees and expenses or may reduce LRO Payments by such amounts.

We may charge the Developer (and retain) a fee in connection with an extension or modification of the Loan. Whether we charge a modification fee (and the amount of such fee) will vary based on the modification, the complexity and time involved to negotiate and document the modification, the increased burden or administration required to service the modified Loan, and other facts and circumstance that may exist at the time of the modification. See “Description of the Company’s Business—Project Funding and Payment of Expected Yield —Servicing and Collection of Loans.” We typically deduct modification fees from undrawn Loan Proceeds; however, if insufficient Loan Proceeds remain available to cover the loan modification fee, we invoice the Developer directly for these expenses. We retain all loan modification fees we receive.

In addition, we may increase the interest rate applied to the Loan, subject to applicable law, as a penalty in the event of an extension or modification. We use our discretion when determining whether to apply penalty interest to a modification (separate and apart from late charges and/or default interest that may be imposed), and we make a determination about whether to apply a penalty (and the amount, if any) on a case-by-case basis. However, under current policy, penalty rates typically range between 0%-2%. See “Description of the Company’s Business—Project Funding and Payment of Expected Yield —Servicing and Collection of Loans”. LRO Payments include amounts equal to the penalty interest we may receive with respect to the corresponding Loan prior to the extended payment date.

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In the event a Developer fails to make payment on a due date, we have the option to pursue various remedies, including imposing a late charge (equal to the lesser of (i) 4% of the unpaid payment amount or (ii) the maximum amount permitted to be charged under applicable law) or charging interest at a default rate (equal to the lesser of (i) 20% per annum or (ii) the maximum rate permitted to be charged under applicable law). Late charges and the default rate are applied to the outstanding amount then owed and calculated from the original date the payment was due. See “Description of the Company’s Business—Project Funding and Payment of Expected Yield —Servicing and Collection of Loans.” LRO Payments include amounts equal to any late fee and/or default interest, as applicable, we may receive with respect to the corresponding Loan prior to the extended payment date.

Any and all Collection Proceeds we receive will be applied (i) first, to all costs and expenses of any nature whatsoever incurred by the Company for the maintenance, preservation, defense, protection, sale, other disposition, collection and enforcement of the Loan Documents, including without limitation court costs and reasonable attorneys’ fees, expenses (including those associated with the defense or any related action, claim or demand) and disbursements (the “Collection Costs”), (ii) second, to accrued and unpaid Expected Return owed on the LRO, and (iii) third, to the Purchase Amount of the LRO then outstanding.

We will pay each holder of a series of LROs an amount equal to such holder’s pro rata share of the Collection Proceeds (net of Collection Costs) we secure with respect to the corresponding Loan prior to the extended payment date. Payment of amounts corresponding to certain Collection Proceeds (such as late charges, default interest or penalty interest charged on the Loan) could automatically increase the total amount of the LRO Payments owed to you under the terms of the LRO Agreement. Prepayment by the Company of the LRO and payment of amounts corresponding to other types of Collection Proceeds (such as amounts resulting from any reduction in outstanding principal and accrued interest on the Loan, the Company (or its agent) may agree to, or of amounts received by the Company in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or in connection with a sale of the Company’s rights, title and interest under the Loan Documents) or, if the Company (or its agent) elects to write-off the Loan, could automatically decrease the total amount of the LRO Payments owed to you under the terms of the LRO. See “General Terms of the LROs—Collection Proceeds, Costs, and Expenses” below.

The chart below summarizes the current treatment of the various fees we charge and expenses we incur in connection with our underwriting and loan administration services.

Type of Fee	Amount of Fee/Expense	Application of Fees
Origination and Servicing Fees	Typically ranging (on a combined basis) from 2% to 6%	Charged to each Developer and retained by us. Total fees typically included in total amount of the Loan funded on our Platform or paid directly by the Developer at closing.
Closing Expenses	$500 to $1,500	Charged to Developer. Fee is typically included in total amount of the Loan funded on our Platform or paid directly by Developer at closing.
Check Processing Fee	Up to $15	Fees would be paid by Developer and retained by us.
Non-sufficient funds	$15 to $35	Fees would be paid by Developer and retained by us.
Loan Modification Fees	Variable	Fees paid by Developer and retained by us.
Collection Proceeds and Collection Costs
• Penalty Interest Rate	Variable. Typically, up to an additional 2%, subject to applicable law	Additional interest paid by Developer. Corresponding amounts, less Collection Costs, are included in LRO Payments.

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Type of Fee	Amount of Fee/Expense	Application of Fees
• Late Charge	The lesser of 4% or the maximum amount permitted to be charged under applicable law	Late charge is paid by Developer. Corresponding amounts, less Collection Costs, are included in LRO Payments.
• Default Rate	The lesser of 20% or the maximum rate permitted to be charged, less Collection Costs	Additional interest paid by Developer. Corresponding amounts, less Collection Costs, are included in LRO Payments.
• Other Collection Proceeds	Variable	Corresponding amounts, less Collection Costs, are included in LRO Payments.
• Collection Costs	Variable	Expenses paid by us and retained by us out of the Collection Proceeds.

We do not charge investors any fees in connection with the Offering of, and will not charge any service fees with respect to LRO Payments made with respect to, the LROs covered by this Offering Circular. We do not currently charge investors any fees for the use of our Platform. See the section titled “Description of the Company’s Business—Fees and Related Expenses” below for more information.

Example LRO and Expected Yield

By way of illustration, assume we approve an acquisition and construction Loan with the following terms: $100,000 in principal amount, with a 10% interest rate over a 12-month term, and a balloon payment upon maturity. We would offer LROs covering $100,000 in aggregate Purchase Amount, at an Expected Return of 10%; with the final payment date of 12 months following the date of issuance.

If the Developer elects to include our origination and servicing fees (of $4,000 or 4%) and closing expenses (of $1,000) in the Loan Principal, upon funding of the Loan by investors, the Developer’s FBO Account would be credited with $95,000 (equal to the entire Loan Principal of $100,000 less the $5,000 in fees and expenses, which we retain). Interest on the entire $100,000 would accrue beginning on the Loan Closing Date, through the 12-month term of the Loan, and, at the end of that 12-month term (assuming there are no additional fees and expenses incurred by the Company and no prepayment or default by the Developer), the Developer would pay us a total of $110,000 (equal to the entire Loan Principal of $100,000, plus $10,000 of accrued interest). We would, within five business days of receipt of these funds, disburse to each holder of the corresponding series of LROs an amount equal to such holder’s pro rata share of $110,000 (the total Loan Payment we received from the Developer).

Summary Financial Information

The consolidated statements of operations data set forth below with respect to the period from inception (January 28, 2013) to December 31, 2013 and for the fiscal year ended December, 2014 are derived from, and are qualified by reference to, the audited consolidated financial statements included in this Offering Circular and should be read in conjunction with those financial statements and notes thereto. The condensed consolidated statements of operations data set forth below with respect to the six months ended June 30, 2015 and 2014 are derived from, and are qualified by reference to, the unaudited condensed consolidated financial statements included in this Offering Circular and should be read in conjunction with those financial statements and notes thereto.

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	For the six months ended June 30, 2015 (unaudited)	For the six months ended June 30, 2014 (unaudited)	For the year ended December 31, 2014 (audited)	From Inception (January 28, 2013) to December 31, 2013 (audited)
Non-interest revenue:
Origination fees	$10,023	$1,699	$10,075	$-
Loan servicing revenue	6,201	-	2,207	-
Total non-interest revenue	16,224	1,699	12,282	-
Net interest income:
Interest income	42,976	5,273	19,496	-
Interest expense	(42,976)	(5,273)	(19,496)	-
Net interest income	-	-	-	-
Total net revenue	16,224	1,699	12,282	-
Cost of revenue	(5,243)	(2,397)	(5,686)	-
Net revenue	10,981	(698)	6,596	-
Operating expenses:
General and administrative	200,713	52,734	338,423	63,263
Sales and customer support	91,292	37,140	130,804	39,839
Development	117,405	30,592	91,908	28,203
Regulatory	344,984	161,054	380,845	-
Marketing and promotions	204,853	63,047	283,873	-
Loss from operations	(948,266)	(345,265)	(1,219,257)	(131,305)
Interest expense	-	16,722	401,013	4,166
Net loss	$(948,266)	$(361,987)	$(1,620,270)	$(135,471)

Corporate Information

We are a Georgia corporation. We maintain principal executive offices at 75 Fifth Street, NW, Suite 214, Atlanta, GA 30308. The phone number for these offices is (404) 850-9225.  Our mailing address is 3355 Lenox Rd., Suite 750, Atlanta, GA 30326, and the telephone number for this location is (678) 701-1194, and our email address is contact@groundfloor.us.

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RISK FACTORS

Investing in the LROs involves a high degree of risk. In deciding whether to purchase LROs, you should carefully consider the following risk factors and additional information about the risks associated with a particular series of LROs that may be contained in the Project Summaries beginning on page PS-1 of this Offering Circular. Any of the following risks could have a material adverse effect on the value of the LROs you purchase and could cause you to lose all or part of your initial Purchase Amount or could adversely affect future payments you expect to receive on the LROs. Only investors who can bear the loss of their entire Purchase Amount should purchase LROs.

Risks Related to Investing in LROs

Payments on the LROs depend entirely on the payments received from the Developer. If we do not receive such payments from the Developer, you will not receive any payments on your LRO.

We are obligated to make LRO Payments only to the extent we receive Loan Payments on the corresponding Loan. Borrowers are able to make payments on their loans primarily from proceeds received for the sale, lease or refinancing of the real property connected with the corresponding Project. If the borrower is unable to sell, lease or refinance the property, it is likely that the Developer will be unable to make payments on its Loan, and you will not be entitled to, and will not receive any, payments under the LRO Agreement.

You may receive a different return on your investment than originally expected and could suffer a complete loss of your investment.

Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Developer, with respect to the corresponding Loan, and we may make payments on the LROs out of any funds at our disposal. We may prepay the LROs at any time without penalty and (subject to the servicing standards set forth in the LRO Agreement) we have the power to modify the terms of the Loan in connection with our administration, servicing, collection and enforcement of the Loan, which could impact our obligation to make any payments to you and, in some instances, could result in the loss of your entire investment. For instance, the total amount of the LRO Payment owed to an investor would decrease if we sell the corresponding Loan below par, if, as a result of a negotiated modification, we agree to reduce the principal or stated interest of the corresponding Loan or if we determine the Loan is uncollectable and decide to write it off. These, and similar collection and enforcement actions, could have the effect (without any further action on your part) of automatically decreasing the total amount of the LRO Payments owed to you and the expected timing of such payments.

The LROs are unsecured special, limited obligations of the Company only and are not secured by any collateral or guaranteed or insured by any third party.

The LROs are unsecured special, limited obligations of the Company and will not represent an obligation of the Developer, its Principals or any other party except us. The LROs are not secured by any collateral and are not guaranteed or insured by any governmental agency or instrumentality or any third party.

The payment obligations of the Developer are not guaranteed or insured by any third party, and, in the event of a default, you must rely on us or a third-party collection agency to pursue collection against the Developer.

Payment of the amounts owed under the Loan and other obligations of the Developer under the Loan Documents are not guaranteed or insured by any third party, including its Principals, or backed by any governmental authority in any way. In the event of a default on such payment obligations, therefore, we may be limited in our ability to collect on the Developer’s corresponding Loan Payments, and you will need to rely upon us or a third-party collection agency to pursue collection against such Developer. If the Developer fails to make any Loan Payments on the Loan, you will not be entitled to, and will not receive, any LRO Payments.

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Although the Developer’s obligations under the Loan Documents are recourse, our remedy in the event of nonpayment may be limited to the value of the property securing the debt.

The Loan Documents with each Developer will provide that such borrower’s obligations under the Loan are recourse, which means that, in the event of nonpayment, we may collect any outstanding amount owed for the debt from the Developer even after we have foreclosed on the collateral securing the debt. Even though the Loan obligations are recourse to the Developer, in most cases, the Developer’s assets are limited primarily to its interest in the related mortgaged property. Further, our remedies against the Developer may be limited by state law in certain jurisdictions. For instance, some jurisdictions restrict a mortgagee’s right to seek a deficiency against the borrower in the event the amount realized from a foreclosure sale is insufficient to repay the underlying debt, commonly referred to as anti-deficiency statutes. Moreover, in jurisdictions where deficiency actions are permitted, the burden of proof with respect to the adequacy of the amount realized from the foreclosure is often imposed on the party seeking the deficiency, such that deficiency actions may result in costly and protracted litigation. Further, some jurisdictions continue to apply the common-law doctrine of “election of remedies” pursuant to which a mortgagee must elect either to sue for recovery under the obligation or pursue foreclosure against the property subject to the mortgage lien. While such restrictions can frequently be waived as a matter of contract, the election of remedies doctrine represents a potential defense in certain circumstances. Since the Principals are not obligors under the Loan Documents, we are limited in seeking recourse for non-payment to the borrowing entity itself. If the Developer fails to make payments on the Loan and our remedy is limited to the value of the property securing the Loan, you may lose some, or all, of the expected return on the LROs.

The Company, in its capacity as Loan servicer, has the authority to waive or modify the terms of the Loan without consent of the LRO holders.

The Company is obligated to use commercially reasonable efforts to service and collect the Loans in accordance with industry standards and consistent with the terms of the LRO Agreement. Subject to that obligation and provided that the Company has reasonably and prudently determined that such action will not be materially adverse to the interests of the relevant LRO holders, the Company has the authority (without the consent of the relevant LRO holders) generally (and among other actions), to waive or modify the terms of any Loan, including to change the payment date, reduce the principal amount or the rate of interest, change the time or manner of making loan payments on the Loan or amend any other material term of the Loan, to enforce any security interest in the assets pledged to secure the Loan or sell all or any portion of its right, title and interest to any person under the Loan Documents, whether at, below or above par, and, if in the Company’s business judgment the reasonable costs and expenses associated with further action to collect or enforce the terms of the Loan Documents will exceed the aggregate Loan Payments reasonably recoverable or realizable to write-off the Loan if it becomes uncollectable. For example, in the context of a borrower default, the Company may negotiate to extend payment dates and could agree to a modified payment plan that could result in the LRO holder receiving less than the Expected Return at the Extended Payment Date.

If, in connection with its powers to administer, service, collect and enforce the terms of the Loan and the Loan Documents, the Company takes action that would materially impact the amount or timing of the LRO Payments owed to investors, it will promptly notify investors (by email) thereof and of the impact such action will or is expected to have on such investors’ rights to receive LRO Payments. Furthermore, in circumstances other than borrower default or prepayment, the modification of a term of a Loan (e.g., a reduction in the interest rate charged on the Loan) could be deemed to be a material modification of the terms of the corresponding series of LROs. In such instance, it is possible that the modified series of LROs would constitute a new security under the Securities Act and under applicable State securities laws. Before implementing any modification to the terms of a Loan (other than in circumstances involving borrower default or prepayment) that would cause the corresponding series of LROs (as modified) to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents” and “—Collection Proceeds, Costs, and Expenses”.

If you decide to invest through our Platform and concentrate your investment in a single series of LROs, your entire return will depend on the performance of a single Loan.

If you decide to invest through our Platform and concentrate your investment in one Project, your entire return will depend on the performance of that single Project. For example, if you plan to purchase $400 of LROs and choose to invest the entire $400 in a single Project instead of investing $10 in 40 Projects corresponding to Loans of 40 different Developers, your entire $400 investment will depend on the performance of a single Loan. Failing to diversify your investment increases the risk of losing your entire investment due to a single Developer’s default or a small number of Developer defaults. Diversification, however, will not eliminate the risk that you may lose some, or all, of the expected yield on the LROs.

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We may not set appropriate interest rates for the Loans.

If we set interest rates for the Loans too low, investors may not be compensated appropriately for the level of risk that they are assuming in purchasing a LRO, while setting the interest rate too high may increase the risk of non-payment on a Loan. In either case, failure to set rates appropriately may cause the Expected Return on the LROs not to be commensurate with the risks investors have assumed in acquiring such LROs.

Our management team has limited experience in mortgage loan underwriting.

As of September 30, 2015, we have extended 36 loans for real estate development projects through our subsidiary, Groundfloor GA, for an aggregate principal amount of $1,890,150. Loan sizes have ranged from $8,000 to $100,000, with an average loan size of approximately $52,504. Of the 36 loans funded, 16 loans had been paid back in full and 20 loans were currently outstanding as of September 30, 2015. Of the 20 outstanding loans, all were current, and we are not aware of any adverse or material issues with the underlying real estate projects as of September 30, 2015. See “Management Discussion and Analysis—Overview—Georgia Notes” for additional information.

Additionally, as of September 30, 2015, we are in the final stages of issuing LROs totaling approximately $355,000, intended to fund a total of five Loans for an aggregate principal amount of $355,000, pursuant to previously qualified offering statements on Form 1-A. These LROs are expected to be sold to approximately 250 investors. As of September 30, 2015, we are also in the process of offering an additional two separate series of LROs corresponding to the same number of Projects for which we intend to extend Loans pursuant to previously qualified offering statements. We have not experienced any adverse business developments in the course of our multistate operations. See “Management Discussion and Analysis—Overview—Offering of LROs” for additional information.

Prior to financing these projects, our officers had no experience in mortgage loan underwriting. If our method for evaluating potential Projects to fund and for establishing interest rates for such Projects proves flawed, investors may not receive the expected yield on the LROs. Although our proprietary Grading Algorithm is based upon certain quantifiable characteristics that we developed and is primarily driven by leverage and asset value, there is no assurance that the Grading Algorithm will accurately assess the risks associated with the Developer or the property for which the Loan is being sought.

Developers are generally permitted to prepay Loan obligations at any time without penalty. Developer prepayments will extinguish or limit your ability to earn expected returns on the corresponding LRO.

Prepayment by a Developer occurs when a Developer decides to pay some or all of the principal amount on the Loan earlier than originally scheduled. With all of the Projects financed on our Platform, the Developer may prepay all or a portion of the remaining principal amount at any time without penalty. Upon a prepayment of the entire remaining unpaid principal amount and accrued interest on the Loan, within five business days you will receive an amount equal to your pro rata share of such prepayment and your LRO will automatically terminate without any further payments being made to you. If prevailing commercial loan rates decline in relation to the LRO’s effective interest rate, the Developer may choose to prepay the Loan with lower-cost funds. If the Developer prepays a portion of the remaining unpaid principal balance on the Loan, the term for final payment of the Loan will not change, but you will not earn the Expected Return on the prepaid portion, which would reduce the expected yield on the LRO. In addition, you may not be able to find a similar rate of return on another investment at the time at which the Loan is prepaid.

The LROs will not be listed on any securities exchange, and no liquid market for the LROs is expected to develop.

The LROs will not be listed on any securities exchange or interdealer quotation system. There is no trading market for the LROs, and we do not expect that such a trading market will develop in the foreseeable future, nor do we intend to offer any features on our Platform to facilitate or accommodate such trading. You do not have any rights of redemption or repurchase rights with respect to the LROs. Therefore, any investment in the LROs will be highly illiquid, and investors in the LROs may not be able to sell or otherwise dispose of their LROs in the open market. Accordingly, you should be prepared to hold the LROs you purchase until our payment obligations thereunder terminate.

Our Investor Agreement and the LRO Agreement limit your rights in some important respects.

When you make an investment through our Platform, you are required to agree to the terms of our standard Investor Agreement, which sets forth your principal rights and obligations as an investor, and to agree to the terms of a LRO Agreement, which sets forth the specific terms of the series of LROs you are committing to purchase. The Investor Agreement and LRO Agreement limit the investor’s right to collect or attempt to collect from any Developer or its Principals, directly or through any third party, any amount owing under any of the investor’s LROs or on any of the Loan Payments that correspond to the investor’s LROs.

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In addition, under the Investor Agreement, we may require that any claims against us, other than claims alleging violations of federal securities laws by us or any of our officers or directors, be resolved through binding arbitration rather than in the courts. The arbitration process may be less favorable to investors than court proceedings and may limit your right to engage in discovery proceedings or to appeal an adverse decision. You also waive your right to a jury trial under the Investor Agreement. These provisions may have the effect of discouraging lawsuits against us and our directors and officers.

Furthermore, the investor acknowledges in the Investor Agreement that the LROs are intended to be debt instruments issued by the Company that have original issue discount (“OID”) for U.S. federal income tax purposes and agrees not to take any position inconsistent with that treatment of the LROs for tax, accounting, or other purposes, unless required by law.

Additionally, by entering into the LRO Agreement, the investor expressly waives and releases, as a condition of and as part of the consideration for the issuance of the LRO, any recourse under or upon any obligation, covenant or agreement contained in the LRO Agreement, or because of any obligations evidenced therein, against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Company, either directly or through the Company, under any rule of law, statute (other than applicable federal securities laws) or constitutional provision or by the enforcement of any assessment or penalty or otherwise. This provision has the effect of limiting the available parties against which an investor may seek recourse in connection with the Company’s obligations under LRO Agreement.

You are required to indemnify us for losses that may arise out of representations made, and covenants given, to us in the documents you enter into through the Platform.

By executing the Investor Agreement, you agree to indemnify, defend, protect and hold harmless the Company and its officers, directors, shareholders, employees and agents against all claims, liabilities, actions, costs, damages, losses, demands and expenses of every kind, known or unknown, contingent or otherwise (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) (collectively, the “Losses”), based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by you of any covenant or agreement you make in the Investor Agreement or in any other Investment Document (as defined below). Except with respect to Losses based upon or arising out of any inaccuracy in or breach of certain fundamental representations you make to us (as set forth in Section 8 of the Investor Agreement) or of your covenant not to violate applicable laws (as contained in Section 9(e) of the Investor Agreement), your liability to us is limited to an amount equal to the aggregate LRO Payments due under any LROs you hold. We may, among other remedies we can pursue, collect against Losses by off-setting amounts owed to you as LRO Payments. However, to the extent that any indemnification provision in the Investor Agreement purports to include indemnification for liabilities arising under the Securities Act, you should be aware that in the SEC’s opinion this indemnification provision would be contrary to public policy and therefore unenforceable.

If the offering of a series of LROs is not fully subscribed with irrevocable funding commitments, you will not be issued any of the securities you have committed to purchase and will not realize any benefit from the investment transaction.

There is no guarantee that the corresponding Loan in which you commit to purchase LROs will actually be funded. If a sufficient number of investors do not invest in a series of LROs, the offering with respect to those particular securities will not be closed and you will not be issued your securities. Your funds, intended for investment, will be released and made available in your funding account, without interest, even though you may otherwise wish to invest, and you will not have realized any benefit from the transaction.

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Certain securities qualification exemptions for secondary trading in California will not be available to investors with respect to the LROs.

We have been advised by the California Department of Corporations that the exemptions for secondary trading in California available under California Corporations Code Section 25104(h) will be withheld with respect to the LROs, although there may be other exemptions to cover private sales in California of a bona fide owner for his own account without advertising and without being effected by or through a broker-dealer in a public offering. Prospective investors are urged to consult their own legal advisors licensed to practice law in California with respect to secondary trading in the LROs.

Risks Related to the Developer, its Principal(s) and the Project

Real estate projects involve considerable risk, which may affect the Developer’s ability to make payments under its Loan.

Real estate development projects are inherently risky, and the risks they involve may affect the Developer’s ability to make payments under its Loan. The risks involved in real estate development projects include the following:

•	changes in the general economic climate and market conditions;

•	complications involving the renovation or redevelopment of the real estate property connected to the Project;

•	limited availability of mortgage funds or fluctuations in interest rates which may render the sale and refinancing of the real estate property corresponding to the Project difficult;

•	unanticipated increases in real estate taxes and other operating expenses;

•	environmental considerations;

•	zoning laws and other governmental rules and policies; and

•	uninsured losses including possible acts of terrorism or natural disasters.

The success of the Project is dependent on the performance of third parties, including the Developer and its Principal(s), over which we have no control.

We will issue a commercial loan to the Developer to fund the Project. The Developer owns and controls the Project and is responsible for various management functions that are essential to the success of the Project. The Principal(s) of that borrowing entity control and operate it. Poor management on the part of the Developer, or its Principals, could adversely affect the financial performance of the Project or expose the Project to unanticipated operating risks, which could reduce the Project cash flow and adversely affect the Developer’s ability to repay the Loan.

We have limited experience in developing real estate projects.

If the Developer is unable to repay its obligations under the Loan, we may foreclose on the real estate property. Although we will seek out purchasers for the property, we may have to take an active role in the management of the Project. Prospective investors should consider that we and our management have not previously managed real estate development projects. No assurances can be given that we can operate the Project profitably.

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Credit information may be inaccurate or may not accurately reflect the creditworthiness of the Developer or its Principals, which may cause you to lose part or all of the Purchase Amount you pay for a LRO.

We obtain credit information about the Principals of the Developer from consumer reporting agencies, such as TransUnion, Experian or Equifax. A credit score assigned to a Principal may not reflect the actual creditworthiness of the Developer or its Principals. (Although the Principal(s) are not personally liable for making payments under the Loan, we believe his or her FICO credit score is a relevant factor in understanding the individual practices regarding debt management of the persons who will ultimately be responsible for managing the Project and servicing the debt.) In addition, we do not verify the information obtained from the credit report and the credit score of the Principal may be based on outdated, incomplete or inaccurate consumer reporting data. Additionally, there is a risk that, after we have completed our credit review, the Principal may have:

•	become delinquent in the payment of or defaulted under an outstanding obligation;

•	taken on additional debt; or

•	sustained other adverse financial events.

Inaccuracies in the credit information obtained or subsequent events that materially impact the ability to repay the Loan or reduce creditworthiness may increase the risk that the Developer will default on its Loan, which will increase the risk that the LROs will not be repaid in full.

Information supplied by Developers, including information on the Project Summaries, may be inaccurate or intentionally false.

Developers supply a variety of information that is included in this Offering Circular and the Project Summaries. We do not independently verify all of the information provided by borrowers during the application and underwriting process, and, although in connection with the Loan Agreement borrowers represent and warrant to us as to the accuracy of such information, it may nevertheless be inaccurate or incomplete. For example, we generally do not independently verify certain of the information about the financial condition and past business experience of the Developer and business experience of its Principals, including much of the data contained in the Borrower Summary (Box H) of the Project Summary, the proposed costs of a given construction project or the capabilities, and the experience of any contractors or sub-contractors. Further, the information the Developers supply may be inaccurate or intentionally false. Developers may misrepresent their intentions for the use of Loan Proceeds, and, if such misrepresentations negatively impact the Developer’s ability to make its payments under the Loan, we may not be able to make corresponding payments under the terms of the LROs. See “Description of the Company’s Business—Our Loans to Developers— Due Diligence and Authentication” for the commercially reasonable efforts we use to verify or authenticate certain information provided to us and representations made by the Developers.

Other than as discussed below in “Description of the Company’s Business—Our Loans to Developers— Due Diligence and Authentication”, we do not independently verify the information provided to us by borrowers, and it may be inaccurate or incomplete. If you rely on false, misleading or unverified information supplied by borrowers in deciding to purchase LROs, you may lose part or the entire Purchase Amount you pay for a LRO and our reputation may be harmed. Project Summaries and borrower information available on our Platform and in this Offering Circular with respect to the LROs being offered hereby is subject to Rule 10b-5 of the Exchange Act and to the liability provisions of the Securities Act. Potential investors should note that on occasion courts have taken the position that plaintiffs who have failed to exercise adequate caution in analyzing the risks associated with reliance upon unverified information may be precluded from asserting a claim for misrepresentation. Although the Company does not believe this would impact its overall liability under Rule 10b-5 of the Exchange Act and the liability provisions of the Securities Act for information provided to you in connection with this Offering, we advise you that your recourse may be limited in the event information that is self-reported and not independently verified by us turns out to be false or misleading.

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We have an incentive to take on as many Projects as possible, which could impair our ability to devote adequate attention and resources to collection of outstanding Loan Payments.

A significant portion of our revenues is derived from origination and servicing fees generated through financing of Projects. As a result, we have an incentive to finance as many Projects as possible to maximize the amount of origination and servicing fees we are able to generate. Increased Project volume increases the demands on our management resources and our ability to devote adequate attention and resources to the collection of outstanding Loan Payments. In the event that we take on Project volumes that exceed our ability to service outstanding Loans, our ability to make timely payments on the LROs will suffer.

We do not take any specific actions to monitor how funds are spent after they have been disbursed to the Developers.

When we finance a Project, our primary assurance that the financing proceeds will be properly spent by the Developer is the contractual covenants agreed to by the Developer and the business history and reputation of the Developer. We typically implement a Draw process for Loans (and always do so for Loans in excess of $50,000 unless an amount greater than $50,000 is needed for the acquisition of a property), which mitigates some risk of mishandling of funds by the Developer. However, we do not and cannot control how the Loan Proceeds will be used by Developers. Should the proceeds of a financing be diverted improperly, the Project might become insolvent, which could cause the purchasers of the corresponding LROs to lose their entire investment.

Risks Related to the Company and our Platform

Our auditor has expressed substantial doubt about our ability to continue as a going concern.

Our financial statements for the periods ended December 31, 2013 and December 31, 2014, include a going concern note from our auditors. We incurred a net loss during the period from January 28, 2013 (inception) through December 31, 2013, and had an accumulated deficit as of December 31, 2013 of $135,471, and incurred a net loss from January 1, 2014 through December 31, 2014 and had an accumulated deficit of $1,755,741 as of December 31, 2014. We incurred a net loss during the six-month period ended June 30, 2015, and had an accumulated deficit as of June 30, 2015 of $2,704,007. In view of these matters, our ability to continue as a going concern is dependent upon our ability to increase operations and to achieve a level of profitability. Since its inception, we have financed our operations through debt and equity financings. We intend to continue financing our future activities and our working capital needs largely from private financing from individual investors and venture capital firms until such time that funds provided by operations are sufficient to fund working capital requirements. The failure to obtain sufficient debt and equity financing and to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve our business objective and continue as a going concern.

Our independent auditors recently identified a material weakness in our internal control over financial reporting, which, if not remedied, could have a significant adverse effect on our ability to report our financial results accurately and timely in the future.

Our independent auditors identified a material weakness in our internal controls in connection with the preparation of our financial statements and the audit of our financial results for 2014, which management is taking steps to remediate. See “Management Discussion and Analysis—Material Weakness in Internal Controls” for more information. There can be no assurance that any measures taken will remediate the identified material weakness, nor can there be any assurance as to how quickly management will be able to remediate the weakness. Failure to achieve and maintain an effective internal control environment could prevent us from providing reliable and accurate financial information and forecasts or from avoiding or detecting fraud.

We have a limited operating history. As a company in the early stages of development, we face increased risks, uncertainties, expenses and difficulties.

We have a limited operating history. We were originally formed in January 2013 as Fomentum Labs LLC and converted into a North Carolina corporation in July 2013. Effective August 5, 2014, we changed the domiciliary state of the corporation to Georgia under the name Groundfloor Finance Inc. Our Platform has been operated in its current form only since November 2013. We formed Groundfloor Properties GA LLC (“Groundfloor GA”) in August 2013 for the purpose of issuing nonrecourse promissory notes (“Georgia Notes”) corresponding to commercial real estate loans entered into by Groundfloor GA to residents of Georgia. Groundfloor GA began offering these investment opportunities to residents of Georgia through our Platform in November 2013. Following the qualification of our first offering statement on Form 1-A on August 31, 2015, we began a multistate offering of LROs through our Platform in September 2015. We do not intend to issue any additional Georgia Notes.

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For our business to be successful, the number of real estate development projects we finance will need to increase, which will require us to increase our facilities, personnel and infrastructure to accommodate the greater servicing obligations and demands on our Platform. Our Platform is dependent upon our website to maintain current listings and transactions in the LROs and the Georgia Notes. We must constantly update our software and website, expand our customer support services and retain an appropriate number of employees to maintain the operations of our Platform, as well as to satisfy our servicing obligations on the Loans and make payments on the LROs and the Georgia Notes. If we are unable to increase the capacity of our Platform and maintain the necessary infrastructure, you may experience delays in receipt of payments on the LROs and periodic downtime of our systems.

We are also subject to other risks and uncertainties related to engaging in a public offering that may affect our business.

We are subject to additional risks and uncertainties in connection with engaging in a public offering of the LROs. These risks and uncertainties include:

•	the potential for increased scrutiny by federal and state regulatory agencies;

•	the greater likelihood of facing civil liability claims for alleged violations of federal and state securities laws;

•	the increasing costs connected with managing our growing business and portfolio of Loans;

•	the impact of greater media attention, including the possibility of negative commentary of our business model by other market participants such as traditional financial institutions;

•	the costs of qualifying our offerings with federal and state regulators;

•	the time commitment for our management to qualify our offerings, which takes focus away from operating our business;

•	navigating complex and evolving regulatory and competitive environments;

•	increasing the number of investors utilizing our Platform;

•	increasing the volume of Loans facilitated through our Platform and fees received from Developers;

•	continuing to develop, maintain and scale our Platform;

•	effectively using limited personnel and technology resources;

•	effectively maintaining and scaling our financial and risk management controls and procedures;

•	maintaining the security of our Platform and the confidentiality of the information provided and utilized across our Platform; and

•	attracting, integrating and retaining an appropriate number of qualified employees.

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We will need to raise substantial additional capital to fund our operations, and, if we fail to obtain additional funding, we may be unable to continue operations.

At this early stage in our development, we have funded substantially all of our operations with proceeds from private financings from individual investors and venture capital firms. To date, we have raised approximately $2.4 million through private sales of convertible debt and preferred stock. To continue the development of our business, we will require substantial additional funds. To meet our financing requirements in the future, we may raise funds through equity offerings, debt financings or strategic alliances. Raising additional funds may involve agreements or covenants that restrict our business activities and options. Additional funding may not be available to us on favorable terms, or at all. If we are unable to obtain additional funds, we may be forced to reduce or terminate our operations.

Our ability to generate significant revenues from the actual operation of our Platform in the near future is limited by the requirement that offerings of LROs be registered on Form S-1, qualified under Regulation A or offered pursuant to another exemption from registration. At present, sales of LROs under Tier I of Regulation A are capped at $20 million during any 12-month period. Although the Jumpstart Our Business Startups Act (the “JOBS Act”) provides for the limit to be increased to $50 million under Tier II of Regulation A, the increase would trigger on-going compliance requirements. It has historically taken significant time to complete the Registration A registration and/or qualification process, and it is too early in the adoption of the new Regulation A offering process to determine whether that time may now be reduced. This delay can make it difficult for us to identify Developers that can defer the need for financing for particular Projects through such a long timeframe. If we are unable to identify Projects to finance as a result, it will impact our ability to make investment opportunities available through our Platform and to generate revenues.

We have incurred net losses in the past and expect to incur net losses in the future. If we become insolvent or bankrupt, you may lose your investment.

We have incurred net losses in the past, and we expect to incur net losses in the future. Our accumulated deficit was $135,471 as of December 31, 2013, $1,755,741 as of December 31, 2014 and $2,704,007 as of June 30, 2015. We have not been profitable since our inception, and we may not become profitable. In addition, we expect our operating expenses to increase in the future as we expand our operations. If our operating expenses exceed our expectations, our financial performance could be adversely affected. If our revenue does not grow to offset these increased expenses, we may never become profitable. In future periods, we may not have any revenue growth or our revenue could decline. Our failure to become profitable could impair the operations of our Platform by limiting our access to working capital to operate our Platform. If we were to become insolvent or bankrupt, it is likely that we would default on our payment obligations under the LROs, and you may lose your investment.

Our financing is a new lending method and our Platform has a limited operating history. Developers may not view or treat their obligations to us as having the same significance as loans from traditional lending sources, such as bank loans, and the Loans may have a higher risk of default than loans of borrowers with similar credit scores to other lenders.

The expected investment return on the LROs depends on borrowers making payments under their Loans in a timely and complete manner. Developers may not view our lending obligations originated on our Platform as having the same significance as other credit obligations arising under more traditional circumstances, such as loans from banks or other commercial financial institutions. If a Developer neglects, or chooses not to meet, its payment obligations upon which a LRO Payment is dependent, you may not be able to recover any portion of your investment in a LRO.

If we were to become subject to a bankruptcy or similar proceeding, the rights of the holders of the LROs could be uncertain, and the recovery, if any, of a holder of a LRO may be substantially delayed and substantially less than the amounts due and to become due on the LRO.

In the event of our bankruptcy or a similar proceeding, the rights of investors to continue receiving payments on the LROs could be subject to the following risks and uncertainties:

•	Developers may delay payments to us on account of Loans because of the uncertainties occasioned by a bankruptcy or similar proceeding of the Company, even if the Developers have no legal right to do so, and such delay could reduce, at least for a time, the funds that might otherwise be available to pay the LROs corresponding to those Loans.

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•	Our obligation to continue making payments on the LROs would likely be suspended or delayed even if the funds to make such payments were available. Because a bankruptcy or similar proceeding may take months or years to complete, even if the suspended payments were resumed, the suspension might effectively reduce the value of any recovery that a holder of a LRO might receive by the time such recovery occurs.

•	The LROs are unsecured, and investors do not have a security interest in the corresponding Loan Payments. Accordingly, the holders of LROs may be treated as general unsecured creditors and thus be required to share the proceeds of Loan Payments with our other general unsecured creditors. If such sharing of proceeds is deemed appropriate, those proceeds that are either held by us in the clearing account at the time of the bankruptcy or similar proceeding of the Company, or not yet received by us from Developers at the time of the commencement of the bankruptcy or similar proceeding, may be at greater risk than those proceeds that are already held by us in the investor account at the time of the bankruptcy or similar proceeding. To the extent that proceeds of the corresponding member loan would be shared with other creditors of the Company, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your LRO.

•	In a bankruptcy or similar proceeding of the Company, it is possible that a LRO could be deemed to have a right of payment only from proceeds of the corresponding Loan and not from any other assets of the Company, in which case the holder of the LRO may not be entitled to share the proceeds of such other assets of the Company with other creditors of the Company, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the Loan corresponding to the LRO. Alternatively, it is possible that a LRO could be deemed to have a right of payment from both the Loan corresponding to the LRO and from some or all other assets of the Company, in which case the holder of the LRO may be entitled to share the proceeds of such other assets of the Company with other creditors of the Company, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the Loan corresponding to the LRO. To the extent that proceeds of such other assets would be shared with other creditors of the Company, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your LRO.

•	If a Developer has made payments under its Loan to us before the bankruptcy proceedings are commenced and those funds are held in our clearing account and have not been used by us to make payments on the LROs, there can be no assurance that we will be able to use such funds to make payments on the LROs.

•	If a bankruptcy proceeding commences after payment for the LROs has been made, holders of the LROs may not be able to obtain a return of the funds they have committed even if the offering proceeds have not yet been used to fund the corresponding Loan Project.

•	Our ability to transfer servicing obligations to a back-up servicer may be limited and subject to the approval of the bankruptcy court or other presiding authority. The bankruptcy process may delay or prevent the implementation of back-up servicing, which may impair the collection of Loan Payments to the detriment of the LROs. See the risk titled “If we were to cease operations or enter into bankruptcy proceedings, the servicing of the Loans and the LROs would be interrupted or may halt altogether . . .” below for more information on these risks.

If we were to cease operations or enter into bankruptcy proceedings, the servicing of the Loans and the LROs would be interrupted or may halt altogether.

If we were to become subject to bankruptcy or similar proceedings or if we ceased operations, we, or a bankruptcy trustee on our behalf, might be required to find other ways to service the Loans and the LROs. Such alternatives could result in delays in the disbursement of payments on your LROs or could require payment of significant fees to another company to service the Loans and the LROs. Since we have not entered into any back-up servicing agreements, if we were to cease operations or otherwise become unable to service the Loans and LROs without transferring such Loans to another entity, the operation of our Platform and the servicing of the Loans and LROs would be interrupted and may halt altogether unless another way to service the Loans and LROs on behalf of investors was secured.

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If we filed under Chapter 11 of the Bankruptcy Code, it is possible that we would be able to continue to service the Loans during reorganization. If, on the other hand, we were to file under Chapter 7 of the Bankruptcy Code, or if an attempted reorganization under Chapter 11 should fail and the bankruptcy case be converted to Chapter 7, the bankruptcy trustee would have the obligation to administer the bankruptcy estate. As part of such administration, the bankruptcy trustee, subject to bankruptcy court approval, may elect to continue to service the Loans or to transfer the right to such servicing to another entity for a fee. Either option would likely result in delays in the disbursement of payments on your LROs and could require the bankruptcy trustee to pay significant fees to another company to service the Loans and the LROs, ultimately decreasing the amounts available to be paid on corresponding LROs. Alternatively, the bankruptcy trustee may elect to cease servicing functions altogether.

In the event that we cease operations or enter into bankruptcy proceedings, recovery by a holder of a LRO may be substantially delayed while back-up servicing is secured, if possible, and such recovery may be substantially less than the amounts due and to become due on the LRO.

In a bankruptcy or similar proceeding of the Company, there may be uncertainty regarding the rights of a holder of a LRO, if any, to access funds in your funding account.

We currently maintain the funding account at Wells Fargo “for the benefit of” our investors. This so-called “Investor FBO Account” is a pooled account titled in our name “for the benefit of” the investors who purchase LROs issued by us. We believe that amounts funded by investors into the Investor FBO Account are unlikely to be subject to claims of our creditors other than the investors for whose benefit the funds are held, since beneficial ownership of those funds rests with the investors. However, we have legal title to the Investor FBO Account and the attendant right to administer the Investor FBO Account, each of which would be the property of our bankruptcy estate. As a result, if we became a debtor in a bankruptcy or other similar proceeding, the legal right to administer the funds in the Investor FBO Account would vest with the bankruptcy trustee, debtor in possession or similar representative of the estate. In that case, investors may have to seek a court order lifting the automatic stay or otherwise permitting them to withdraw their funds. Investors may suffer delays in accessing their funds in the Investor FBO Account as a result. Moreover, U.S. bankruptcy courts and courts overseeing similar proceedings have broad powers, and a court could determine that some or all of such funds were beneficially owned by us and therefore that they became available to our creditors generally.

In a bankruptcy or similar proceeding of a Developer, there may be uncertainty regarding our rights, if any, to access on your behalf any remaining unallocated funds in the Developer’s sub-account.

We deposit the Loan Proceeds not advanced to the Developer in the Developer FBO Account. Under normal circumstances, in the event the corresponding Loan is discharged or cancelled before all Draws have been completed, we would return to each holder of the corresponding LROs an amount equal to such holder’s pro rata share of any portion of the Loan Proceeds not yet disbursed to the Developer. This may not occur in the event of the Developer’s bankruptcy or other similar proceeding. We believe that amounts held in a Developer’s sub-account could be subject to claims of such Developer’s creditors in the event of its bankruptcy or other similar proceeding or such funds could be used by a debtor in possession to fund its on-going operations or reorganization. Although we typically would have the senior lien on the underlying assets, and therefore should have first priority to receive the funds out of the insolvent Developer’s estate arising from that lien, we expect that our ability to disburse funds out of the Developer FBO Account may be prevented by a court and at minimum will be significantly delayed while we seek a court order lifting the automatic stay or other such relief permitting us to withdraw the funds on your behalf. Our ability to retrieve such funds may be even more tenuous in the event we have taken a second or junior lien on the underlying assets. As such, investors may never receive or may suffer delays in receiving such funds in the event of a Developer’s bankruptcy or similar proceeding.

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If the security of our investors and Developers’ confidential information stored in our systems is breached or otherwise subjected to unauthorized access, your secure information may be stolen, our reputation may be harmed, and we may be exposed to liability.

Our Platform stores the Developers’ and investors’ bank information and other personally-identifiable sensitive data. Any accidental or willful security breaches or other unauthorized access could cause your secure information to be accessed, publicly disclosed, or stolen and used for criminal purposes. Security breaches or unauthorized access to secure information could also disrupt our operations and subject us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in the relevant software are exposed and exploited, and, as a result, a third party or disaffected employee obtains unauthorized access to any investor’s or Developer’s data, our relationships with our investors will be severely damaged, and we could incur significant liability. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, we and the third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, and we could lose investors.

Our Platform may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions.

Our Platform may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. If a “hacker” were able to infiltrate our Platform, you would be subject to the increased risk of fraud or borrower identity theft and may experience losses on, or delays in the recoupment of amounts owed on, a fraudulently induced purchase of a LRO. Additionally, if a hacker were able to access our secure files, he or she might be able to gain access to your personal information. While we have taken steps to prevent such activity from affecting our Platform, if we are unable to prevent such activity, the value of your investment in the LROs could be adversely affected.

When you commit to purchase a LRO, you may commit funds toward your purchase up to 50 days prior to the time when your LRO is issued.

Once the Offering Period for a particular series of LROs commences, it will remain open for 30 days (unless it is fully subscribed with irrevocable funding commitments before the end of such period); however, we may extend that period in our sole discretion (with notice to potential investors) up to a maximum of 45 days. Investors’ commitments to purchase LROs become irrevocable following expiration of the Withdrawal Period. Commitments to purchase LROs made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn. The closing and funding of each Loan is expected to occur within five days of the end of the Offering Period or on such earlier date as the Offering of that series of LROs is fully subscribed with irrevocable funding commitments. During the period between the time of your commitment and the time when your LRO is issued, you may not have access to the funds debited from your funding account or placed in escrow for closing. Because your funds do not earn interest, the delay in issuance of your LRO will have the effect of reducing the effective rate of return on your investment.

We rely on third-party banks and money transfer agents. If we are unable to continue utilizing these services, our business and ability to service the Loan may be adversely affected.

Because we are not a bank, we cannot belong to or directly access the Automated Clearing House (“ACH”) payment network, and we must rely on third-party payment agents and other FDIC-insured depository institutions to process our transactions, including payments of Loans and remittances to holders of LROs. We currently use the services of Synapse Payments LLC and Wells Fargo for these purposes, but may change vendors at any time without prior notice to investors. Under the ACH rules, if we experience a high rate of reversed transactions (known as “chargebacks”), we may be subject to sanctions and potentially disqualified from using the system to process payments.

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Any significant disruption in service on our website or in our computer systems could reduce the attractiveness of our Platform and result in a loss of users.

If a catastrophic event resulted in a Platform outage and physical data loss, our ability to perform our servicing obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of our technology and our underlying hosting services infrastructure are critical to our operations, level of customer service, reputation and ability to attract new users and retain existing users. Our hosting services infrastructure is provided, owned, and operated by a third party (the “Hosting Provider”). We also maintain a backup system at a separate location that is owned and operated by a third party. Our Hosting Provider does not guarantee that our users’ access to our website will be uninterrupted, error-free or secure. Our operations depend on our Hosting Provider’s ability to protect its and our systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If our arrangement with our Hosting Provider is terminated, or if there is a lapse of service or damage to its facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our service, whether as a result of our Hosting Provider or other third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to service the Loan or maintain accurate accounts, and could harm our relationships with our users and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage at a Hosting Provider facility. These factors could prevent us from processing or posting payments on the Loan or the LROs, damage our brand and reputation, divert our employees’ attention, and cause users to abandon our Platform.

Events beyond our control may damage our ability to maintain adequate records, maintain our Platform or perform our servicing obligations.

If a catastrophic event resulted in our Platform outage and physical data loss, our ability to perform our servicing obligations would be materially and adversely affected. Similar events impacting third-party service providers that our operations depend on, such as our Hosting Provider or our payment vendor(s), could materially and adversely affect our operations. Such events could include, but are not limited to, fires, earthquakes, terrorist attacks, natural disasters, computer viruses and telecommunications failures. We store back-up records in offsite facilities located in third-party, off-site locations. If our electronic data storage and back-up storage system or those of our third-party service providers are affected by such events, we cannot guarantee that you would be able to recoup your investment in the LROs.

Investors will have no control over the Company and will not be able to influence our corporate matters.

The LROs grant no equity interest in us to purchasers, nor do they give purchasers the ability to vote on or influence our corporate decisions. As a result, our shareholders will continue to exercise 100% voting control over all of our corporate matters, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of the Company or our assets.

The LROs will not restrict our ability to incur additional indebtedness.

We have substantially financed our operations through the issuance of convertible notes, which converted to shares of Series Seed Preferred Stock pursuant to the terms of the Note Conversion Agreement, dated December 5, 2014. If we incur additional debt after the LROs are issued, it may adversely affect our creditworthiness generally and could result in our financial distress, insolvency or bankruptcy. As discussed above, our financial distress, insolvency or bankruptcy could impair your ability to receive the payments you expect to receive on your LROs.

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We are not subject to the banking regulations of any state or federal regulatory agency.

We are not subject to the periodic examinations to which commercial banks, savings banks and other thrift institutions are subject. Consequently, our financing decisions and our decisions regarding establishing loan loss reserves are not subject to period review by any governmental agency. Moreover, we are not subject to banking regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Risks Related to the Tax Treatment of the LROs

The U.S. federal income tax consequences of an investment in the LROs are uncertain.

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the LROs or instruments similar to the LROs for U.S. federal income tax purposes. However, although the matter is not free from doubt, we intend to treat the LROs as our indebtedness for U.S. federal income tax purposes. As a result of such treatment, the LROs will have OID for U.S. federal income tax purposes because payments on the LROs are dependent on payments on the corresponding Loan. Further, a holder of a LRO will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as the interest on the corresponding Loan accrues (which may be in advance of corresponding installment payments on the LRO), regardless of such holder’s regular method of accounting. This characterization is not binding on the IRS, and the IRS may take contrary positions. Any differing treatment of the LROs could significantly affect the amount, timing and character of income, gain or loss in respect of an investment in the LROs. Accordingly, all prospective purchasers of the LROs are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the LROs (including any possible differing treatments of the LROs).

The LROs could be treated as contingent payment debt instruments for U.S. federal income tax purposes.

The LROs could be subject to Treasury regulations under which they will be treated as contingent payment debt instruments for U.S. federal income tax purposes. Should this occur, you may recognize interest income on the LROs significantly in excess of the effective interest payments received thereon. Also, under these Treasury regulations, a U.S. holder generally will recognize ordinary income, rather than capital gain, on a sale, exchange, conversion, repurchase or redemption of a LRO.

Our ability to make payments on a LRO may be affected by our ability to match the timing of our income and deductions for U.S. federal income tax purposes.

Our ability to make payments on a LRO may be affected by our ability, for U.S. federal income tax purposes, to match the timing of income we receive from a corresponding Loan and the timing of deductions that we may be entitled to in respect of payments made on the LROs that we issue. For example, if the LROs, but not the corresponding Loan, are treated as contingent payment debt instruments for U.S. federal income tax purposes, there could be a potential mismatch in the timing of our income and deductions for U.S. federal income tax purposes, which could affect our ability to make payments on the LROs.

If the IRS disagrees with our characterization of the LROs for tax purposes, our ability to make payments on the LROs could be adversely affected.

The IRS is not bound by our characterization of the LROs, and it could treat the corresponding Loan as a debt owed to us (with interest received being treated as taxable income to us) but treat the LROs as equity (with interest payments being treated as nondeductible). Were this to occur, we would have taxable income without an offsetting deduction, and the additional tax obligations owed by us would reduce the cash available for payment of the LROs. As a result, we could be unable to fully repay the LROs even if the corresponding Loan Payments were repaid in full.

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Risks Related to Compliance and Regulation

If we are required to register under the Investment Company Act or the Investment Advisors Act of 1940, or become subject to the SEC’s regulations governing broker-dealers, our ability to conduct our business could be materially and adversely affected.

The SEC heavily regulates the manner in which “investment companies,” “investment advisors,” and “broker-dealers” are permitted to conduct their business activities. We believe we have conducted our business in a manner that does not result in the Company being characterized as an investment company, an investment advisor or a broker-dealer, as we do not believe that we engage in any of the activities described under Section 3(a)(1) of the Investment Company Act of 1940 or Section 202(a)(11) or the Investment Advisor’s Act of 1940 or any similar provisions under state law, or in the business of (i) effecting transactions in securities for the account of others as described under Section 3(a)(4)(A) of the Exchange Act or any similar provisions under state law or (ii) buying and selling securities for our own account, through a broker or otherwise as described under Section 3(a)(5)(A) of the Exchange Act or any similar provisions under state law. We intend to continue to conduct our business in such manner. If, however, we are deemed to be an investment company, an investment advisor, or a broker-dealer, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would affect our business to a material degree.

Our Loan origination and servicing activities are subject to extensive federal, state and local regulation that could adversely impact our operations.

We must comply with regulatory regimes, including those applicable to mortgage lending transactions, various aspects of which are untested as applied to our Platform. Certain state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other federal and state laws may apply to the origination and servicing of Loans originated through our Platform.

In particular, through the Platform, we may be subject to laws, including but not limited to:

•	state laws and regulations that require us to obtain licenses to originate Loans or which may impose requirements related to Loan disclosures and terms, debt collection and unfair or deceptive business practices; the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any applicable state law;

•	the Bankruptcy Code, which limits the extent to which creditors may seek to enforce debts against parties who have filed for bankruptcy protection;

•	the Electronic Fund Transfer Act and Regulation E promulgated thereunder, which provide guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts; and

•	the Electronic Signatures in Global and National Commerce Act and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures.

We may not always have been, and may not always be, in compliance with these laws. Compliance with these laws is also costly, time-consuming and limits our operational flexibility.

Failure to comply with these laws and regulatory requirements applicable to our business may, among other things, have a negative impact on our ability to originate and service Loans or maintain our Platform. In addition, any non-compliance could subject us to damages, revocation of required licenses, class action lawsuits, administrative enforcement actions, rescission rights held by investors in securities offerings and civil and criminal liability, which may harm our business and our ability to maintain our Platform and may result in Developers rescinding their Loans.

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Where applicable, we seek to comply with state mortgage licensing, servicing and similar statutes. All of the Loans covered by this Offering Circular are for Projects located in jurisdictions where we can operate without the need for a license. We are aware that making Loans in other U.S. jurisdictions will trigger local licensing requirements. We plan to work with local counsel in such jurisdictions to determine whether any licenses are required and will seek to obtain such licenses and will comply with the relevant regulatory requirements before facilitating Loans to Developers in any such jurisdiction. If we are found to not comply with applicable laws, we could lose one or more of our licenses or authorizations or face other sanctions or be required to obtain a license in such jurisdiction, which may have an adverse effect on our ability to continue to facilitate Loans through our Platform, perform our servicing obligations or make our Platform available to Developers in particular states, which may harm our business.

If our Platform was found to violate a state’s usury laws, we may have to alter our business model and our business could be harmed.

The interest rates that are charged to Developers and that form the basis of payments to investors through our Platform must comply with the usury law of the jurisdiction where we originate each Loan. There is no uniformity among the states on the amount of interest that may be charged on commercial real estate lending. As a result, we must monitor the interest rate limitations imposed by each jurisdiction where we originate Loans to ensure compliance, which reduces our operating efficiency and may impact the attractiveness of our Loans to investors as well as our ability to apply late charges and penalty and default interest. In addition, if a Developer were to successfully bring claims against us for state usury law violations, and the rate on that Developer’s Loan was greater than that allowed under applicable state law, we could be subject to fines and penalties, which could possibly result in a decline in our operating results.

Increased regulatory focus could result in additional burdens on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory investigations of the trading and other investment activities of alternative investment funds. Such investigations may impose additional expenses on us, may require the attention of senior management and may result in fines if we are deemed to have violated any regulations.

As Internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As Internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to lending. The costs to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be required to pass along those costs to our investors in the form of increased fees. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of commercial financing, which would adversely affect the viability of our business model.

YOU SHOULD CONSULT WITH YOUR OWN ATTORNEYS, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO THE LEGAL, TAX, ACCOUNTING AND OTHER CONSEQUENCES OF AN INVESTMENT IN THE LROS.

PURSUANT TO INTERNAL REVENUE SERVICE CIRCULAR NO. 230, BE ADVISED THAT ANY FEDERAL TAX ADVICE IN THIS COMMUNICATION, INCLUDING ANY ATTACHMENTS OR ENCLOSURES, WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY ANY PERSON OR ENTITY TAXPAYER, FOR THE PURPOSE OF AVOIDING ANY INTERNAL REVENUE CODE PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON OR ENTITY. SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION(S) OR MATTER(S) ADDRESSED BY THE WRITTEN ADVICE. EACH PERSON OR ENTITY SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular, including the sections entitled “Risk Factors,” “Description of the Company’s Business,” “The LROs Covered by this Offering Circular,” “Plan of Distribution” and “Use of Proceeds,” contain forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions. These forward-looking statements include, but are not limited to, statements concerning us, risk factors, plans and projections. You should not rely upon forward-looking statements as predictions of future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Offering Circular may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Offering Circular to conform these statements to actual results or to changes in our expectations.

You should read this Offering Circular, including the Project Summaries beginning on page PS-1 of this Offering Circular and the form of LRO Agreement beginning on page LRO-1 of this Offering Circular, and the documents that we reference in this Offering Circular and have filed with the SEC as exhibits to the Form 1-A of which this Offering Circular is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

INVESTOR SUITABILITY REQUIREMENTS

The LROs offered under this Offering Circular may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (i) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (ii) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

DESCRIPTION OF THE COMPANY’S BUSINESS

Overview

Our Company

We operate an online investment platform (“Platform”) designed to source financing for real estate development projects. Through our Platform, investors can choose between multiple real estate development investment opportunities (each, a “Project”) and developers of the Projects (each, a “Developer”) can obtain financing. The intended focus of the lending program is the commercial market for lending to developers of residential and small commercial real estate projects owned and occupied by parties other than the Developer (or its Principal(s)). Proceeds from the Loans typically will be applied toward the Project’s acquisition and/or renovation or construction costs. In some circumstances, we may permit a portion of the proceeds from the Loan to be used by the Developer to offset a portion of the purchase price of the property, but such offset will then reduce its amount of “skin-in-the-game” the Developer would have in the Project (see below under “Description of the Company’s Business—Our Loans to Developers— Credit Risk and Valuation Assessment—Our Grading Algorithm—Skin-in-the-Game”).

To date, we have only offered loans to finance residential real estate projects, and all of the LROs being offered under this Offering Circular relate to residential real estate Projects. As a result, the discussions of our operations, due diligence and other aspects of this Offering described herein are designed specifically for residential projects.

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We were formed as a North Carolina limited liability company in January 2013 and converted to a North Carolina corporation in July 2013. Effective August 5, 2014, we changed our domiciliary state to Georgia and changed the company name to Groundfloor Finance Inc.

We formed Groundfloor GA as a Georgia limited liability company and our wholly-owned subsidiary in August 2013 for the purpose of issuing Georgia Notes to residents of Georgia pursuant to the intrastate offering exemption under Section 3(a)(11) of the Securities Act and corresponding statutes, rules and regulations in Georgia. As of September 30, 2015, Groundfloor GA has issued an aggregate of approximately $1,890,150 in Georgia Notes to investors who are residents of Georgia in connection with 36 real estate development projects financed by commercial loans from Groundfloor GA to Developers in Georgia. Following the qualification of our first offering statement on Form 1-A on August 31, 2015, we began a multistate offering of LROs through our Platform in September 2015. We do not intend to issue any additional Georgia Notes. As of September 30, 2015, we are in the final stages of issuing an aggregate of approximately $355,000 in LROs in connection with five real estate development projects to be financed by commercial loans from Groundfloor to Developers pursuant to previously qualified offering statements. As of September 30, 2015, we are also in the process of offering an additional two separate series of LROs corresponding to the same number of Projects for which we intend to extend Loans pursuant to previously qualified offering statements. See “Management Discussion and Analysis—Overview” for additional information.

This Offering Circular relates to the issuance of LROs pursuant to Tier I of Regulation A (or available exemptions) under the Securities Act. Each series of LROs corresponds to a different Project to be financed by a commercial loan from us (each, a “Loan”). The specific terms for each series of LROs being offered under this Offering Circular are set forth in “The LROs Covered by this Offering Circular” beginning on page 93. See also the Project Summaries beginning on page PS-1 and the form of LRO Agreement beginning on page LRO-1. The amount of the LRO Payments owed to investors is dependent upon, and will not exceed, the amount of the Loan Payments the Company actually collects on the corresponding Loan. In each case, the Developer is the borrower with respect to each Loan.

The Loans and LROs

Generally, the Loans related to the LROs to be offered by us range between $15,000 and $500,000, at interest rates that range, subject to applicable law, between 5% and 26%, and mature six months to five years from the date when the Loan is made. The terms of each series of LROs generally correspond to those of the corresponding Loan. For example, assuming a Developer wishes to enter into a Loan covering $10,000, with an interest rate of 10% and a 12-month maturity date, the aggregate Purchase Amount of the LROs of the series corresponding to that Loan would be $10,000, with an Expected Return of 10% per annum, and a final payment date of 12 months from the date of issuance. The specific terms for each series of LROs being offered under this Offering Circular are set forth in “The LROs Covered by this Offering Circular” beginning on page 93. See also the corresponding Project Summary beginning on page PS-1 of this Offering Circular. We will fund each Loan out of the proceeds of the sale of the series of corresponding LROs.

In addition to issuing the LRO and funding the Loans, we will administer the Loans. The Loan Proceeds remain in the Developer FBO Account until disbursed pursuant to the terms of the Loan Agreement. We typically disburse amounts from the Loan Proceeds, less any fees and expenses included in the Loan Principal, to the Developer from time to time as Draws. We may (under limited circumstances, for instance if the Loan Principal is $50,000 or less or when an amount greater than $50,000 is needed for the acquisition of a property) advance the full amount of the Loan Proceeds to the Developer on the origination date of the Loan. The Developer will use the Loan Proceeds to complete the Project, repaying principal and interest (either as a balloon payment at maturity or on a monthly/quarterly basis) to us. Within five business days of our receipt of such amounts, we will make the LRO Payments on the corresponding series of LROs. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Developer, with respect to the Loan, and we may make LRO Payments out of any funds at our disposal.

It is expected that investors would profit from the interest earned on the Loan, as each holder of a LRO will be entitled to an Expected Return that corresponds to the interest rate applied to the corresponding Loan (including any adjustments that may be made to account for any default, modification, etc.), net of certain fees and expenses we retain. See “—Fees and Related Expenses” below.

We will take out a lien on the real estate underlying each Project to secure the Loan; however, investors in the corresponding series of LROs will not have any recourse against the Developer or its Principals. Your recourse against us is limited to the amount of any LRO Payments we owe you (as determined pursuant to the terms of the corresponding LRO Agreement). The specific terms for each series of LROs being offered under this Offering Circular are set forth in “The LROs Covered by this Offering Circular” beginning on page 93. See also the Project Summaries beginning on page PS-1 and the form of LRO Agreement beginning on page LRO-1.

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Example LRO and Expected Yield

By way of illustration, assume we approve an acquisition and construction Loan with the following terms: $100,000 in principal amount, with a 10% interest rate over a 12-month term, and a balloon payment upon maturity. We would offer LROs covering $100,000 in aggregate Purchase Amount, at an Expected Return of 10%, with the final payment date of 12 months following the date of issuance.

If the Developer elects to include our origination and servicing fees (of $4,000 or 4%) and closing expenses (of $1,000) in the Loan Principal, upon funding of the Loan by investors, the Developer’s FBO Account would be credited with $95,000 (equal to the entire Loan Principal of $100,000 less the $5,000 in fees and expenses, which we retain). Interest on the entire $100,000 would accrue during the 12-month term of the Loan, and at the end of that 12-month term (assuming there are no additional fees and expenses incurred by the Company and no prepayment or default by the Developer), the Developer would pay us a total of $110,000 (equal to the entire Loan Principal of $100,000, plus $10,000 of accrued interest). We would, within five business days of receipt of these funds, disburse to each holder of the corresponding series of LROs an amount equal to such holder’s pro rata share of $110,000 (the total Loan Payment we received from the Developer).

These payments are made directly into the investors’ funding accounts maintained on our Platform. (See “—How Our Platform Operates—Funding Accounts” and “—Project Funding and Payment of Expected Yield” below.)

Background

We have two types of customers: real estate developers who are in need of project financing and retail investors looking for investment opportunities.

Real estate is a trillion dollar industry in the United States.1 Real estate projects are financed through a variety of debt and equity transactions. We focus on financing real estate projects in the smaller market segments by providing debt financing. Our prototypical project is an unoccupied single family or multifamily renovation costing between $15,000 and $500,000 over six months to a year, to be sold upon completion. We offer term financing for the acquisition and development of real estate projects through the acquisition of land and/or an existing structure, for the purposes of new construction or renovation. In some circumstances, we may permit a portion of the proceeds from the Loan to be used by the Developer to offset a portion of the purchase price of the property, but such offset will then reduce its amount of “skin-in-the-game” the Developer would have in the Project (see below under “Description of the Company’s Business—Our Loans to Developers— Credit Risk and Valuation Assessment—Our Grading Algorithm—Skin-in-the-Game”). We may also provide Loans (for projects that have completed construction) intended to refinance other term debt or equity.

We provide an opportunity for retail investors to gain exposure to real estate investments by creating an investment product backed by secured real estate loans. On a risk adjusted basis, it is our belief that our LROs provide a competitive potential return for retail investors when compared to more conventional investment products.

Our Financing Model

Our business model serves as an alternative to, or substitute for, traditional sources of capital of financing for real estate projects with the aggregation of capital from investors using the Internet. Historically, real estate developers have utilized many sources of capital to finance projects, including traditional bank loans, equity investments, personal loans or borrowings, etc. We offer an alternative source of capital for real estate development projects, but one that is flexible enough to cover all of the costs associated with a particular project or to work in tandem with more traditional financing arrangements.

1 GDP-by-industry, Bureau of Econ. Analysis, http://www.bea.gov/iTable/iTable.cfm?ReqID=51&step=1#reqid=51&step=51&isuri=1&5114=a&5102=15.

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We believe that the advantages of our method of real estate financing include:

•	reduced project origination and financing request costs;

•	lower interest rates for financing of real estate projects;

•	attractive returns for investors;

•	the opportunity to promote community redevelopment by investing in local real estate projects; and

•	growing acceptance of the Internet as an efficient and convenient forum for investment transactions.

The Real Estate Project Development Process

A real estate project’s timeline can be divided into the following stages: Project Identification, Project Execution, and Project Stabilization or Exit.

Project Identification. During this phase, a developer must commit working capital to identify potential projects. Typically, projects can involve new construction or rehabilitation of an existing building. During this phase, the developer incurs certain planning and development costs as it undertakes the process of:

•	identifying a property to purchase for development or rehabilitation;

•	creating a development plan for a given property;

•	ensuring the feasibility of the development plan by checking zoning, tax records, undertaking environmental and engineering assessments, developing a construction plan and budget, etc.;

•	engaging contractors for specific aspects of the work that may be outsourced by the developer;

•	sourcing suppliers and vendors for materials and services in furtherance of the development plan; and

•	preparing information that will be required for a lender to underwrite project financing.

Project Execution. Once a project has been identified, the developer moves into the project execution phase. Financing arrangements may need to be put in place to cover the cost of acquiring the underlying property (such as the land for new construction or land and existing buildings(s) for rehabilitation or renovations).

Typically, real estate developers in the market segment that we address will utilize third-party engineering, procurement and construction services to complete projects. A general contractor, who is responsible for the majority of the work and the work undertaken by any subcontractors, is often engaged to complete the construction and development of a project. Alternatively, a developer may act as general contractor and undertake all or a portion of the work or engage subcontractors to do so. During this phase, the developer needs capital to pay contractors for work, suppliers for materials, and vendors for other goods and services. Construction timelines may vary depending upon the project size, the demand for contractors and other skilled trades, the availability of materials, and the ability of the developer to secure and deploy capital to ensure continued work on the project. The completion of construction is also dependent on inspections by government regulators to ensure projects meet building codes and any other regulations that are applicable in a given jurisdiction.

Project Stabilization or Exit. Following completion of construction and certification that a completed project meets any applicable codes and regulations, the developer must arrange to repay any development or construction finance that exists on the project. Repayment of existing financing arrangements may also occur before a project is completed, such as when a developer decides to refinance the project to take advantage of more favorable interest rates or for other reasons.

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If the project is to be stabilized, the developer may act as the landlord of the property and lease the property to use the rental income to repay financing obligations over time. The developer typically obtains a multi-year mortgage from a bank, and the proceeds of the new mortgage will be used to repay the existing construction loans. Banks may require the developer to find tenants for a completed project, although tenancy is not always a prerequisite for obtaining such financing. This is known as take-out or permanent financing, because the new bank mortgage takes out any construction financing and effectively becomes the primary debt obligation on the underlying property.

Alternatively, the developer may exit the project by selling it. If the developer decides to exit by sale, the property must be marketed. The proceeds of the sale will then be used to repay any financing that remains on the property. A less common exit strategy is for the developer to pay off any land acquisition or construction financing with cash. This cash may come from the sale of other properties in the developer’s portfolio or it may be cash on hand.

Refinancing arrangements and property sales are subject to a detailed closing process, whereby current lenders on the property (such as the Company) must release any liens they hold in favor of the new lender or the purchaser. These types of closings can take several weeks to complete.

Financing Projects through our Platform

We offer term financing for the acquisition and development of real estate projects in which we make a Loan to a real estate developer having a repayment term of six months to five years, at an annual fixed interest rate. The proceeds of this Loan may be applied toward the Project’s acquisition and/or renovation or construction costs. In some circumstances, we may permit a portion of the proceeds from the Loan to be used as a general credit facility for the business. We may also provide Loans (for projects that have completed construction) intended to refinance other term debt or equity. Where the loan is used to refinance other capital, it will function as bridge financing, it being understood that the Developer will obtain permanent financing at a later date. To date, we have only offered acquisition and construction financing on residential real estate projects. We anticipate that bridge financing arrangements will not differ materially from the terms of our acquisition and construction financing arrangements, except with respect to the maturity of the Loan. We expect bridge Loans to mature in three to five years.

The resulting Loans in all circumstances are secured by the underlying real estate assets owned by the Developer in connection with the particular Project. In most cases, our lien will be senior to the Developer’s other financing obligations. See “The LROs Covered by this Offering Circular” below for our lien position for each series of LROs offered under this Offering Circular. We confirm our lien position by conducting a title search of the property and obtaining title insurance on the property in connection with closing of the Loans, requiring the Developer to represent and warrant in the Loan Agreement that there are no other encumbrances on the property and through various diligence steps undertaken in the course of our underwriting process. If we are underwriting a second tier Loan, we may let the Developer provide us the results of a title search performed, and title insurance obtained, by the first lienholder within a month of the submitted Application in lieu of performing a separate title search and obtaining title insurance. Developers typically use cash generated from the sale of a completed project or leasing arrangements, cash which comes from the proceeds of take-out or permanent financing provided by another lender or, less commonly, cash on hand to make payments on the Loan.

The Loan Documents with each Developer will provide that such borrower’s obligations under the Loan are recourse, which means that, in the event of nonpayment, we may collect any outstanding amount owed for the debt from the Developer even after we have foreclosed on the collateral securing the debt. Even though the Loan obligations are recourse to the Developer, in most cases, the Developer’s assets are limited primarily to its interest in the related mortgaged property. Further, our remedies against the Developer may be limited by state law in certain jurisdictions. For instance, some jurisdictions restrict a mortgagee’s right to seek a deficiency against the borrower in the event the amount realized from a foreclosure sale is insufficient to repay the underlying debt, commonly referred to as anti-deficiency statutes. Moreover, in jurisdictions where deficiency actions are permitted, the burden of proof with respect to the adequacy of the amount realized from the foreclosure is often imposed on the party seeking the deficiency, such that deficiency actions may result in costly and protracted litigation. Further, some jurisdictions continue to apply the common-law doctrine of “election of remedies” pursuant to which a mortgagee must elect either to sue for recovery under the obligation or pursue foreclosure against the property subject to the mortgage lien. While such restrictions can frequently be waived as a matter of contract, the election of remedies doctrine represents a potential defense in certain circumstances. Since the Principals are not obligors under the Loan Documents, we are limited in seeking recourse for non-payment to the borrowing entity itself. If the Developer fails to make payments on the Loan and our remedy is limited to the value of the property securing the Loan, you may lose some, or all, of the expected yield on your LROs.

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Consideration of the Principal

We do not finance owner-occupied residential projects, nor do we make loans for any personal, family, or household purpose. All of our loans are commercial in nature. Although we only provide loans to legal entities (i.e., the Developer), due to the nature of the real estate development business and the smaller market segment we service, we nevertheless factor into our due diligence and underwriting process the background and experience of the individual(s) who own and operate the borrowing entity (i.e., the Principal(s)).

Some of our borrowers are large legal entities that have been in existence for many years and have been formed (by a single person, or less frequently, a number of individuals) for the purpose of managing multiple real estate projects. In this situation, the industry experience, performance history and financial position of the borrower itself may provide us with a significant amount of information to assess for purposes of our due diligence and underwriting process.

It is often the case, however, that a Principal with extensive experience developing real estate properties is simultaneously managing a number of separate projects through multiple legal entities. In this situation, the actual borrower may have been formed recently for the sole purpose of acquiring and developing the property and the number of years that entity has been in existence, as well as the financial data and number and types of projects that the borrowing entity has completed, is extremely limited.

In other circumstances, this may be the first venture for a Principal in the real estate development industry or the Principal may have limited experience in the type of project being considered. For example, a Principal may have successfully completed a number of small residential remodeling projects (or a “fix and flip”), but is now proposing to engage in extensive renovation or ground up construction projects.

Because of these different possibilities, we do not limit our due diligence and underwriting process only to information about the borrowing entity. Irrespective of the history of the borrowing entity, doing so would fail to capture important information (both favorable and unfavorable) about the Principal and his/her other real estate development activities that we believe should be considered in our underwriting process. For instance, if we only looked at the history of the borrower, we may fail to discover that the Principal has filed for personal bankruptcy during the past 12 months, which would be an automatic disqualification under our underwriting procedures. In fact, we want to encourage high quality, well-seasoned real estate developers to seek financing through our Platform because their projects are less risky than those sponsored by inexperienced or unsuccessful developers. If our underwriting process failed to give credit to the Principals for their hard work and good performance, we might misjudge the risks associated with the project.

Thus, in addition to considering the specific information with respect to the borrower under the loan, we also consider the creditworthiness (through a review of FICO scores) and broader experience of the Principal. This includes the Principal’s industry experience beyond real estate development per se (such as activities as a real estate broker or as a general contractor of residential projects), as well as the real estate development activities undertaken by the Principal (through the borrower and any other legal entities used for real estate development activities).

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How Our Platform Operates

Identification and Posting of Projects on Our Platform

The financing of a Project generally commences with a Principal of a Developer requesting financing through our Platform. He or she can go to a special landing page on our Platform where he or she may obtain a “Quick Rate Quote” by inputting certain project details into a web-based form. Based on this information, the Platform will provide an estimated interest rate, which represents the minimum interest rate we are prepared to offer. If the Principal is interested in pursuing a Loan through our Platform, he/she then registers with our Platform on behalf of the borrowing entity, agreeing to our Privacy Policy and Terms of Service. The Principal must then complete an on-line application (“Application”) on behalf of the borrowing entity so the Project will be assessed and the Loan underwritten prior to being listed on and offered through our Platform. Along with the Application, the borrowing entity must agree to a Master Services Agreement, which obligates it to supply truthful information to us in a timely fashion and outlines the process from Application intake to listing a Project on our Platform.

The Application generally requests the following information from the borrowing entity:

•	Background information about the borrowing entity, including:
o	name and address;
o	business organization type;
o	jurisdiction and date of formation (and number of years in business);
o	names, contact and background information of all Principals; and
o	whether the borrowing entity (or its Principals) has ever been subject to a bankruptcy, foreclosed on or involved in adverse litigation (including any formal action on a lien) with respect to any properties under its control.

•	Select historical and financial information about the borrowing entity, as well as experience and historical information about the Principal and other entities he or she operates:

•	Information about the Project, including:
o	legal address and a complete description of the property;
o	description of the project on an “as-completed basis” (meaning reflecting completion of the proposed repairs, renovations, enhancements, improvements and/or construction);
o	identity of any general contractors;
o	sources and uses, market data, blueprints, general contractor agreement, and project budget or Draw schedule;
o	description of any environmental risks related to the property (fire, soil erosion, etc.);
o	description of insurance held on the property;
o	description of any existing debt or encumbrances on the property;
o	amount of cash on hand to cover overruns; and
o	proof of insurance, title, studies, assessments.

•	Details about the financing being requested, including:
o	type of Project (acquisition, acquisition/rehabilitation, new construction/development, refinance, etc.);
o	detail of existing capital in the Project, current revenue and primary source(s) of financing;
o	Loan amount and repayment terms requested;
o	estimation of the projected after repair value of the Project (and documentation to support that projection); and
o	projected start and completion dates and date funding is needed.

Developers must represent and warrant to us in the Loan Agreement that none of the disclosures, statements, projections, materials, assertions or other communications made by them or provided to us contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained herein or therein not misleading.

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All information in the Application is collected through our Platform electronically. Our Loan Committee, currently comprised of our CEO, Mr. Brian Dally, Executive Vice President, Legal and Regulatory, Mr. Nick Bhargava, and Vice President of Customer Operations, Mr. Benjamin Armstrong (with input from a small group of real estate professionals who act as our outside advisors and local real estate attorneys), will review the Developer’s Application to determine first, whether it triggers any of our automatic disqualification criteria (see “—Our Loans to Developers—Preliminary Assessment—Automatic Disqualification” below) and, if not, whether it qualifies for consideration based on the quality of the Project, the current investor demand on our Platform and applicable regulatory restrictions.

If the Developer’s Application clears this preliminary review, our Loan Committee begins a more detailed assessment of the Application to set the terms of the Loan we will offer, which dictate the terms of the corresponding series of LROs to be offered through our Platform (see “—Our Loans to Developers—Evaluation of Project Applications” below). The amount financed for each Project generally ranges from $15,000 to $500,000, at annual fixed interest rates that range, subject to applicable law, between 5% and 26%, and the term of the financing typically ranges from six months to five years. The terms of our Loans with the Developers are governed by the Loan Documents. See “—Our Loans to Developers—Our Loan Arrangements” for more information about terms of the Loans we enter into with Developers.

Once a significant number of Projects to be financed are identified, we will file an offering statement on Form 1-A with the SEC and NASAA identifying the corresponding series of LROs to be qualified for offering under Regulation A. Once that offering statement is duly qualified, we will post on our Platform a Project Summary for each Loan to commence offering the corresponding series of LROs.

From time to time, we may engage third parties to assist with the identification of developers and/or real estate development projects that may be suitable for financing through our Platform. Any Loans that result from these arrangements will be negotiated on an arms’-length basis and will be subject to our standard diligence and underwriting procedures. We have not yet engaged any third parties to assist with the identification of developers and/or real estate development projects.

Information Made Available through the Project Summaries

Project Summaries. We prepare a Project Summary that is included in the Offering Circular and will be posted on our Platform for every Loan we intend to finance through the Platform. The information contained in the Project Summary at commencement of the offering of a particular series of LROs, when read together with the remainder of this Offering Circular and the form of LRO Agreement, includes all of the information that we believe to be necessary in order for an investor to make an informed decision as to whether to invest in a particular series of LROs. The Project Summary will remain unchanged over the course of the Offering Period except, that as the offering of a particular series of LROs progresses, we will update the Project Summary on our Platform to track the number of investors who have committed to purchase LROs to fund the Loan, the amount left to fund the Loan completely and the number of days left in the Offering Period for the specific Project (including any extension). We will also update the Project Summary as posted on our Platform to reflect the satisfaction of any of the closing conditions and to notify investors of the commencement of the Withdrawal Period, the suspension (if any) of this Offering Circular, or the termination (if any) of the offering of a particular series of LROs. See “—Project Funding and Payment of Expected Yield—Purchase of LROs” below.

We believe that, in order to make an informed investment decision with respect to a particular series of LROs, an investor needs to have access to the Offering Circular and the information that is summarized in the Project Summary for that particular Project. Our goal is to provide this information to investors through a simple and streamlined disclosure process. At the time the Offering commences, the Project Summary for each series of LROs that we offer to investors will include the information illustrated below. The graphic illustrations set forth in Boxes A-I below for illustration purposes only. The data reflects a “sample” Project and does not reflect the terms of any actual Loan (or corresponding series of LROs) that we are offering through our Platform.

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Box A

Loan Overview (Box A). This information informs investors of the basic terms of the Loan as follows:

•	the name and address of the Project, the name of the Developer, as the borrowing entity, and of any of its Principal(s);

•	the purpose of the Loan (acquisition, renovation, new construction, etc.), the lien position of the Loan (first lien or second lien), and the total amount of the Loan (i.e., the Loan Principal), which corresponds to the aggregate Purchase Amount of the corresponding series of LROs being offered;

•

the final letter grade (A through G) resulting from our Grading Algorithm (described below), the fixed annual interest rate assigned to the Loan, the projected term to maturity, and repayment terms of the Loan; which correspond to the Expected Return and final payment date (plus up to an additional five business days for administrative convenience) of the corresponding series of LROs and provides investors an understanding of whether to expect periodic LRO Payments or a LRO payment in a lump sum (which is typical of a balloon payment).

The overview will also reflect the amount of the Loan remaining to fund (initially reflected as the full Loan Principal), the number of days left in the offering period (initially reflected as 30 days) and the number of investors committed (initially reflected as 0) to purchase the corresponding series of LROs. As previously discussed, these amounts will be updated on the Platform as the offering progresses.

In addition, when viewed through the Platform, an investor can access the following information through hyperlinks (indicated by green text on the Project Summaries):

•	the form of LRO Agreement that investors will agree to if they elect to invest in the series of LROs corresponding to the Loan—the standard form of LRO Agreement applicable to all series of LROs currently being offered is included in the Offering Circular; and

•	a map of the location of the Project; and

•	a PDF copy of the final Offering Circular.

Box B

Financial Overview (Box B). The financial overview presents a graphic illustration of the various financial components of the Project individually, and comparatively, as a whole.

First, the financial overview will reflect the projected valuation of the “as-completed” Project, referred to as the “after repair value” or “ARV.” We rely on the Valuation Report (as defined below) to determine the ARV for a Project. The financial overview will also illustrate the total amount of debt on the Project, including the Loan the Developer will receive from us (and its ranking), as well as any additional debt the borrowing entity has on the property, such as a first lien loan (when our Loan is in a second lien position) or any second lien loans we may permit on the Project (which is not customary). The illustration in Box B reflects the scenario where our Loan (of $80,000) will be the only debt on the Project, which currently is the most common structure for our financing arrangements.

Box B also reports the loan to ARV ratio, which we calculate by dividing the total amount of debt on the Project (including the Loan from us and any additional debt on the Project) by the ARV (as determined by the Valuation Report) (the “Loan to ARV Ratio”). As discussed in more detail below (see “—Our Loans to Developers—Credit Risk and Valuation Assessment—Our Grading Algorithm”), the Loan to ARV Ratio is a significant factor in our Grading Algorithm.

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The financial overview also reflects the anticipated amount of the total project costs, both in actual value (in terms of dollars) as well as relative to the total amount of debt on the Project (through the presentation of the ratio of loan to total project costs). “Total project costs” means the total amount of money needed to complete the Project, including all amounts borrowed from us or third parties, plus the “skin-in-the-game,” which is the amount of the Developer’s money that is tied up in the Project after completion of our Loan, and any other equity contributed to the Project by parties other than the Developer. (We do not typically finance Projects with third-party equity.)

The financial overview also reflects the magnitude of the cushion that is built into the Project. For these purposes, cushion means the difference between the total project costs and the ARV. More cushion means there is greater flexibility in the selling price of the property and thus less risk of default on payment of the Loan. The financial overview also reflects the purchase price of the property and the date the property was purchased. If the Loan will cover acquisition costs or if the property will be purchased following the date of this Offering Circular, the data will reflect the projected purchase price and a purchase date that is to be determined. We present data related to total project cost, cushion and the purchase price to provide investors greater insight into the structure of the overall Project contemplated by the Loan we will finance; however, these items are not among the factors we consider as part of our Grading Algorithm.

The financial overview also reflects the “skin-in-the-game” (or how much of the Developer’s money that is tied up in the Project after funding the Loan) in terms of actual dollars contributed and the degree to which that commitment covers or extends beyond the original purchase price of the Project. For example, the illustration in Box B shows that the property was acquired for $44,000 in July 2014 and the borrowing entity is seeking an $80,000 Loan from us to renovate the property. Total project cost is equal to $124,000, which is projected to result in a Project with an ARV of $175,000. The graphics in Box B illustrate that the Developer (and its Principal) intends to proceed without contributing any additional cash to complete the renovations and that the entire renovation is being carried by our Loan. The Developer could put more cash to work in addition to simply contributing the property itself, in which case the purchase price value would be less than the value represented by the “skin-in-the-game” bar, indicating that some of the Developer’s capital is going to work on this Project in addition to our Loan. Alternatively, the Developer could use some of the Loan to offset a portion of the purchase price of the property. In this case, the purchase price value would be greater than the value represented by the “skin-in-the-game” bar and the amount of “skin-in-the-game” we credit the Developer for purposes of the Grading Algorithm would be reduced by an amount corresponding to the offset, resulting in a lower raw score for the Loan (see below under “Description of the Company’s Business—Our Loans to Developers— Credit Risk and Valuation Assessment—Our Grading Algorithm—Skin-in-the-Game”). As discussed in more detail below (see “—Our Loans to Developers—Credit Risk and Valuation Assessment—Our Grading Algorithm”), the amount of skin-in-the-game in relation to the amount of debt on the Project is a factor impacting our Grading Algorithm.

Box C

Grading Factors (Box C). We use a graphic illustration to reflect how the Project scored on certain of the factors we take into account when determining the final letter grade through our Grading Algorithm. For example, if a specific factor is rated on an 8 point scale, and we determined the specific factor in question for a particular Project was rated at the 5th level, Box C will show a score of 5 out of 8 for that particular factor. We present this information so that investors can compare factors across Projects with similar grades and isolate and compare key factors that bear on our Grading Algorithm. Generally speaking, the higher the rating, the better the Loan scores.

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Box D

Valuation Reports (Box D). We identify the projected value of the Project (typically reflecting the ARV) and the type of Valuation Report received to support that determination. Prior to determining the letter grade and corresponding interest rate we will apply to a Loan, we always review materials supporting the projected valuation of the Project as reported by the Developer in its Application (the “Valuation Report”). We accept four basic types of Valuation Reports: a certified independent appraisal, a broker’s price opinion, a borrower provided appraisal or a list of comparable properties provided to us by the Developer (which we often refer to as borrower provided comps). As discussed in more detail below, not all Valuation Reports are of the same quality or reliability, which we account for in our Grading Algorithm and the grade and corresponding interest rate applied to the Loan. (See “Credit Risk and Valuation Assessment—Our Grading Algorithm—The Grading Algorithm—Determination of Raw Score—Quality of Valuation Report).

Box E

Property Description (Box E). The Project Summary also features a Property Description, showing the property on a map (which is a hyperlink when accessed through the Platform), describing the facts of the property (type of structure, size, location, etc.) and briefly detailing the nature of the Project.

Box F

Property Photos (Box F). We may also include photographs of the property, floor plans, architectural drawings and renderings in Box F Items of this nature are not required as part of our diligence process and are not material to our decision to fund a Loan. Copies of each picture included on the Project Summaries through the Platform are also included in this Offering Circular, beginning on page PS-1. We include them on the Project Summaries, if available, for informational purposes only. We believe information of this nature may be of interest to visitors to our site, as it helps them to visualize and to distinguish different Projects.

Box G

Miscellaneous Information (Box G). Each Project Summary also identifies the investment risks specific to the Project and identifies any financing conditions that must be satisfied before the Loan will be funded (typically limited only to receipt of a clean title search; it being customary to obtain title insurance at closing of the Loan). The Project Summary also includes information about fees we charge Developers, certain cautionary language and a hyperlink (which is active on the Platform) to this Offering Circular.

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Box H

Borrower Summary (Box H). Each Project Summary also presents information designed to provide investors certain historical and financial information about the Developer, as well as its Principal(s) (by reflecting certain historical information about other real estate development businesses the Principal operates). This information, much of which is self-reported and not verified by us, is not designed to provide comprehensive disclosure about the Developer or its Principals. See “Our Loans to Developers—Due Diligence and Authentication—Unverified Information” below.

As illustrated in Box H, we provide:

•	Information about Developer:

o	Formation. We include the name and the date of formation of the borrowing entity.

o	Selected Financial Data. To provide a general snapshot of the financial position of the Developer, we report the market value of all of the borrower’s owned properties (as the “value of properties”) and the borrower’s then current long and short term debt (as the “total debt”), each as of the most recently completed quarter (i.e., June 30, 2015). We also report the number of projects that are available for sale or rental (as the “unsold inventory”) and the number of projects that have been available for sale or rental for six months or more (as the “aged inventory”), each as of the most recently completed quarter. The value of the unsold inventory as well as any outstanding debt thereon will be reflected in the amounts reported under value of properties and total debt for the quarter. However, the value of properties and total debt may include amounts attributable to other properties owned by the borrower. We also report the following data, in each case with respect to the prior calendar year (i.e. 2014):

▪	the number of real estate projects the borrowing entity successfully completed during the year (through the Groundfloor or otherwise)—When we refer throughout this Offering Circular to a project being “successfully completed,” we mean that the property has either been sold or rent stabilized (it has been rented for at least 75% of the time since the reported completion date);

▪	the total revenue earned by the borrowing entity from real estate projects during the year; and

▪	the gross margin for the year. Expressed as a percentage, gross margin reflects the excess of total revenue earned by the borrower during the year over total project costs for the year. For example, with self-reported revenue of $3,200,000 million, a self-reported gross margin of 32% indicates total project costs of about $2,176,000 million (with excess revenue of about $1,024,000, or 32% of $3, 200,000 million). A higher gross margin suggests there is more cash flowing from projects, which should allow for more cash available to pay down debt.

None of this information reflects the individual financial position of the Principal or that of any other entities that are operated by the Principal. All of this information is self-reported by the Developer and none of it is verified by us. See “Our Loans to Developers—Due Diligence and Authentication—Unverified Information” below.

•	Information about the Principal.

o	Focus. We include the name of the individual and his or her “focus,” meaning the type of projects that the Principal has historically developed. (Information with respect to the Principal’s focus is self-reported by the Developer and is not verified by us.)

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o	Groundfloor History. We present information about the performance on loans the Principal has financed through our Platform. We collect our internal data with respect to all loans we have provided to any entity operated by the Principal (including the borrower under the Loan proposed to be financed) since we began operations and report: (1) the total number of loans funded, (2) the total number of loans that have been repaid, and (3) performance record with respect to on-time repayment of our loans (reflecting the percentage of our loans that were repaid on time).

o	Historical Averages. We also present information reflecting recent past experience of the Principal in the real estate development industry. We present the average number of real estate development projects that the Principal has successfully completed (either through the borrowing entity or any other entity he or she operates) over a certain period of time (Box H reflects a three-year reporting period). We also report the average length of time it took to complete those projects over the same reporting period, the average amount of revenue earned (in terms of sales price or rental income on a per project basis), and the average total project costs (on a per project basis). All of this information is self-reported by the Developer and none of it is independently verified by us.

 Materials Not Provided to Investors. As discussed in more detail below, when making a determination as to whether to underwrite a particular Loan, we consider the information provided to us by the Developer with its Application, such as appraisals or comps, zoning applications, permits, environmental studies, proof of insurance, project assessment reports, budget/Draw schedule and material agreements with any general contractors or subcontractors, etc. In the course of our diligence, we also collect additional information, such as an independently commissioned appraisal or broker’s price opinion, automated valuation models, business assurance reports, credit score reports, etc., which we use to assess the Project and proposed Loan and to verify the information provided to us by the Developer. Since all of the Loans offered for financing through our Platform satisfy our basic qualifications and financing requirements, we do not provide investors access to all of the materials we consider in our underwriting and due diligence process. We believe providing access to all of the information we review would prove overwhelming and confusing to investors. In addition, although we may receive financial information (such as balance sheet information) and/or tax returns over the course of the Application and underwriting process, we do not provide these materials to investors. These materials may be unreliable and, in many cases do not provide an accurate or complete picture of the financial condition of the Developer, its Principals or any affiliated entities, such as subsidiaries, parents, or sister companies. We do not consider this information in the course of our underwriting or when determining the final letter grade set through our Grading Algorithm, and we do not rely on these materials (even when made available to us) to verify the limited financial information presented in the Project Summaries (discussed above) because these materials have not been independently verified (most financial materials provided to us have not been reviewed or audited and the tax returns prepared without any accountant oversight). In addition, the materials provided to us may not track the data we report in the Project Summaries. For example, the financial information may cover only some of the entities controlled by the Principal, it may exclude the borrowing entity or may not cover the reporting period we are targeting.

We will not disclose the contact information, financial information (other than the limited financial data reflected on the Project Summaries discussed above) or credit score of the Principals or any other information that may be protected by privacy laws.

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Box I

Loan Comparison Tool (Box I). We make a Loan Comparison Tool available to investors through our Platform. The Loan Comparison Tool allows investors to easily compare Projects offered through the Platform side by side, relative to multiple data points. To activate the tool, an investor selects the Projects they want to compare from the general landing page that identifies the Projects we are currently offering for investment. Then, the investor clicks the Loan Comparison Tool button. A modal then appears that pulls key data about the selected Projects from their corresponding Project Summaries and presents that information in a tabular format (as represented in Box I). The Loan Comparison Tool does not include any of the information reflected in Box H above.

Investor Accounts

To begin investing on our Platform, a prospective investor must register on our Platform and create an account with us. Individuals must be at least 18 years of age and a U.S. resident. When registering, the investor must agree to our platform Privacy Policy and Terms of Service, including consent to receipt of disclosures electronically. To create an account, an individual must provide his or her name, address, and email address. An entity must provide the name of the entity, its address, and the name and email address of a contact person. Visitors must create a funding account and will need to link their bank account before any investments can be made. Before tax forms can be prepared, investors must input their social security number or taxpayer identification number.

Before an investor may purchase one or more series of LROs on our Platform, the investor must consent to any applicable tax withholding statement and must agree to our rules, limitations, processes and procedures for originating, servicing and collecting Loans and for purchasing LROs through our Platform. These provisions are collectively contained in the Investor Agreement and the terms and conditions attached thereto (the “Terms and Conditions”), the terms of service (the “Terms of Service”) on our Platform and the privacy policy (the “Privacy Policy”) on our Platform, which we advise each investor to read before purchasing any LROs. Each purchaser must also agree to the terms of the LRO Agreement corresponding to the particular Loan and the LROs they are purchasing when making a commitment to purchase a particular series of LROs. (We refer to the Investor Agreement, including its Terms and Conditions, the Terms of Service, Privacy Statement and any LRO Agreement you may enter into as the “Investment Documents.”) In addition, in connection with purchasing LROs and agreeing to the terms of the Investor Agreement and the LRO Agreement, an investor must represent that he/she/it resides in a state where the LROs are registered or qualified, satisfies applicable investor suitability requirements, and has received the Offering Circular, which includes a discussion of the risks associated with the investment in the LROs under the “Risk Factors” section.

Funding Accounts

Investors will be required to set up an account maintained on our Platform (a “funding account”). This funding account is a non-interest bearing demand deposit pooled account currently established at Wells Fargo “for the benefit of” Groundfloor Investors (the “Investor FBO Account”). We may change the institution where the Investor FBO Account is maintained at any time without prior notice to investors (we will post the name and address of the institution where we maintain the Investor FBO Account on the Platform and notify investors by email in the event we change institutions where the Investor FBO Account is maintained). While investor funds are comingled with funds from other investors, the funds from each investor are separately accounted for on our ledger. None of our corporate funds are ever held or commingled with the assets of investors in the Investor FBO Account. All investors are individually insured by the FDIC for funds held in funding accounts. There are no restrictions on funds held in the funding account, and we disclaim any economic interest in such funds.

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Investors can make commitments to purchase LROs by transferring funds from their bank accounts via ACH transfer or directly transfer funds from their bank accounts via ACH transfer into their funding accounts in order to make investments through our Platform. (See “—Project Funding and Payment of Expected Yield—Purchase of LROs” below.) The funding account holds funds supporting an investor’s commitments toward the purchase of LROs, and all payments with respect to the LROs payable to the investor are deposited in the funding account. An investor must transfer funds held in its funding account to its own bank account to utilize the funds in any way other than investment in LROs. An investor may transfer funds out of its funding account at any time, provided that such funds are not irrevocably committed to the purchase of LROs. Investors may withdraw non-binding commitments at any time before the expiration of the Withdrawal Period by accessing their “Investor Dashboard” and selecting “request withdrawal”. Funds withdrawn before the expiration of the Withdrawal Period will be released and made available in the investor’s funding account typically within 48 hours. Investors may withdraw uncommitted funds by accessing their “Investor Dashboard” on our Platform and selecting the option to move uncommitted funds held in the funding account back to their personal bank account. This transfer typically takes three to five business days to complete.

Investors make commitments and place funds in their funding account by authorizing an electronic transfer using the ACH network from the investor’s designated and verified bank account (or other means that may be permitted by the Funds Transfer Agent (as defined below)) to their funding account. Currently, we have contracted with Synapse Payments LLC to be the funds transfer intermediary among investors, our Platform and accounts controlled by us (the “Funds Transfer Agent”). We may change the identity of our Funds Transfer Agent at any time without prior notice to investors. (See also “—Project Funding and Payment of Expected Yield—Purchase of LROs—Funding Investor Accounts.”)

Once authorized to do so, the Funds Transfer Agent transfers funds committed to purchase LROs or to be deposited into funding accounts to the Investor FBO Account currently maintained at Wells Fargo. Investors have no direct relationship with Wells Fargo in connection with the Investor FBO Account. We are the owner of the Investor FBO Account. However, we disclaim any economic interest in the assets in the Investor FBO Account and also provide that each investor disclaims any right, title or interest in the assets of any other investor in the Investor FBO Account. As stated above, none of our corporate funds are ever held or commingled with the assets of investors in the Investor FBO Account. The Investor FBO Account is FDIC-insured on a “pass through” basis to the individual investors, subject to applicable limits. This means that each investor’s balance is protected by FDIC insurance up to the limits established by the FDIC. Other funds that the investor has on deposit with Wells Fargo, for example, may count against any applicable FDIC insurance limits.

Funds of an investor stay in the Investor FBO Account indefinitely unless the investor takes steps to transfer non-irrevocably committed funds out of its funding account. Such funds may include:

•	funds in the investor’s sub-account never committed to purchase LROs;

•	funds committed to the purchase of LROs for which the underlying financing has not closed; or

•	payments received from us related to LROs previously purchased.

An investor must transfer funds held in its funding account to its own bank account to utilize the funds in any way other than investment in LROs. Upon request, we will cause the Funds Transfer Agent to transfer funds in the Investor FBO Account to an investor’s verified bank account by ACH transfer, provided that such funds are not irrevocably committed to the purchase of LROs. (See “—Project Funding and Payment of Expected Yield—Purchase of LROs.”)

Through our Platform, we have made available an “Investor Dashboard” which allows each investor to view its cash positions in the Investor FBO Account, to track and report funds committed to purchase LROs, as well as payments received from Developers, and to withdraw non-binding commitments (prior to expiration of the applicable Withdrawal Period) or uncommitted funds from its funding account. These website features are effectively virtual sub-accounts. These recordkeeping sub-accounts are purely administrative and reflect balances and transactions concerning the funds in the Investor FBO Account.

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Account Servicing

We handle payments to and from the Developer and payments on LROs to our investors. Heavy transaction volume into and out of the various accounts we maintain could increase the risk of bookkeeping and recordkeeping errors. Because payments flow through our various financial intermediaries (such as the Funds Transfer Agent and Wells Fargo), there is an auditable trail of money movement, and, in the case of a bookkeeping error, we believe we will be able to recreate transaction histories in order to correct the error. We maintain a sub-ledger with respect to each of our accounts that records all movements of funds into and out of each account, which we periodically reconcile with our own bank transaction history, as well as records on our Platform. We perform nightly backups of our entire system, including transaction records of the Funds Transfer Agent and FBO account records.

Our Loans to Developers

Evaluation of Project Applications

We do not guarantee that financing will be made available to borrowers who apply for Loans through our Platform. Obtaining a “Quick Rate Quote” does not obligate us to proceed further with any borrower. We may decline an Application and refuse to finance a particular Project in our sole discretion and for any or no reason. Our diligence and underwriting process is similar to what a bank might undertake in determining whether to provide a home equity loan—first we undertake a preliminary assessment of an Application to confirm that it does not trigger any of our automatic disqualification conditions and, if not, to determine whether it clears our due diligence procedures and satisfies our basic financing requirements. See “—Preliminary Assessment” below. We conduct additional analysis on those Applications that pass our preliminary assessment using our proprietary Grading Algorithm to set the minimum pricing terms (interest rate, maturity, repayment schedule, etc.) that we will accept. See “—Credit Risk and Valuation Assessment—Our Grading Algorithm” below.

Preliminary Assessment

Designed to identify those Projects that meet our basic qualifications and financing requirements, our preliminary assessment involves a general review of the information and materials received with the Application as well as supplemental materials we may obtain in the course of our diligence.

Automatic Disqualification. We impose automatic disqualification criteria on all Applications. Currently, Applications are automatically disqualified if:

•	the Project is owner occupied (we do not finance owner-occupied residential projects, nor do we make Loans for any personal, family, or household purpose. All loans are commercial in nature);

•	one or more business assurance reports or public records we obtain and review in the course of our diligence identifies, that, within the past 12 months of the date of the Application, either the Developer or any of its Principals:

o	has filed for bankruptcy,

o	has had an adverse legal judgment imposed against any property under his/her/its control, and

o	has any property currently in foreclosure, subject to a foreclosure proceeding or foreclosed upon, or has had a lien that is in the process of being, or has been, acted upon in a court or other governmental agency;

•	the borrowing entity is not a U.S. domiciled entity, organized in one of the 50 states;

•	any Principal of the Developer is not domiciled and resident in the U.S.;

•	any Principal of the Developer is younger than 18 years of age;

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•	any Principal of the Developer has been convicted of a felony involving fraud, deceit or dishonesty within five years of the date of the Application, including, without limitation, racketeering, forgery, embezzlement, obtaining money under false pretenses, larceny, or conspiracy to defraud;

•	any Principal of the Developer has a FICO credit score of less than 500; or

•	the proposed loan term is longer than five years.

General Assessment. After an Application clears our automatic disqualification criteria, a number of factors impact our decision to finance the Loan. For instance, we consider the background of the Developer and of its Principal(s) when making our preliminary assessment of Applications. We obtain business assurance reports from vendors (such as Lexis or CDI Credit) and search state and local records to determine whether an Application triggers any of the automatic disqualification criteria described above, but also use the information reflected in those materials to determine, generally, whether to proceed on a particular Loan. We favor Projects that are sponsored by borrowers that have “clean” business assurance reports and public record search, meaning the information indicates neither the Developer nor its Principals have any criminal convictions, federal tax liens, judgments, or other encumbrances and have not been party to any adverse litigation relating to their projects or properties. We also may assess whether to proceed on an Application based on a Developer’s reputation, or the reputation of its Principals, or based on our prior experience working with them. For instance, we may reject an Application if another entity the Principal operates has been in default under one of our Loans or if we have not been provided accurate information in the course of the Application process. We may determine not to proceed with a Project if we believe the Principal lacks experience to complete the Project. We will consider financing first-time developers or developers doing new types of projects; however, as discussed in more detail below, the lack of experience would impact the grade given to the Loan (and thus the loan terms would reflect the increased risks associated therewith).

The borrower’s repayment strategy may also impact our decision to finance a particular Loan. More appealing Projects have clear exit or stabilization plans. If a borrower expects to repay its Loan through stabilization, it will need to have pre-sales or rental agreements in place or in process at financing. If a borrower expects to sell the property, it will need to have a credible marketing plan in place at financing or a purchaser already committed. We may review the terms of material agreements with contractors or suppliers and assess the construction plans or budget/Draw schedule. More favorable Projects have a clearly articulated construction plan and budget, with sufficient cash budgeted for cost overruns and delays. Costs will reflect local market conditions, and holdbacks will be used. We may review permits and consider zoning or restrictive use issues. Projects that do not require rezoning and are not subject to negative covenants or other restrictions may be viewed more favorably. In Projects where rezoning is required, we may make rezoning a condition to receive additional Draws from the Loan after advancing sufficient Loan Proceeds to begin the rezoning process. We may also consider environmental issues. More appealing Projects do not involve environmentally contaminated or environmentally sensitive lands. To the extent an environmental engineering report is required because of known local environmental issues, the borrower will have already completed such report and will have it available for our review during our underwriting and due diligence. In areas that are prone to natural disasters (such as hurricanes), we may require the borrower to submit insurance and marketability assessments prior to approving the Project for funding. See “—Due Diligence and Authentication” for a discussion of additional due diligence we undertake in our preliminary assessment of each Application.

Financing Requirements. In addition, we may decline to proceed with financing if a Project is of the type which we believe will not generate sufficient investor interest. Similarly, we may decide not to proceed with financing a Project if we do not believe there is sufficient market liquidity to fund the Project. Our Platform seeks to achieve a balance between the supply of capital and the demand for capital. Our Platform has excess supply when there are more investors seeking investment opportunities from real estate developers than there are borrowers seeking financing. In this case, we will increase efforts to acquire more real estate developers to our Platform. Our Platform has excess demand when there are more borrowers seeking capital than there are investors interested in making commitments. In this case we will reduce the number of Projects we put on our Platform until balance is achieved. We will also take into consideration whether there are state or federal regulatory issues that impact our ability to pursue financing a particular Project. For instance, some projects may benefit from being offered in certain jurisdictions. If we do not have the authority to offer in those jurisdictions in a timely fashion, we will not undertake to fund those Projects. Furthermore, we may not obtain regulatory approval in some jurisdictions in time to meet the needs of some Developers and will therefore not be able to fund those Projects.

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Due Diligence and Authentication

Developers must represent and warrant to us in the Loan Agreement that none of the disclosures, statements, projections, materials, assertions or other communications made by them or provided to us contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statement contained herein or therein not misleading. Notwithstanding these assurances, through the use of commercially reasonable efforts, we take steps to verify or authenticate certain information provided to us and representations made by borrowers. We engage licensed attorneys and/or real estate professionals to assist in our due diligence and closing process. For every Loan we underwrite, we obtain a completed Application and a signed Master Services Agreement from the borrower and review the materials provided to us by the borrower. We use various data vendors such as Zillow, CoreLogic, Trulia, Lexis, CDI Credit, Dun & Bradstreet, etc., and access public records to verify the information provided to us, as well as the accuracy of the representations made, by the Developer (and its Principals) as well as the actual property details. We conduct credit, criminal background, bankruptcy and legal judgment searches on the Developer and its Principals. We obtain business assurance reports and search state and local records to determine whether an Application triggers any of the automatic disqualification criteria described above, but also assess whether the Developer or its Principals have any criminal convictions, federal tax liens, judgments, or other encumbrances and have not been party to any adverse litigation relating to their projects or properties. We also check state and local records to verify how long the Developer has been in business and whether it is in good standing and to confirm that the Developer is actually in possession of the property and the extent to which it has been encumbered. We also may obtain proof of insurance and marketability assessments from the Developer when environmental concerns arise.

Prior to closing, we review a budget/Draw schedule (unless the Loan is for $50,000 or less or when an amount greater than $50,000 is needed for the acquisition of a property) and, at or in connection with closing, we obtain evidence of a satisfactory title search and corresponding title insurance on the property covered by the Loans. If we are underwriting a second lien Loan, we may let the Developer provide us the results of a title search performed, and title insurance obtained, by the first lienholder within a month of the submitted Application in lieu of performing a separate title search and obtaining title insurance. Decisions as to whether additional information may be sought are made by the Loan Committee.

Valuation Reports. Prior to determining the letter grade and corresponding interest rate we will apply to a Loan, we always review a Valuation Report for the Project. In the case of a Loan to finance acquisition and/or reconstruction (which is a majority of our Loans), the Valuation Report will reflect an estimate of the projected ARV of the Project. The Valuation Report reflects the projected value of the land if the Loan is to finance ground-up construction. As discussed in more detail below, the valuation of the Project weighs heavily in our Grading Algorithm and the determination of the final letter grade (and thus the minimum interest rate) assigned to a particular Loan. As such, our Loan Committee carefully reviews each Valuation Report we receive. Our Loan Committee may refuse to accept a Valuation Report that it finds unsatisfactory, inaccurate or unreliable, in which case, we will not consider financing the related Loan until the deficiencies are remedied or a new Valuation Report is provided to us.

For Loans under $250,000, Developers may choose the type of Valuation Report they want us to consider in our underwriting process. We may commission (at the borrower’s expense) a certified independent appraisal or a broker’s price opinion on the Project or the borrower may provide us with a borrower provided appraisal or with a collection of comparable property listings (or “comps”); however, we will always commission a certified independent appraisal for Loans of $250,000 or more.

Reliance on Borrower Provided Comps. Due to the costs associated with the preparation of a certified independent appraisal or a broker’s price opinion, borrowers often elect to provide us with a list of comparable properties to support the projected ARV of a Project. We view these as the lowest quality and least reliable of the four types of Valuation Reports we will accept. Our Grading Algorithm factors in the increased risk associated with these types of Valuation Reports. However, in light of the significance we place on the ARV in determining the letter grade and minimum interest rate applied to the Loan, we have established the following set of conditions that must always be satisfied when a borrower elects to support its Application with borrower provided comps.

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Requirements for Use of Borrower Provided Comps. Borrowers must supply information with respect to no less than three comparable properties, although we will accept additional comps to support the projected ARV claimed by the borrower. With respect to each comparable property we receive, we first locate the listing of that comparable property from a Multiple Listing Service (or “MLS”), which is a kind of bulletin board that identifies recent local real estate listings. We use the MLS listing to confirm that the information presented by the borrower is accurate and has not been altered by the Developer. If the information provided to us by the Developer with respect to a comparable property is different from what we find in the MLS listing, we will not consider financing the related Loan until the inaccuracies are corrected, the Developer provides us with a new comparable property that satisfies our criteria (or a more reliable form of Valuation Report with respect to the Project under consideration).

In limited circumstances, borrowers may rely on a comparable property for which there is no MLS listing, which can be the case if the comparable property has not been recently listed for sale. In this event, we will utilize an online valuation tool called an automated valuation model (or “AVM”) to produce a report which we can use to verify the comp. The AVM report is a tool often used by banks and other lending institutions in the course of their underwriting procedures. It provides a calculated estimate of a probable selling price of a residential property, even when a home is not for sale, through the analysis of public record data combined with a computerized algorithm. We currently obtain our AVM reports from CoreLogic, but may change vendors at any time without prior notice to investors. We will use the AVM report in much the same way as we use the MLS listing, inasmuch as, if the information provided to us by the borrower is inconsistent with respect to the information in the AVM report, we will not consider financing the related Loan until the inconsistencies are resolved, the borrower provides us with a new comparable property that satisfies our criteria or we obtain another form of Valuation Report with respect to the Project under consideration.

Once the information provided by the borrower with respect to the comparable property has been confirmed through the MLS listing or the AVM report, as the case may be, the comparable property must also:

•	be representative of the Project – this means that the comparable property must be of the same scope as the Project on an as-completed basis. For instance, if as-completed, the Project will be a three bedroom, two bath, single-family residence, on a half-acre lot, without any special features (like a multi-car garage, in-ground swimming pool, etc.), then the comparable property generally must be substantially similar to those characteristics;

•	be located in the same zip code or, only to the extent available, the same school district as the Project; and

•	reflect a value not less than 85% of the ARV of the Project as reported by the Developer. For instance, if the ARV of the Project is estimated to be $100,000, the MLS listing or the AVM report, as the case may be, for the comparable property must reflect a value of $85,000 or more. We would not accept a comparable with less than $85,000 to support the valuation of the Project at an ARV of $100,000.

Whether we use the MLS listing or the AVM report to verify the information provided to us, if any of these conditions are not satisfied, we will reject the Application, and not consider financing the Loan until the borrower provides us with a new comparable property (that satisfies our criteria) or we obtain another form of Valuation Report.

Reliability of Information. When undertaking our diligence, we strive to source data from the most reputable and reliable vendors and resources, however, this data may not always be accurate or dependable. For example, Zillow and AVM vendors determine their estimated property valuations through statistical analysis of historical data and current market information. There may be errors in the underlying data used in the calculation of these estimates, which could compromise the reported property valuation. Further, in addition to the risks discussed above specifically with respect to borrower provided comps, the reliability of the data contained in the Valuation Reports (and any resources we use to judge those reports) depends, in part, on the methods used to collect the data, the expertise of the third party that prepared the report, as well as the appropriateness of the valuation approaches and underlying assumptions that have been used to reach the conclusions presented. Although the Valuation Reports we receive (other than borrower provided comps) typically are prepared by real estate professionals who are familiar with the market area of the subject Project, they may not reflect the actual value of a particular project. Only market forces will dictate the ultimate value of any real property.

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Although we use various valuation resources to provide a backstop comparison to the borrower provided comps as part of our due diligence process, these typically report the listing price or estimated market value, as opposed to the proposed ARV typically captured by a Valuation Report. As a result, none of those valuation resources offer a direct comparison. Our ability to access the reports to backstop the borrower provided comp can be limited, as some MLS systems restrict access to licensed real estate brokers and we are required to pay additional fees for AVM reports. There are also increased risks with certain valuation resources in that there could be flaws in the mathematical model being implemented. For instance, the model may depend on unreliable or inaccurate data, or fail to test results against other valuation models or actual sales data in the particular market. Care must also be taken to select a vendor that offers tools that are better suited to certain kinds of lending. For example, unlike our current vendor, CoreLogic, which primarily delivers specific valuation data, other AVM vendors, like Desktop Underwriter®, provide additional services, such as document management and benchmarking against federal loan data, which may alter the context of the report.

The Valuation Reports and any AVMs we may obtain are generally prepared solely for our use in connection with our Loan underwriting process, so we do not provide them to investors. We play no role in the preparation of any valuation resources or any other materials provided by the Developer that may be referenced in a Project Summary, and, while we view the data contained in a Valuation Report, MLS listing, AVM report or other valuation resource as helpful, we do not use these materials as the sole basis for a funding decision.

Unverified Information. Other than as discussed above, we do not independently verify the information provided to us by borrowers, and while, in connection with the Loan Agreement, borrowers represent that any information they provide to us is accurate, such information may nevertheless be inaccurate or incomplete. For example, we generally do not independently verify certain of the information about the financial condition and past business experience of the Developer and business experience of its Principals, including much of the data contained in the Borrower Summary (Box H) of the Project Summary, the proposed costs of a given construction project or the capabilities, and the experience of any contractors or sub-contractors. Further, the information the Developers supply may be inaccurate or intentionally false. If information provided by borrowers turns out to be false or misleading, you may lose part or all of the Purchase Amount you pay for a LRO. In general, information available on our Platform and in this Offering Circular with respect to the LROs being offered hereby is subject to Rule 10b-5 of the Exchange Act and to the liability provisions of the Securities Act. Potential investors should note that on occasion courts have taken the position that plaintiffs who have failed to exercise adequate caution in analyzing the risks associated with reliance upon unverified information may be precluded from asserting a claim for misrepresentation. Although we do not believe this would impact our overall liability under Rule 10b-5 of the Exchange Act and the liability provisions of the Securities Act for information provided to you in connection with this Offering, we advise you that your recourse may be limited in the event information that is self-reported and not independently verified by us turns out to be false or misleading.

Credit Risk and Valuation Assessment—Our Grading Algorithm

Once the Loan Committee identifies the Projects that pass the preliminary assessment and thus meet our basic qualifications and financing requirements, the Loan Committee undertakes an assessment of each Project and the proposed terms of the underlying Loan to finalize the pricing terms (interest rate, maturity, repayment schedule, etc.) that we will accept.

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We use our proprietary Grading Algorithm to assign one of seven letter grades, from A to G, to each Project. The letter grade generally reflects the overall risk of the Loan. In general:

Each letter grade corresponds to the minimum fixed interest rate we will offer to a borrower, subject to applicable law, with respect to a particular Project and the corresponding Loan. At this time, the standard annual fixed interest rates for each letter grade are as follows:

The interest rates for a given letter grade represent the floor, or minimum amount, we will offer to a borrower with respect to a particular Loan, subject to applicable law. If permitted by law, we may agree with a borrower to increase the actual interest rate that will be paid for a particular Loan to make it more marketable and to help ensure that the Project receives funding. Under no circumstances will we decrease the interest rate charged for a Loan with a given letter grade unless otherwise required to do so by law. If a decrease is required by law, we may elect not to fund the Loan. If we do elect to proceed with the Loan at a lower interest rate, we will notify potential investors that the interest rate is lower than would typically be the case for a Loan of that quality.

The Grading Algorithm. Our Grading Algorithm, which was developed by our management team in consultation with outside advisors with respect to the general type of residential real estate projects we currently finance, involves application of a two-step proprietary mathematical formula. Generally, we assign a scale to each factor. The higher a Project rates with respect to a particular factor, the better the Loan scores. The higher the score, the lower the interest rate we will offer on the Loan.

Representing a quantifiable assessment of the risk profile of a given Project, the Grading Algorithm helps us compare the relative risks of certain quantifiable characteristics across properties. We use the Grading Algorithm to determine a proposed base-line interest rate which reflects the given risk profile of a Project when it is underwritten. The lower the risk profile, the lower the interest rate we will agree to with respect to a particular Loan.

The Grading Algorithm factors in the following indicators that take into account (i) the valuation and strength of a particular Project and (ii) the experience and risk profile of the Developer:

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Valuation and Strength of Project	Experience and Risk Profile of Developer

•      the Loan to ARV Ratio of the Loan,

•     the quality of the Valuation Report provided to us (supporting the determination of the Loan to ARV Ratio),

•     the nature of the security interest (first lien or second lien) we obtain for the Loan, and

•     the location of the Project.

•     the experience of the Principal as well as the borrowing entity,

•     the Principal’s commitment to real estate development,

•     the amount of “skin-in-the-game” committed to the Project, and

•     the credit quality of the Principal(s).

As stated above, we calculate the Loan to ARV Ratio for the purposes of the Offering by dividing the total amount of debt on the Project (including the Loan from us and any additional debt on the Project) by the ARV (as determined by the Valuation Report). For instance, the Loan to ARV Ratio for a $100,000 loan would be 10% for a property with a $1 million ARV but it would be 50% for a $500,000 ARV.

Determination of Raw Score. First, we use a proprietary mathematical formula to rank the Projects on a scale of 0-100, resulting in a raw score for each Loan we propose to finance. We calculate the raw score utilizing a weighted scale that takes into account, to varying degrees, the factors that impact the valuation and strength of the Project (such as the quality of the Valuation Report and the location of the Project) as well as those that reflect the experience and risk profile of the Developer and its Principals. Each of the factors used to calculate the raw score are described in more detail below in order of their ranking based on weight, from highest weighted (most important) to lowest weighted (least important).

Quality of Valuation Report – As discussed in more detail below, the Loan to ARV Ratio represents a significant factor in determining the final letter grade for each Loan. We obtain one of four different kinds of Valuation Reports with respect to each Project which we use to calculate the Loan to ARV Ratio; however, not all Valuation Reports are of the same quality or reliability. The reliability of the data contained in those reports depends, in part, on the methods used to collect the data, the expertise of the third party that prepared the report, if any, as well as the appropriateness of the valuation approaches and underlying assumptions that have been used to reach the conclusions presented. For instance, a certified independent appraisal is a report that is prepared by a certified appraiser, who is subject to various professional standards. The appraiser’s report has set criteria, and the appraiser will look at specific property characteristics to determine a valuation, adjusted for local market conditions, etc. Compare this with a broker’s price opinion (“BPO”), which is a report, with no fixed criteria, but which generally assesses a property’s value by comparing it against several similar properties in the same market. The BPO may be further adjusted by a documented walk-through of the property. This report is prepared by a licensed realtor in the same jurisdiction as the property, but is generally considered to be less accurate than a report from a certified appraiser. Still, a BPO is generally a more accurate assessment of a property’s value than comparable property information because the realtor preparing the report usually has local market expertise and, if not directly familiar with the property in question, is usually familiar with the comparable properties used in the BPO (for example, the realtor may have listed, bought, or sold one of the comparable properties).

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We assess the quality of the Valuation Report we receive on a four-point scale as follows:

Type of Report – Score (with description)	Characteristics

Certified Independent Appraisal – 4

(This is an independent appraisal that is prepared by a certified appraiser. It is exclusively commissioned to evaluate the Project associated with the specific Application. It is recently prepared (within one month) and is delivered directly to us by the appraiser.)

Highest quality. Most expensive and time consuming to prepare. Prepared by a licensed or certified appraiser.

Broker’s Price Opinion – 3

(A BPO is a report that is prepared by a licensed realtor. The realtor generally compares the property to several similar properties in the local market and may make further adjustments based on a site visit or walk-through. It is exclusively commissioned to evaluate the Project associated with the specific Application. It is recently prepared (within two months) and is typically delivered directly to us by the realtor.)

Good quality. Cheaper and faster to prepare. Prepared by a licensed realtor with local market knowledge.

Borrower Provided Appraisal – 2

(This is an appraisal that the Developer commissioned on the property at some point in the past six months prior to the Application date and has on hand. While the appraiser is still subject to the customary professional standards, the appraisal is not commissioned for purposes of our Loan and it may not be as recent, thus the valuation will be less current, and there may be greater risk that changes in the market could negatively impact the valuation.)

Good quality. Previously prepared. Prepared by a licensed or certified appraiser, but not commissioned by us.

Borrower Provided Comps – 1

(This is a collection of comparable property listings gathered and prepared by the Developer. The listing may be from a listing service website or they may be from a book of listing from various real estate agencies.)

Lowest quality. No cost, easily prepared. Data collected by Developer. Highest Risk.

Rather than requiring Developers to always provide us with a certified independent appraisal, which is the highest quality but most expensive and time consuming to prepare, we account for the quality of the Valuation Report being provided for each Loan through the Grading Algorithm by assigning scores (and thus more points towards the raw score) to the higher quality, more dependable Valuation Reports.

“Skin-in-the-Game” – Real estate developers who have a significant amount of their own money tied up in a project, especially relative to the amount they are borrowing, are less likely to default. Thus, the more skin-in-the-game a borrower has in a Project relative to the amount they are borrowing, the lower the risk of the Project. We assess a borrower’s skin-in-the-game on a 10-point scale. The higher the ratio of the borrower’s skin-in-the-game to the total amount of debt on the Project, the higher the score and thus more points earned towards the raw score.

Location – The location of a Project can impact valuation. For residential properties, lower-risk Projects will be in zip codes representing strong real estate markets. We have adopted a proprietary formula for assessing the residential real estate market in a particular zip code. We use Zillow’s Home Value Index as the data set for our analysis, which can be downloaded from the Zillow website. By obtaining the Home Value Index for a given zip code, we can compare that zip code to the average home value for the state in which that zip code is located. Zip code home values that are above the state’s average home value represent stronger real estate markets and therefore less risk. We have assigned property locations to an eight-point scale, based on whether or not a given zip code’s average home value is above or below the state’s average home value (calculated for the most recent month for which data is available).

In awarding points for location, we compare the home values in the Project’s zip code to home values for the Project’s state by first calculating the state’s home value mean (the average price of a home in the state) and standard deviation (this is a measure of dispersion computed as the square root of the summation of the squared difference of each zip code’s average home value from the state’s mean home value divided by the number of zip codes in the state) based on all available zip codes in the Project’s state. The z-score (the difference in standard deviation units between the average price of a home in the Project’s zip code and the average price in the Project’s state) is then calculated for the Project’s zip code. We assign points for the location of a particular Project based on the z-score for the Project’s zip code, with higher scores being awarded for z-scores that are above a state’s home value mean, and fewer points for z-scores that are below. Currently, we divide locations into the following eight categories (highest to lowest score):

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Location – Score (with description)
Very High Value (z-score > +3) – 8 (The Home Value Index for this zip code is significantly higher than the average home value for the state.)
High Value (z-score ≥ +2, but < +3) – 7 (The Home Value Index for this zip code is much higher than the average home value for the state.)
Above Average Value (z-score ≥ +1, but < +2) – 6 (The Home Value Index for this zip code is higher than the average home value for the state. This is generally a more desirable location.)
Average Value (z-score ≥ +0, but < +1) – 5 (The Home Value Index for this zip code is similar to or slightly above the average home value for the state. This is the typical home for the state.)
Below Average Value (z-score ≥ -1, but < 0) – 4 (The Home Value Index for this zip code is slightly below the average home value for the state.)
Low Value (z-score ≥ -2, but < -1) – 3 (The Home Value Index for this zip code is below the average home value for the state.)
Very Low Value (z-score ≥ -3, but < -2) – 2 (The Home Value Index for this zip code is much lower than the average home value for the state.)
Lowest Value (z-score < -3) – 1 (The Home Value Index for this zip code is significantly lower than the average home value for the state.)

Zillow’s Home Value Index is based on a combination of factors, including sales data. However, as with any third-party data source, there may be inherent problems with Zillow’s methodology or data set that could cause our related assessment to be inaccurate.

Developer Credit Quality – We rate each Loan based on the FICO credit score of the Principals. As entities, the Developers, which are the obligors under the Loan Documents, do not have FICO credit scores for us to consider in evaluating the Project. Although the Principal(s) are not personally liable for the Loan, we believe his or her FICO credit score is a relevant factor in understanding the individual practices regarding debt management of the persons who will ultimately be responsible for managing the Project and servicing the debt. Lower-risk Developers have good credit ratings (typically a FICO credit score above 700) from established credit rating agencies. The higher the FICO credit score, the more points towards the raw score. The minimum credit rating we will accept is a FICO credit score of 500. We may receive multiple credit scores when there is more than one Principal involved with a Developer. We will always use the lowest FICO credit score to rate any given Loan. We do not disclose any information about the FICO credit scores we collect in the course of our underwriting procedures due to privacy concerns.

Experience – Lower-risk borrowers will have significant experience in real estate development (in terms of years and number of projects developed) and will have successfully completed projects of the a similar type and scope.

We rate each Project on a five-point scale, based on the Developer’s total years of experience, giving credit only for those years in which the Developer (or its Principal(s)) has had at least one completed real estate project. For example, if a borrower claims to have been involved with the real estate industry for three years, but can only document having successfully completed projects in two of those years, we will only credit the Developer with two years of experience for purposes of our Grading Algorithm. A Developer is only credited with successfully completed projects. The Projects we give credit for must also be similar in type and scope to the Project being financed by the Company, which factors are weighed on an interrelated basis. If a developer only has experience with small renovations, it will not get experience credit if the Project being financed is a comprehensive rehabilitation or a substantial new construction project. However, if the developer has undertaken comprehensive rehabilitations, he will receive experience credit for a new construction project.

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Recognizing that some individuals move into real estate development after being involved long-term in other relevant industry activities in the real estate industry, we give credit for the following activities: (i) licensed real estate brokers will be credited with one year of experience for each year they have sold at least three properties and (ii) general contractors and trades will be credited with one year of experience for each year they have participated in two or more successfully completed projects of the type and scope under consideration.

Our analysis is based on information that is self-reported by the Developer that has not been independently verified. The higher the score, the more points added towards the Project’s raw score. The scores for experience are assigned as set forth in the table below, with the higher scores yielding more points added towards the Project’s raw score:

Years of Experience	Score
> 8	5
5-8	4
2-5	3
1-2	2
0-1	1

Commitment – Borrowers who are in the real estate development business on a full-time basis are also considered to be lower-risk. As such, we assign more points to those Projects where the Principals are working full-time, rather than pursing real estate development on a part-time basis.

Rating Adjustments and Letter Grade. Once we have determined the raw score for a particular Loan, we conduct a rating adjustment based on the Loan to ARV Ratio and the quality of the security interest we will obtain in connection with the Loan. This adjustment yields the final letter grade, which reflects our assessment of the overall risk of the loan.

The Loan to ARV Ratio of the Project represents a significant factor in determining the final letter grade set through our Grading Algorithm. Lower-risk Projects will have a higher valuation (based on the Valuation Report provided to us by the Developer) than the amount of total debt on the Project. For low risk first lien Projects, the Developer’s Loan to ARV Ratio will be more than 50%. Higher-risk first lien Projects have a Loan to ARV Ratio in excess of 70%. If we hold a junior lien, we will not finance properties where the total debt exceeds the reported value of the property.

We use a 10-point inverted scale to score Loan to ARV Ratio. A higher score means lower risk. Every Loan starts with 10 points and points are subtracted as the Loan to ARV Ratio increases. For example, a Loan with a 40% Loan to ARV Ratio will have 4 points subtracted and will be scored a 6. The following table sets forth the rating adjustments we will impose on the raw score, based on the loan to value score of loans that are secured by a first lien:

Rating Adjustments on First Lien Loans
Loan to ARV Score (corresponding Loan to ARV Ratio)
Raw Score	10 (10%)	9 (20%)	8 (30%)	7 (40%)	6 (50%)	5 (60%)	4 (70%)	3 (80%)	2 (90%)	1 (100%)
90-100	A	A	A	A	A	A	B	C	C	C
80-89	A	A	A	A	B	B	C	D	D	D
70-79	A	A	A	B	C	C	D	E	E	E
60-69	A	B	B	C	D	D	E	F	F	F
50-59	B	C	C	D	E	E	F	G	G	G
40-49	C	D	D	E	F	F	G	-	-	-
>40	D	E	E	F	G	G	-	-	-	-

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The following table sets forth the rating adjustments we will impose on the raw score, based on the loan to value score of loans that are secured by a second lien:

Rating Adjustments on Second Lien Loans
Loan to ARV Score (corresponding Loan to ARV Ratio)
Raw Score	10 (10%)	9 (20%)	8 (30%)	7 (40%)	6 (50%)	5 (60%)	4 (70%)	3 (80%)	2 (90%)	1 (100%)
90-100	A	A	A	B	B	C	D	E	-	-
80-89	A	B	B	C	C	D	E	F	-	-
70-79	B	C	C	D	D	E	F	G	-	-
60-69	C	D	D	E	E	F	G	-	-	-
50-59	D	E	E	F	F	G	-	-	-	-
40-49	E	F	F	G	G	-	-	-	-	-
>40	F	G	G	-	-	-	-	-	-	-

The smaller the Loan to ARV Ratio, the higher the score. Higher grades are awarded for higher scores. The rating adjustment can have a negative or positive impact on the raw score. For instance, when the Loan to ARV Ratio is significantly high, this means that a larger portion of the value of the property is being leveraged and there is less cushion between the amount borrowed and the projected value of the Project. The smaller cushion leads to greater risk of default. As a result, the loan to ARV score will be low and raw score will be adjusted downward. With the same concept in mind, when the Loan to ARV Ratio is significantly low, a small portion of the property is being leveraged and there is a larger cushion between the amount borrowed and the projected value. In this circumstance, we may increase the final letter grade, despite the Project initially receiving a lower raw score. This reflects lower risk in the case of default because the underlying property value is substantially larger than the credit exposure. In some instances, the Loan to ARV Ratio may be so significant that we will not fund the Loan under any circumstances (which is indicated by the dash (-) in the tables above).

We have certain maximum Loan to ARV Ratios for certain Project types beyond which we will not accept. For all second lien loans, the Loan to ARV Ratio will not exceed 80%. For rehabilitation of an existing structure or construction of a new structure on developed, serviced land, the Loan to ARV Ratio will not exceed 85%. For Loans which are used for the combined acquisition and rehabilitation of an existing structure or the combined acquisition and construction of a new structure on developed, serviced land, Loan to ARV Ratio will not exceed 85%. For Loans to acquire or build raw, unserviced, undeveloped land, the Loan to ARV Ratio will not exceed 100% of the value of the underlying land. In addition to the above, we intend to comply with all real estate statutes and regulations with respect to loan-to-property value ratios, including those set forth in California Business and Professions Code section 10232.3, if applicable.

Presentation of Information in Project Summaries. Due to the proprietary nature of the Grading Algorithm, we do not disclose to investors the particular weights of the different factors for determining the raw score. However, to help investors assess the underlying data that leads to our underwriting decisions, we identify on the Project Summary how each Loan scored relative to these factors in addition to ordering the discussion above by relative weight for each factor. An investor can also compare the grading factors across multiple Loans using the Loan Comparison Tool. See “—Information Made Available through the Project Summaries.”

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Our Loan Arrangements

The terms of our Loans with the Developers are governed by the Loan Documents, including the Loan Agreement, a promissory note, certain mortgage instruments (including a deed of trust or similar security document) and other documents or instruments evidencing or securing the Loan. The exact documentation necessary to complete the Loan may vary on a case-by-case basis. We engage licensed attorneys and/or real estate professionals to assist in our due diligence and closing process. However, our form Loan Agreement and corresponding promissory note is based on standard industry agreements.

Through the Loan Agreement, the borrowing entity makes representations and warranties to us as to the accuracy of any information provided to us in the course of applying for and receiving funding from the Company. We use commercially reasonable efforts to verify or authenticate such representations and warranties made by the borrowing entity. See “—Our Loans to Developers—Due Diligence and Authentication.”

The Loan Agreement structures the terms of the Loan, including the interest rate, the maturity date, the frequency of interest payments, and the budget and/or Draw schedule. These terms are reflected in the corresponding promissory note. When a Loan is subject to a Draw schedule (which is typically the case, but always used for Loans in excess of $50,000 unless an amount greater than $50,000 is needed for the acquisition of a property), the funds of the Loan stay in the Developer FBO Account, which is an account maintained at Wells Fargo titled in our name “for the benefit of” Groundfloor Developers.

The borrower must submit requests for Draws by providing evidence that certain agreed-upon requirements have been met on a prescribed form to receive Loan funds. The request will contain a list of work that has been done, the amounts owed for such work, and to whom payment is owed for such work. In all cases, unless waived in our sole discretion, our Loan Agreement with the Developer will also require invoices for the activities outlined in the Developer’s budget as the intended uses of the Loan Proceeds (the “Budgeted Activities”) that are the subject of the request. We may, in our sole discretion, add additional evidentiary requirements to the Loan Agreements with first-time borrowers, less experienced Developers (i.e.,. with one to two years of experience or less based on the criteria set forth above in “—Credit Risk and Valuation Assessment—Our Grading Algorithm—Experience”), or Developers completing Projects outside of Georgia related to Draw requests, including, but not limited to, paid receipts, statements of accounts, site visits by the Company, pictures or video evidence of completed work, certification by an engineer, architect, or other qualified inspector acceptable to the Company, construction lien waivers from the Developer’s contractor and from the suppliers (if any) for all Budgeted Activities covered by the request, lien subordination agreements, indemnifications, and endorsement to our title insurance loan policy (or a satisfactory commitment to issue such an endorsement) insuring that, as of the date of the request, our security interest is superior to any liens or potential liens for work performed or materials delivered. If we are satisfied with the Draw request and the evidence submitted, we will remit payment either to the Developer or directly to the trades or vendors who are owed payment. Our preference is to pay trades and vendors directly where Draws are used, but our ability to do so is determined by the willingness of the trades or vendors to be directly paid by us. If the trade or vendor expects to be paid in cash, we will instead remit payment to the Developer, and the Developer will settle the invoice.

The Loan Agreement contains standard terms and conditions regarding default, bankruptcy, and other non-payment contingencies. A deed of trust, or similar instrument, is entered into by the borrowing entity in conjunction with the execution of the Loan Agreement and is further used to secure our lien position.

We will hold all Loan Proceeds not advanced to the Developer on the loan origination date in the Developer FBO Account, which is a non-interest bearing demand deposit pooled account. All funds to be applied to the remaining Draws for a particular Loan are held in this Developer FBO Account until so advanced to the Developer. Borrowers have no direct relationship with Wells Fargo in connection with the Developer FBO Account. We are the owner of the Developer FBO Account; however, we disclaim any economic interest in the assets in the Developer FBO Account (other than as may be enforced through its security interest in the underlying Project) and also provide that each borrower disclaims any right, title or interest in the assets of any other borrower in the Developer FBO Account until disbursed. We use a separate collection account (owned and titled in the name of the Company) maintained at Wells Fargo to hold the payments collected from Developers. Following receipt of Loan Payments, we promptly use intra-bank transfers to move sufficient funds to cover the corresponding LRO Payments to the appropriate funding accounts of the investors in the series of LROs corresponding to the Loan.

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We will charge Developers origination and servicing fees (which typically range, on a combined basis, between 2% and 6% of the Loan Principal), which typically will be included in the total amount of the Loan. In addition, in some circumstances we may charge additional processing fees to the Developer or deduct a collection fee from any delinquent amounts that we are able to collect before distributing the remainder to holders of LROs. Borrowers are also responsible for paying closing costs as well as the costs of obtaining the title search and title insurance. The borrowing entity may elect to include these costs in the total amount of the Loan financed through our Platform. Typically, the combined costs of closing, title search, and title insurance range from $500 to $1,500. See “—Fees and Related Expenses”.

Loan Payments are secured obligations of the Developer. Loan Payments are generally secured by a first lien security interest in the assets owned by the borrowing entity related to the specific Project, including the real property itself, any structures or buildings on the property, any materials purchased with Loan Proceeds for Project use and any improvements made thereon. We may agree, in some circumstances, to hold the junior security interest with respect to a particular Loan. For example, we may agree to hold a junior security interest on a new construction loan where a regulated banking institution is the senior secured lender, and where the total amount of debt on the property does not exceed the expected market value. See “The LROs Covered by this Offering Circular” below for our lien position for each series of LROs offered under this Offering Circular. For Projects where we take a junior security interest, if any, the terms of that subordinated security interest will be clearly disclosed in this Offering Circular and the corresponding Project Summary. Since the Principals are not obligors under the Loan Documents, we are limited in seeking recourse for non-payment to the Developer itself. See “Project Funding and Payment of Expected Yield—Servicing and Collection of Loans” for more information about our collection procedures and policies.

Project Funding and Payment of Expected Yield

Purchase of LROs

LROs offered on our Platform are available for sale to investors who (i) reside in states in which the LROs are offered and meet applicable suitability requirements and (ii) have sufficient funds available to make the desired investment. Once the Offering Period for a particular series of LROs commences, it will remain open for 30 days (unless it is fully subscribed with irrevocable funding commitments before the end of such period); however, we may extend that period in our sole discretion (with notice to potential investors) up to a maximum of 45 days. During the Offering Period, information relating to a specific offering and instructions for purchasing the series of LROs corresponding to a particular Project and Loan will be available on the corresponding Project Summary on our Platform.

Non-Binding Commitments. An investor may purchase a LRO by opening the Project Summary on our Platform and indicating the Purchase Amount he or she wishes to invest (in denominations of $10 and integral multiples of $10), subject to the maximum investment amount, if any, imposed on the offering. The investor will then be prompted to confirm the “commitment” to purchase such amount of that series of LROs. After such confirmation, the commitment serves as a pre-authorization to debit the investor’s funding account. If the investor does not have sufficient funds in its funding account, the investor will be prompted to link its bank account so the appropriate amount may be transferred to its funding account via ACH.

Funds that have been used to commit to this non-binding commitment remain in an investor’s funding account but are set aside for the indicated purchase. No money is transferred from the investor’s funding account at this stage. The commitments do not represent binding obligations and will not become irrevocable until the expiration of the Withdrawal Period. Investors may withdraw their non-binding commitments at any time before the expiration of the Withdrawal Period by accessing their “Investor Dashboard” and selecting “request withdrawal”. Funds withdrawn before the expiration of the Withdrawal Period will be released and made available in the investor’s funding account typically within 48 hours, after which time the investor may elect to transfer such funds to his or her bank account or make a commitment towards a different Project.

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The Withdrawal Period. Once (i) we receive sufficient non-binding commitments to fully subscribe the Project and (ii) all of the financing conditions have been satisfied (other than the completion of the title search and obtaining valid title insurance), we will notify (by email and through a notice on the Project Summary) those investors who have completed non-binding commitments for the Project that they have 48 hours to withdraw their funds (the “Withdrawal Period”). Funds may be withdrawn prior to the expiration of the Withdrawal Period by accessing the “Investor Dashboard” and selecting “request withdrawal”. Funds not withdrawn before the expiration of the 48-hour Withdrawal Period will automatically convert into binding and irrevocable commitments to purchase the LROs relating to the corresponding Project and cannot be withdrawn or committed to purchase additional LROs. Commitments to purchase LROs made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn.

The Closing. After the expiration of the Withdrawal Period (and once the offering is fully subscribed with irrevocable funding commitments), we will work with licensed professionals to close the Loan and immediately fund the Loan by transferring to the Developer FBO Account funds debited from investors’ funding accounts for such purposes (less any fees and expenses included in the Loan Principal) and issue the corresponding series of LROs to investors. LROs are issued electronically, in “book entry” form, by means of registration of each investor’s ownership in our records. The closing and funding of the Loan is expected to occur within five days of the end of the Offering Period or on such earlier date as the offering of that series of LROs is fully subscribed with irrevocable funding commitments. Investors will be notified within two business days (by email and through a notice on the Project Summary) when the Loan has been funded and the LROs have been issued. Investors may also access this information on their “Investor Dashboard.” The email notice will include confirmation of the original issue date, final payment date, and extended payment date for such series of LROs (as well as information on how to access the final version of the LRO Agreement through the Platform), an active hyperlink to the uniform resource locator (URL) where the final Offering Statement (which includes the final Offering Circular) may be obtained via EDGAR, and the contact information where a request for a copy of the final Offering Circular can be sent.

If the offering of a series of LROs is terminated before, or not fully subscribed with irrevocable funding commitments by, the end of the Offering Period, we will notify investors and promptly release committed funds and make them available in their funding accounts. These funds are free to use and may be transferred back to the investor’s bank account at any time.

Suspension of Offering Circular. In the event we are required to amend this Offering Circular after qualification as a result of any material changes to the information contained herein that is applicable to all series of LROs being offered hereby, we will suspend all Offerings under this Offering Circular. We will notify (by email and through a notice on the Project Summary) those investors who have made a non-binding commitment or irrevocable funding commitment to purchase any series of LROs covered by this Offering Circular, advising them that an amendment to the Offering Circular is pending and the Offering is suspended. Investors who have non-binding commitments or irrevocable funding commitments towards the purchase of LROs covered by the suspended Offering Circular may request that their commitment(s) be withdrawn from the Offering. In addition, once an amended Offering Circular has been posted on our Platform, we will give each investor five business days to withdraw his or her non-binding commitment or irrevocable commitment and will extend the Offering Period such that it remains open for at least ten business days following the posting of the amended Offering Circular.

Right to Cancel and Terminate Funding; Termination of the Offering of a Particular Series of LROs. We may, in our sole discretion, remove a Project from the Platform and cancel or terminate, without liability, all investor purchase commitments relating to the corresponding series of LROs at any time prior to funding the corresponding Loan. If, prior to the funding of a Project, we reasonably determine that a Developer’s financing request contains materially inaccurate information (including unintended inaccuracies, inaccuracies resulting from errors by us, or inaccuracies resulting from changes in a Developer’s financial position, experience, or credit profile between the date a Project is posted and the date that the Loan is to be funded) or was posted illegally or in violation of any order, writ, injunction or decree of any court or governmental instrumentality, for purposes of fraud or deception, we may remove the Project from the Platform and cancel or terminate, without liability, all investor purchase commitments relating to the corresponding series of LROs.

In addition, in the event we are required to implement a material change in the terms of a particular series of LROs being offered under an Offering Circular, we may cancel or terminate the offering with respect to that particular series of LROs (and the financing of the corresponding Loan) under such Offering Circular, as opposed to amending the Offering Circular and suspending all offerings covered by the Offering Circular.

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In the event we cancel or terminate our offering of one or more series of LROs (and the financing of the corresponding Loan), if you have a non-binding commitment or irrevocable funding commitment to purchase the cancelled or terminated series of LROs, we will notify you (by email and through a notice on the Project Summary) that the proposed financing of the corresponding Loan is cancelled or terminated. All funds previously committed towards the purchase of the cancelled or terminated series of LROs will be returned to your funding account typically within 48 hours, after which time you may elect to transfer such funds to your bank account or make a commitment towards a different Project.

Making Commitments through Funding Accounts. Investors fund commitments through their funding accounts or by direct ACH transfer from their bank accounts to the funding accounts. Once an investor confirms the non-binding purchase order for a particular series of LROs, the funds allocated for such investment are set aside in the investor’s funding account. Commitments made prior to the expiration of the Withdrawal Period may be withdrawn at any time. Commitments made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn. If an investor has insufficient funds in their funding account when making a commitment, they will be prompted to fund their funding account with the difference via ACH transfer.

Commitments not otherwise withdrawn or made after the expiration of the Withdrawal Period are irrevocable, unless the offering is suspended or the offering of a particular series of LROs is terminated before the corresponding series of LROs are issued. Irrevocably committed funds may not be withdrawn from the funding account or committed to other Projects, unless we are required to suspend or otherwise terminate the offering of the series of LROs as described above.

Funding Investor Accounts. All purchases are made from and repayments are made to investor’s funding accounts on the Platform. Investors may fund their funding account by linking their bank account and transferring money via ACH transfer, as provided by our third-party funds transfer agent, Synapse Payments LLC. For example, when an investor registers for an account and then elects to purchase a LRO, that investor will first be prompted to link their bank account and transfer funds to their funding account in order to complete the purchase. We may allow, to the extent permitted by applicable law, investors to fund their funding account through other means, such as PayPal, BitPay, Google Wallet, or other online payment systems. If a funds transfer is required before completion of a commitment, the commitment will be completed as one action if there are sufficient funds in the bank account. We are not responsible for any fees investors may be charged by their banking institution as a result of any transaction involving their funding accounts, including in which there are insufficient funds available to complete the transaction.

Servicing and Collection of Loans

Following the purchase of LROs and the funding of the corresponding Loan, we will begin servicing the Loan. In administering, servicing, collecting and enforcing the Loan, we (or our agent) will use commercially reasonable efforts prior to the extended payment date to pursue, either directly or through our representatives, (i) the collection of any amounts owing to us under the Loan Documents (to the extent constituting Loan Payments) and (ii) the exercise of our remedies upon a breach or default under the Loan Documents or in order to avoid the occurrence thereof, in each case, to the extent warranted in our business judgment and consistent with reasonable commercial standards of fair dealing and in accordance with industry standards customary for loans of the same general type and character as the Loans in order to maximize the amount of LRO Payments to be made under the terms of the LRO. The LRO Agreement permits us to take certain actions with respect to the Loans, without your consent, provided that we have reasonably and prudently determined that such action will not be materially adverse to the holders of the LROs. See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents” below. We refer to these requirements, generally, as our “servicing standards.”

We will set up an automated accounting system to track payments received from the Developer. We will be responsible for billing, payment collection, debt status tracking, and all other tasks required to efficiently service the Loan. Loan Payments by the Developer are handled by debiting its bank account by ACH transfer or by wiring funds where the Loan Agreement allows for balloon payments or non-amortizing payments. If the Developer elects to pay by check, we reserve the right to charge the Developer for any check processing fees we incur. We retain all of any check processing and other processing fees we receive to cover costs.

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We will provide reports and other investor communications via electronic communication.

We service payments with respect to the outstanding LROs. LRO Payments will be made within five business days of receipt by us of Loan Payments with respect to the corresponding Loan. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Developer, with respect to the corresponding Loan. We may make LRO Payments out of any funds at our disposal directly to the investor’s funding account. Investors may not request that these payments be made directly to their bank account.

An investor must transfer funds held in its funding account to its own bank account to utilize the funds in any way other than investment in LROs. Upon request, we will cause the Funds Transfer Agent to transfer funds in the Investor FBO Account to an investor’s verified bank account by ACH transfer, provided that such funds are not irrevocably committed to the purchase of LROs. Investors may make this request by accessing their “Investor Dashboard” on our Platform and selecting the option to move uncommitted funds held in the funding account back to their personal bank account. No fees are charged for this transfer.

Each time a payment request is denied due to insufficient funds in the Developer’s account or for any other reason, we may assess (and retain) an unsuccessful payment fee to the Developer to cover any costs that result therefrom. See “—Fees and Related Expenses.”

In the event a borrower fails to make payment within 15 days of the due date, such failure constitutes a borrower default, and we have the option to pursue various remedies. We can charge a late charge equal to the lesser of (i) 4% of the amount of the unpaid payment or (ii) the maximum amount permitted to be charged under applicable law. We could also apply a default rate equal to the lesser of (i) 20% per annum or (ii) the maximum rate permitted to be charged under applicable law, and/or pursue various remedies made available to us under the Loan Documents, at law or in equity. Late charges and the default rate are applied to the outstanding amount then owed and calculated from the original date the payment was due. The LRO Agreement characterizes late charges and default interest as Collection Proceeds, thus our obligation to make LRO Payments includes amounts equal to any late charges and/or default interest, as applicable, we may receive with respect to the corresponding Loan prior to the extended payment date (in each case, less any Collection Costs). See “—Fees and Related Expenses” below for more information.

When a borrower fails to make payment within 15 days of the due date, such failure constitutes a borrower default and our current policy is: first, to impose the late charge; then, if the amounts remain overdue after an additional 30 days (or 45 days after the scheduled payment date or maturity date, as the case may be), we will begin to charge default interest and promptly begin taking steps in accordance with our servicing standards to remedy the default (as discussed below). We may deviate from this policy, subject to our servicing standards, depending on the circumstances of the missed payment. When making a decision to exercise remedies (including whether to put the borrower in default), we will act in accordance with our servicing standards and consider various factors such as payment history, general credit worthiness, the prospects of repayment, the current status of the project, the further time needed and cost (in each case if any) to complete the project, whether there is other collateral that may be pledged to secure obligations, the value of the collateral, the applicable real estate market, whether the value of the collateral is likely to decrease or increase, the time and costs involved to foreclose and dispose of the collateral, and the costs to maintain the collateral.

In addition we may increase the interest rate applied to the Loan where circumstances allow, subject to applicable law and our servicing standards, as a penalty in the event of an extension or modification. We use our discretion in accordance with our servicing standards when determining whether to apply penalty interest to a modification (separate and apart from late charges and/or default interest that may already be imposed), and we make a determination about whether to apply a penalty (and the amount, if any) on a case-by-case basis. In many cases we set the penalty rate lower than the applicable late charge to encourage borrowers to pursue an extension or modification before missing a payment or continued default. As a result, based on our current policy (which we may deviate from in our sole discretion, subject to our servicing standards), when extending the loan, we set the penalty rate based on the length of the extension. If the extension is for one month, we typically do not charge any penalty interest. If the extension is for two months, we typically charge penalty interest of 1%, and, if it is extended for three months or more, we typically charge penalty interest of 2%. (In all instances, the penalty we charge is subject to applicable law.) If the borrower has previously requested an extension, we typically charge penalty interest of 2%. We will not grant an extension beyond six months in any instance. All other material modifications (such as changing the payment schedule, etc.) are typically subject to penalty interest of 1%. The LRO Agreement characterizes penalty interest as Collection Proceeds, thus our obligation to make LRO Payments includes any such amounts we may receive with respect to the corresponding Loan prior to the extended payment date (less any Collection Costs). See “—Fees and Related Expenses” below for more information.

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We may also in our sole discretion and subject to our servicing standards decide to do a “workout” with the borrower (either before or after a missed payment). This may include modifying the loan terms to change the payment date, reduce the principal amount or rate of interest, change the time or manner of making Loan Payments, or amend any other material Loan term. Any such modification would be done in strict compliance with our servicing standards. The modifications contemplated during a “workout” would be made, common to loan servicing practices, where a reasonable forbearance or extension of time for payment to be received would prevent a borrower from defaulting entirely on the Loan or filing bankruptcy. The LRO Agreement characterizes payments of reduced principal or interest on the Loan as Collection Proceeds, thus our obligation to make LRO Payments includes any such amounts we may receive with respect to the corresponding Loan prior to the extended payment date (in each case, less any Collection Costs). See “—Fees and Related Expenses” below for more information. We may charge the Developer (and retain) a loan modification fee in connection with any modification of the Loan. Whether we charge a modification fee (and the amount of such fee) will vary based on the modification, the complexity and time involved to negotiate and document the modification, the increased burden or administration required to service the modified Loan, and other facts and circumstance that may exist at the time of the modification.

Finally, we may, in our sole discretion in accordance with our servicing standards, seek to remedy a default by taking steps to exercise our security interest and take possession of the assets of the Project. This typically would involve foreclosing on any real property pledged as the security interest. In order to recover amounts due under the Loan, when we are able to take possession of the underlying asset, we would sell the Project assets and repay the LRO out of the proceeds of the sale. Alternatively, rather than taking possession of the assets, we may elect to assign or sell our rights to the Loan to a third party (potentially at a discount or “below par”) for payment of all or some of the outstanding amounts owed by the borrower. The LRO Agreement characterizes the amounts we may receive as a result of these activities as Collection Proceeds, thus our obligation to make LRO Payments includes amounts equal to any such payments we may receive with respect to the corresponding Loan prior to the extended payment date (in each case, less any Collection Costs). See “—Fees and Related Expenses” below for more information. See “General Terms of the LROs—Collection Proceeds, Costs, and Expenses” below for more information.

Notwithstanding these broad service and collection powers, in circumstances other than borrower default or prepayment, the modification of a term of a Loan (e.g., a reduction in the interest rate charged on the Loan) could be deemed to be a material modification of the terms of the corresponding series of LROs. In such instance, it is possible that the modified series of LROs would constitute a new security under the Securities Act and under applicable State securities laws. Before implementing any modification to the terms of a Loan (other than in circumstances involving borrower default or prepayment) that would cause the corresponding series of LROs (as modified) to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements.

Our normal collection process changes in the event of the bankruptcy of the Developer and, potentially, of the Principal (which also constitutes a borrower default). When we receive notice of the bankruptcy, as required by law, we will cease any and all automatic payments on the Loan and defer any other collection activity. We will put a freeze on any funds held in the Developer FBO Account on behalf of such Developer. If we are in a senior secured position, we will execute our rights to the fullest extent to recover funds in any subsequent bankruptcy proceeding, which may include the filing of a proof of claim and attempts to obtain relief from stay to foreclose on the assets that secure the Loan. We may pursue additional relief beyond the proof of claim, depending upon certain factors including our view of the costs and benefits to us of any proposed action. Notwithstanding our security interest, in the event of the Developer’s bankruptcy, if the Developer has other creditors senior to the Company, the bankruptcy court may refuse to grant relief from stay to enable us to foreclose on the Developer’s assets, including funds that are set aside in the Developer’s sub-account in the Developer FBO Account. Moreover, if an existing mortgage lender to the Developer has foreclosed on the Developer’s property, we may be unable to gain access to the premises to take possession of any underlying materials which may be part of our security interest. The LRO Agreement characterizes all amounts received prior to or in connection with a Developer bankruptcy as Collection Proceeds, thus our obligation to make LRO Payments includes any such amounts we may receive with respect to the corresponding Loan prior to the extended payment date (less any Collection Costs). See “—Fees and Related Expenses” below for more information.

Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. Investors who have purchased LROs are able to monitor the payment status of the corresponding Loan as “Current,” “Late” (followed by the number of days late), “Defaulted” or “Bankruptcy” through the “Investor Dashboard,” but cannot participate in or otherwise intervene in the collection or enforcement process.

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Fees and Related Expenses

The LRO Agreement provides that, subject to the application of Loan Payments received as Collection Proceeds and our ability to prepay the LRO, we will pay to each holder of a LRO the Purchase Amount and the Expected Return earned thereon as LRO Payments. Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. For these purposes, LRO Payments include all payments or prepayments of principal and interest under the Loan as well as amounts received, whether prior to or in connection with a Developer bankruptcy or in connection with any exercise of the Company’s powers to administer, service, collect and enforce the terms of the Loan or of the Loan Documents, including, without limitation amounts received as Collection Proceeds, provided that such amounts are net of any Company Fees and Expenses, Collection Costs, loan modification fees, and fees deducted by a backup or successor servicer (the categorization of all such items to be determined by the Company in a manner consistent with the Loan Documents).

For all Loans, we charge an origination fee and a servicing fee. In most instances, our origination and servicing fees (which typically range, on a combined basis, between 2% and 6% of the principal loan amount requested by the Developer) are included in the total amount of the Loan financed through our Platform. Less frequently, a Developer will directly pay the origination and servicing fees to us at closing. Developers are also responsible for paying closing costs as well as the costs of obtaining the title search and title insurance. The Developer may elect to include these costs in the total amount of the Loan financed through our Platform or may directly pay these expenses at closing. Typically, the combined costs of closing, title search, and title insurance range from $500 to $1,500. We retain all of these fees and reimbursements. None are included in the amount of LRO Payments distributed to investors.

We may also charge fees in connection with administering the Loan Documents, including check processing or administrative fees in connection with facilitating Draw payments or other disbursements of loan proceeds and fees imposed on the Company or its agent in respect of a Loan when the Company’s payment request is denied for any reason, including, but not limited to, non-sufficient funds in the Developer’s bank account or the closing of such bank account. We typically deduct these Company Fees and Expenses from undrawn Loan Proceeds; however, if insufficient Loan Proceeds remain available to cover those amounts, we will invoice the Developer directly for those fees and expenses. LRO Payments do not include amounts equal to any Company Fees and Expenses.

We do not currently charge any prepayment fees or penalties. We currently do not incur fees or expenses in connection with the engagement of a backup or successor servicer. In the event we do incur such fees and expenses in the future, we would retain any reimbursements received from Developers to cover such fees and expenses or may reduce LRO Payments by such amounts.

We may charge the Developer (and retain) a fee in connection with an extension or modification of the Loan. Whether we charge a modification fee (and the amount of such fee) will vary based on the modification, the complexity and time involved to negotiate and document the modification, the increased burden or administration required to service the modified Loan, and other facts and circumstance that may exist at the time of the modification. See “—Project Funding and Payment of Expected Yield —Servicing and Collection of Loans”. We typically deduct modification fees from undrawn Loan Proceeds; however, if insufficient Loan Proceeds remain available to cover the loan modification fee, we invoice the Developer directly for these expenses. We retain all loan modification fees we receive.

In addition, we may increase the interest rate applied to the Loan, subject to applicable law, as a penalty in the event of an extension or modification. We use our discretion when determining whether to apply penalty interest to a modification (separate and apart from late charges and/or default interest that may be imposed), and we make a determination about whether to apply a penalty (and the amount, if any) on a case-by-case basis. However, under current policy, penalty rates typically range between 0%-2%. See “—Project Funding and Payment of Expected Yield —Servicing and Collection of Loans”. LRO Payments include amounts equal to the penalty interest we may receive with respect to the corresponding Loan prior to the extended payment date.

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In the event a Developer fails to make payment on a due date, we have the option to pursue various remedies, including imposing a late charge (equal to the lesser of (i) 4% of the unpaid payment amount or (ii) the maximum amount permitted to be charged under applicable law) or charging interest at a default rate (equal to the lesser of (i) 20% per annum or (ii) the maximum rate permitted to be charged under applicable law). Late charges and the default rate are applied to the outstanding amount then owed and calculated from the original date the payment was due. See “Description of the Company’s Business—Project Funding and Payment of Expected Yield —Servicing and Collection of Loans”. LRO Payments include amounts equal to any late charges and/or default interest, as applicable, we may receive with respect to the corresponding Loan prior to the extended payment date.

Any and all Collection Proceeds we receive will be applied (i) first, to all Collection Costs, (ii) second, to accrued and unpaid Expected Return owed on the LRO, and (iii) third, to the Purchase Amount of the LRO then outstanding. We will pay each holder of a series of LROs an amount equal to such holder’s pro rata share of the Collection Proceeds (net of Collection Costs) we secure with respect to the corresponding Loan prior to the extended payment date. Payment of amounts corresponding to certain Collection Proceeds (such as late charges, default interest or penalty interest charged on the Loan) could automatically increase the total amount of the LRO Payments owed to you under the terms of the LRO Agreement. Prepayment by the Company of the LRO and payment of amounts corresponding to other types of Collection Proceeds (such as amounts resulting from any reduction in outstanding principal and accrued interest on the Loan, the Company (or its agent) may agree to, or of amounts received by the Company in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or in connection with a sale of the Company’s rights, title and interest under the Loan Documents) or, if the Company (or its agent) elects to write-off the Loan, could automatically decrease the total amount of the LRO Payments owed to you under the terms of the LRO. See “General Terms of the LROs—Collection Proceeds, Costs, and Expenses” below.

The chart below summarizes the current treatment of the various fees we charge and expenses we incur in connection with our underwriting and loan administration services.

Type of Fee	Amount of Fee/Expense	Application of Fees
Origination and Servicing Fees	Typically ranging (on a combined basis) from 2% to 6%	Charged to each Developer and retained by us. Total fees typically included in total amount of the Loan funded on our Platform or paid directly by the Developer at closing.
Closing Expenses	$500 to $1,500	Charged to Developer. Fee is typically included in total amount of the Loan funded on our Platform or paid directly by Developer at closing.
Check Processing Fee	Up to $15	Fees would be paid by Developer and retained by us.
Non-sufficient funds	$15 to $35	Fees would be paid by Developer and retained by us.
Loan Modification Fees	Variable	Fees paid by Developer and retained by us.
Collection Proceeds and Collection Expenses
• Penalty Interest Rate	Variable. Typically, up to an additional 2%, subject to applicable law	Additional interest paid by Developer. Corresponding amounts, less Collection Costs, are included in LRO Payments.
• Late Charge	The lesser of 4% or the maximum amount permitted to be charged under applicable law	Late charge is paid by Developer. Corresponding amounts, less Collection Costs, are included in LRO Payments.
• Default Rate	The lesser of 20% or the maximum rate permitted to be charged, less Collection Costs	Additional interest paid by Developer. Corresponding amounts are, less Collection Costs, included in LRO Payments.
• Other Collection Proceeds	Variable	Corresponding amounts, less Collection Costs, are included in LRO Payments.
• Collection Costs	Variable	Expenses paid by us and retained by us out of the Collection Proceeds.

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Investors. We do not charge investors fees in connection with the Offering of, and will not charge any service fees with respect to LRO Payments made with respect to, the LROs covered by this Offering Circular. We do not currently charge investors any fees for the use of our Platform.

The Fund Transfer Agent charges us fees for the use of its services. Generally, when transferring investor money used for investments, we are charged 1% of the transfer amount, plus $0.30 per transfer, capped at $5 total. For money repaid to investors, we are charged a flat fee of $0.25 per transfer. We do not pass through these expenses to investors. We are not responsible for any fees investors may be charged by their banking institution as a result of any transaction in which there are insufficient funds available to complete the transaction. These fees are typically charged to the investor directly by the banking institution; however, we reserve the right to pass through to the investor any fees we are charged as a result.

Investment Documents

General Overview

When registering on our Platform and again at the time a commitment to purchase a LRO is made, investors must agree to the terms of our current Investor Agreement, including the terms and conditions attached thereto (the “Terms and Conditions”), the current terms of service (the “Terms of Service”) on our Platform and the current privacy policy (the “Privacy Policy”) on our Platform. Investors also agree to the LRO Agreement relating to that particular series of LROs when committing to purchase a particular series of LROs. The Investor Agreement, together with the Terms and Conditions, governs the general rights and obligations in connection with investing in LROs through our Platform. The LRO Agreement governs the offer and sale of a particular series of LROs as well as the legal structure of the security and the specific rights and obligations of purchasers of that series of LROs and of the Company. The provisions of the Investor Agreement and LRO Agreement should be read in conjunction with each other; however, the LRO Agreement supersedes the terms of the Investor Agreement in the event of any inconsistency between the two agreements. See “General Terms of the LROs” for a more detailed discussion of the terms of the LRO Agreement.

The Investor Agreement limits the investor’s right to collect or attempt to collect from any Developer or from its Principals, directly or through any third party, any amount owing under any of the investor’s LROs or on any of the Loan Payments on the Loan that corresponds to the investor’s series of LROs.

The investor also consents to receive electronically all documents, communications, notices, contracts, prospectuses, Offering Circulars, and agreements, including any IRS Form 1099, arising from or relating in any way to his or her or our rights, obligations or services under the Investor Agreement and use of our Platform (each, a “Disclosure”). Any Disclosures will be provided to investors electronically, either on the Platform or via electronic mail to the verified email address provided. Disclosures may be made available in HTML (regular web hypertext) or as a Portable Digital Format or “PDF” file. The investor consents to receive Disclosures and transact business electronically (including creation of legally binding and enforceable agreements utilizing electronic records and signatures), and our agreement to do so, applies to any transactions to which such Disclosures relate. The Investor Agreement provides the investor with a procedure for withdrawing this consent.

In the Investor Agreement, the investor acknowledges that the LROs are intended to be debt instruments issued by the Company that have original issue discount (“OID”) for U.S. federal income tax purposes and agrees not to take any position inconsistent with that treatment of the LROs for tax, accounting, or other purposes, unless required by law. The investor also acknowledges that the LROs will be subject to the OID rules of the Internal Revenue Code, as described below under “Material U.S. Federal Income Tax Considerations—Taxation of the LROs—Taxation of Payments on the LROs”.

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Acknowledgements, Representations, and Warranties in the Investor Agreement

The Investor Agreement describes the limitations on payments on the LROs, and the investor acknowledges that, among other things:

•	it is prepared to bear the risk of loss of his or her entire Purchase Amount;

•	payment on the LROs, if any, depends entirely on the receipt of Loan Payments by us in respect to the corresponding Loan;

•	we do not warrant or guarantee in any manner that the investor will receive all or any portion of the LRO Payments the investor expects to receive or that the investor will realize any particular or expected rate of return;

•	we do not make any representations as to a Developer’s ability to pay (or that of its Principal(s)) and do not act as a guarantor of any corresponding Loan Payments.

Under the Investor Agreement, the investor represents and warrants to us that, among other things:

•	the investor meets minimum financial suitability standards and any maximum investment limits established for our Platform, as then in effect, for residents of the state in which the investor resides and agrees to provide us with any additional documentation as it may require to verify such compliance;

•	the investor acknowledges that the LROs will not be listed on any securities exchange, there will be no trading platform for the LROs, any transfer or trading of LROs must be conducted in accordance with federal and applicable state securities laws, any investment in the LROs will be highly illiquid and such investor should be prepared to hold the LROs until our payment obligations thereunder terminate;

•	the investor has complied in all material respects with applicable federal, state and local laws in connection with the investor’s execution and performance of the investor’s obligations under the Investor Agreement;

•	the investor has the power to enter into and perform its obligations under the Investor Agreement; and

•	if the investor is a person who, in the ordinary course of business, regularly participates in credit transactions, such investor has considered the application of the Equal Credit Opportunity Act and Regulation B promulgated thereunder, and any applicable state or local laws, regulations, rules or ordinances concerning credit discrimination, in determining whether to invest in the LROs (as limited obligations of the Company).

The investor also acknowledges and agrees that the purchase and sale of the LROs is an arms’-length transaction and that we are not acting as the investor’s agent or fiduciary nor does it assume any advisory or fiduciary responsibility in favor of the investors in connection with the LROs or the corresponding Loan Payments and that the investor has consulted its own legal, accounting, regulatory and tax advisors to the extent such investor has deemed appropriate.

Under the Investor Agreement, we represent and warrant to the investor that, among other things, we have complied in all material respects with applicable federal, state and local laws in connection with the offer and sale of the LROs.

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Prohibited Activities

By agreeing to the terms of the Investor Agreement, you also covenant and agree that, in connection with any funding requests, LROs, Loan Payments or other transactions involving or potentially involving your investment in LROs through the Platform, you will not:

•	take any action on your own to collect, or attempt to collect from any Developer or its Principals, directly or through any third party, any amount owing under any of your LROs or on any of the Loan Payments that correspond to your LROs;

•	bring a lawsuit or other legal proceeding against any Developer, its Principals or any other party on any Loan Documents;

•	contact the Developer or its Principals with respect to any Loan;

•	contact any collection agency or law firm to which any Loan has been referred for collection;

•	violate any applicable federal, state or local laws; or

•	undertake any other action in breach of the terms of the applicable LRO Agreement.

Indemnification

By executing the Investor Agreement, you also agree to indemnify, defend, protect and hold harmless the Company and its officers, directors, shareholders, employees and agents against all Losses based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by you of any covenant or agreement you make in the Investor Agreement or in any other Investment Document. Except with respect to Losses based upon or arising out of any inaccuracy in or breach of certain fundamental representations you make to us (as set forth in Section 8 of the Investor Agreement) or of your covenant not to violate applicable laws (as contained in Section 9(e) of the Investor Agreement), your liability to us will be limited to an amount equal to the aggregate LRO Payments due under any LROs you hold. We may, among other remedies we can pursue, collect against Losses by off-setting amounts owed to you as LRO Payments. Your obligation to indemnify us survives termination of Investor Agreement, any LRO Agreement and any other Investment Document, regardless of the reason for termination.

However, to the extent that any indemnification provision in the Investor Agreement purports to include indemnification for liabilities arising under the Securities Act, you should be aware that in the SEC’s opinion such indemnification is contrary to public policy and therefore unenforceable.

Servicing under the Investor Agreement

The Investor Agreement provides that we (or our agent) will service all LROs and all Loans both before and after default. In servicing such obligations, we may, in our discretion, utilize affiliated or unaffiliated third-party loan servicers, repossessors, collection agencies or other agents or contractors. The Investor Agreement states that the terms of the LRO Agreement govern our rights and obligations with respect to actions to administer, service and collect on a particular Loan. (See “General Terms of the LROs—Administration, Service, Collection and Enforcement of Loan Documents” below.)

Modifications of the Investment Documents

You authorize us to correct obvious clerical errors appearing in information you provide to us, without notice to you, although we undertake no obligation to identify or correct such errors. We will not otherwise change, modify or alter the terms and provisions of any of the Investment Documents during the Offering Period. After completion of this Offering, we may (without giving prior notice you) change any term or provision of the Investor Agreement, the Terms and Conditions, the Terms of Service, Privacy Policy, form of LRO Agreement (as it applies to future offerings) and the Platform. We will give you notice (by email) of material changes to such materials.

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Marketing

We attract investors to our website, www.groundfloor.us, through a variety of sources. The main marketing channels we use are online channels, such as search keyword advertising, ad units on social media platforms; website banner ads; online videos hosted on media sites, on our own website, and on social networks; print media; and radio media. We also maintain an active presence on prominent personal and professional online social networking communities, such as Facebook, LinkedIn, and Twitter. Advertising messages and the online content we produce encourage the public to learn more about our business and our Platform. Visitors to our website are encouraged to join our investor community by registering for an account, which is the first step in being able to invest in the Projects. Communications with community members by email and via our website provide information about micro-lending in real estate, developments with our website, company and industry news, and specifics about the investment process. We restrict our communications about specific investment opportunities or Projects we have available on our Platform in order to comply with state and federal securities regulation. We conduct customer surveys to determine the level of investor satisfaction and to identify issues our investors are having with our products and services. Surveys are usually distributed by email. We will call customers at their request if they require information about our business and any investment opportunities on our Platform.

Technology and Data Security

Overview

We operate our website and services through a cloud-based platform. We own, operate and maintain elements of this system, but significant portions are operated by third parties that we do not control. In particular, our website and database supporting services are hosted by Heroku, Inc. (“Heroku”). Heroku provides us with a redundant, distributed and scalable hosting environment. We also leverage other industry partners, including Amazon Web Services (“AWS”). AWS provides a suite of auxiliary services we use to supplement our website. In particular, AWS provides image and document storage, distributed domain name system and bulk email services. We pay a monthly subscription fee for both services, which are subject to click-wrap, standard form agreements. Both Heroku and AWS have the right to terminate our agreements for cause and, should they do so, our business will be materially impacted because our website or critical components of our website (and thus, our Platform) will cease to operate until we can find an alternative service provider. We back up all customer data daily and replicate within our cloud infrastructure via an encrypted connection. Both Heroku and AWS have backup copies of the data we upload to them, which is stored in many redundant locations around the world. We continuously monitor the performance and availability of the Platform by leveraging independent third parties with checkpoints from around the world. We aim to provide maximum uptime for our visitors by leveraging cloud infrastructure and through independent monitoring.

We have built a high scalable, multi-tier, redundant marketplace for investors and developers. All code that makes up the website and supporting services is stored using industry best practices and leading version control provider Github, Inc. (“Github”). We pay Github a monthly subscription fee for this service and, should Github terminate its agreement with us for cause, our business would be materially impacted because we no longer have infrastructure through which to develop our code base. We would have to find an alternative provider. We leverage Github’s features and agile development practices to collaborate and build our product in a rapid, scalable and repeatable way.

Payment information and transactions are processed and recorded by our Funds Transfer Agent. All of our communications with our Funds Transfer Agent and other banking institutions occur over a 128 bit Secure Sockets Layer (“SSL”) encrypted connection. Payment methods are tokenized and stored on the Funds Transfer Agent’s Industry compliant infrastructure. Sensitive customer information is encrypted before it is stored within our relational database along with other customer, accounting and investing records. The Funds Transfer Agent and Wells Fargo keep a record of all funds that go into or out of our accounts held with such entity. We keep records of the same in our Platform database. We periodically reconcile the two sets of data to ensure accounting accuracy.

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Data Integrity and Scalability

Communication to and from our Platform is transferred via the SSL protocol and a 128-bit SSL key provided by GoDaddy.com using the latest SHA-2 (2048-bit encryption) cryptographic algorithms. Information provided by investors is stored in a cloud-provided PostgreSQL relational database. Sensitive information acquired from our investors is encrypted before saving to our database using RSA 2048-bit symmetric-encryption keys. Private and public keys are stored in separate locations for maximum privacy and keys can be rotated every 12 months to conform with today’s top security practices. Only our officers have access to customer data, and employees must request credentials to access this data and may only do so in the course of their duties.

The main database for groundfloor.us is backed up at least once a day and stored offsite. All source code and production keys are stored in multiple locations to ensure no single point of failure. We control access to data and systems and leverage multiple security mechanisms to reduce the chance of a security breach. All access measures and accounts are reviewed every six months. All shared accounts are required to have a password change every six months to ensure a secure controlled environment.

Competition

There are a number of existing online investment platforms, of which the leading platforms are offered by LendingClub and Prosper Marketplace. While LendingClub and Prosper Marketplace have a national presence, they are not able to transact business with lenders in all U.S. States, and neither of these platforms focuses specifically on funding real estate projects.

In the real estate space itself, there are two leading platforms, Realty Mogul, based in California, and Fundrise, based in Washington, D.C. Realty Mogul provides equity real estate investment opportunities for mid to large projects and exclusively serves accredited investors. Fundrise provides both equity and debt investment opportunities in real estate and serves both accredited and unaccredited investors, but focuses on mid-tier developers doing seven to eight figure projects.

In general, we face competition from existing financial institutions that lend to real estate developers, such as banks and specialty lenders (also known as hard money lenders). The commercial lending market for real estate lending in general and lending to single-family, multi-family, and small commercial projects in particular is competitive and rapidly changing. We expect competition to persist and intensify in the future, which could harm our ability to increase volume on our Platform. If our financing model achieves broad success, additional competitors are likely to enter the market. The crowdfunding provisions enacted in Title III of the JOBS Act, when fully implemented by the SEC, and the Regulation “A+” provisions enacted in Title IV of the JOBS Act, that have recently gone into effect, are likely to lower the barriers to entry for financial services platforms and may draw a significant number of competitors into the marketplace.

Increased competition could result in reduced volumes, reduced fees or the failure of our Platform to achieve or maintain more widespread market acceptance, any of which could harm our business. If any of our principal competitors or any major financial institution decided to compete vigorously for our customers, our ability to compete effectively could be significantly compromised and our operating results could be harmed. Most of our current or potential competitors have significantly more financial, technical, marketing and other resources than we have available and may be able to devote greater resources to the development, promotion, sale and support of their platforms and distribution channels. Our competitors may also have longer operating histories, more extensive customer bases, greater brand recognition and broader customer relationships. These competitors may be better able to develop new products, to respond more quickly to new technologies and to undertake more extensive marketing campaigns. Our industry is driven by constant innovation. If we are unable to stay competitive and innovative, the demand for the products and services we offer through our Platform could stagnate or substantially decline.

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Government Regulation

U.S. State and Federal Securities Laws

The LROs offered hereby are “securities,” as defined in the Securities Act and state securities laws. The Securities Act provides, among other things, that no sale of any securities may be made except pursuant to a registration statement that has been filed with the SEC and has become effective, unless such sale (or the security sold) is specifically exempted from registration. State securities laws have analogous provisions.

The LROs being offered hereby have not been registered under the Securities Act. Neither the SEC nor any state securities commission or regulatory authority approved, passed upon or endorsed the merits of this Offering. The Offering and proposed sale of LROs described herein shall be made pursuant to an exemption from registration with the SEC pursuant to Tier I of Regulation A and shall only be offered in states in which the registration of the offer and sale of the securities has been duly qualified.

Equal Credit Opportunity Act

The federal Equal Credit Opportunity Act (“ECOA”) and the regulation issued by the Federal Reserve Board implementing the ECOA, Regulation B, prohibit discrimination in any aspect of a credit transaction on the basis of race, color, religion, national origin, sex, marital status, age (with certain limited exceptions), because all or part of the applicant’s income derives from any public assistance program, or because the applicant has in good faith exercised any right under the Consumer Credit Protection Act. We comply with the ECOA’s nondiscrimination requirements.

Electronic Fund Transfer Act and NACHA Rules

The federal Electronic Fund Transfer Act (“EFTA”) and Regulation E, which implements it, provide guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts. In addition transfers performed by ACH electronic transfers are subject to detailed timing and notification rules and guidelines administered by NACHA. Most transfers of funds in connection with the origination and repayment of the Loans are performed by ACH. We obtain necessary electronic authorization from Developers and investors for such transfers in compliance with such rules. Transfers of funds through our Platform are executed by Synapse Payments LLC and conform to the EFTA, its regulations and NACHA guidelines.

Electronic Signatures in Global and National Commerce Act/Uniform Electronic Transactions Act

The federal Electronic Signatures in Global and National Commerce Act (“E-SIGN”) and similar state laws, particularly the Uniform Electronic Transactions Act (“UETA”), authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures. E-SIGN and UETA require businesses that want to use electronic records or signatures in consumer transactions to obtain the consumer’s consent to receive information electronically. When a Developer or potential investor registers on our Platform, we obtain his or her consent to transact business electronically and maintain electronic records in compliance with E-SIGN and UETA requirements.

Lending and Usury Regulation

We must comply with regulatory regimes, including those applicable to mortgage lending transactions, various aspects of which are untested as applied to our Platform. Certain state laws generally regulate interest rates and other charges we can impose and require certain disclosures. In addition, other federal and state laws may apply to the origination and servicing of Loans originated through our Platform. We believe we structure our Loans to Developers in accordance with licensing or other requirements applicable to us. To that end, we do not make Loans to finance owner-occupied residential projects, which may include a building with a small number of residential “units.” We also require that Developers represent to us that the property will not be used as a residence by the Developer and that the proceeds of the requested Loan will be used for business purposes and not for personal, family or household purposes. We may also adjust the interest rates charged on Loans to comply with applicable usury restrictions. If necessary, we will obtain required licenses in a particular jurisdiction before facilitating Loans in such jurisdiction, or, if we determine not to obtain such license, we will not originate Loans in that particular jurisdiction.

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Foreign Laws and Regulations

We do not permit non-U.S. residents to register as members on our Platform, and we do not operate outside the United States. Therefore, we are not subject to foreign laws or regulations.

Employees

We currently have nine full-time employees and no part-time employees.

Properties

We do not currently own any property. Our headquarters are located in Atlanta, Georgia, where we currently lease office space under a month-to-month lease.

The Projects

The specific terms for each series of LROs being offered under this Offering Circular are set forth in “The LROs Covered by this Offering Circular” beginning on page 93. See also the Project Summaries beginning on page PS-1 and the form of LRO Agreement beginning on page LRO-1. All of these materials are available on our Platform.

CAPITALIZATION

The following tables reflect our capitalization as of December 31, 2013 (audited) and as of the most recent balance sheet dates of December 31, 2014 (audited). The tables are not adjusted to reflect any subsequent stock splits, stock dividends, recapitalizations or refinancings or the subsequent closings of any financings.

The historical data in the tables is derived from and should be read in conjunction with our financial statements included in this Offering Circular. You should also read this table in conjunction with the section entitled “Management Discussion and Analysis”.

	Amounts Outstanding as of June 30, 2015 (unaudited)	Amounts Outstanding as of December 31, 2014 (audited)	Amounts Outstanding as of December 31, 2013 (audited)
Debt:
Convertible notes payable (interest rate of 8%)	$-	$-	$165,000
Shareholder loan (interest rate of 5%)	-	-	11,061
Total debt	$-	$-	$176,061

Stockholders’ Deficit:
Common stock, no par	$13,404	$8,127	$590
Preferred stock, no par	2,389,591	1,562,091	-
Additional paid-in capital	392,824	367,549	996
Less: Stock subscription receivable	(560)	(560)	(560)
Accumulated deficit	(2,704,007)	(1,755,741)	(135,471)
Total stockholders’ equity (deficit)	$91,251	$181,466	$(134,445)

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LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

MANAGEMENT

Directors, Executive Officers and Significant Employees

Name	Position	Age	Term of Office
Executive Officers:
Brian Dally	President and CEO, and Director	43	January 2013
Nick Bhargava	Executive Vice President, Legal and Regulatory, and Secretary	31	January 2013
Benjamin Armstrong	Vice President of Customer Operations	34	September 2013
Chris Schmitt	Vice President of Software	41	February 2014
Directors:
Bruce Boehm	Director	61	December 2014
Nick Bhargava	Director	31	January 2013
Brian Dally	Director	42	January 2013
Michael Olander, Jr.	Director	32	December 2014
Richard Tuley Jr.	Director	45	December 2014

Biographies of Directors, Executive Officers and Significant Employees of the Company

Benjamin Armstrong (33) has served as our Vice President of Customer Operations since September 2013. Prior to joining the Company, he served as Director of Product Management for Republic Wireless, a division of Bandwidth.com, beginning August 2012, where he developed a new pricing and merchandising strategy, owned the product roadmap and business plan execution, and led a cross-functional team of eight team leads in weekly meetings to execute on product strategy. As the Director of Strategy, Business Development and Finance for Bandwidth.com from April 2011 to October 2011, Mr. Armstrong helped create the business model for the company, identified and established key current and future strategic priorities and opportunities including understanding of customer and market trends across the Internet, media and technology sectors, and established the profitability roadmap to drive overall strategy and operational objectives. As an Investment Banking Associate in the Consumer & Retail Group of Bank of America Merrill Lynch from July 2010 to February 2011, Mr. Armstrong assisted clients in the areas of merger and acquisition and LBOs, share repurchase programs, dividend policies, equity offerings and debt offerings in addition to managing teams of one to two analysts on different deal assignments. Mr. Armstrong received a Masters in Finance from London Business School in 2010, a MBA from Emory University in 2009, and a BA in Biology from the University of North Carolina at Chapel Hill in 2003.

Nick Bhargava (31) is a co-founder of the Company, has served on our Board of Directors and as our Secretary since our inception. Mr. Bhargava was also named Executive Vice President, Legal and Regulatory in July 2014. Mr. Bhargava completed a Practicum with SciQuest Inc. from January 2012 to May 2012 where he was responsible for reviewing and editing the company’s federal securities filings and sales contracts. Previous to that, he served as a Regulatory Analyst for the Financial Services Roundtable from May 2011 to August 2011, where he reviewed and analyzed legislation and regulation, particularly the Dodd-Frank Wall Street Reform and Consumer Protection Act rulemakings. From May 2010 to August 2010, Mr. Bhargava served as an Honors Intern in Trading and Markets with the SEC, at which he was tasked with researching and analyzing the May 6, 2010 Flash Crash in addition to reviewing proposed rules, comments on proposed rules and SRO filings. As an Enforcement Intern with the Financial Industry Regulatory Authority from May 2009 to August 2009, Mr. Bhargava was responsible for developing enforcement actions against broker-dealers. Prior to these positions, Mr. Bhargava worked as a Trader for TD Waterhouse Inc. from September 2006 to February 2008 and had responsibility for taking and executing trade orders for equities and equity options for high value accounts. Mr. Bhargava received his LLM from Duke University School of Law in 2012, a JD from American University in 2011, and a BS in Biological Sciences and Business from University of Alberta in 2006.

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Bruce Boehm (61) has served on our Board of Directors since December 2014. Mr. Boehm is an active angel investor in the Raleigh-Durham area and advisor to several specialty investment funds. During his career, he has been a director for more than 35 publicly and privately held companies. From 1992 to 1996, he created and directed the Masters of Engineering Management Project at the University of Canterbury in Christchurch, New Zealand. Prior to 1992, he was a General Partner of U.S. Venture Partners in Menlo Park, California, with responsibility for a portfolio of approximately 20 healthcare and technology investments. Prior to 1982, he was employed by several Silicon Valley and Route 128 companies as an engineer and project manager. Mr. Boehm received a BS from MIT in 1975 and a MS and MBA from Stanford University in 1982. Although Mr. Boehm’s wife currently holds 28,691 shares of Series Seed Preferred Stock out of 568,796 shares outstanding (constituting five percent of such class), is expected to qualify as an independent director under the NASAA Statement of Policy Regarding Corporate Securities Definitions following future equity financings.

Brian Dally (43) is a co-founder of the Company, has served on our Board of Directors and as our President and Chief Executive Officer since its inception. Prior to forming the Company, he served as the Chief Instigator of Fomentum Consulting, LLC beginning in September 2012, responsible for consulting for technology companies in the area of marketing, customer acquisition, and product development. As the Senior Vice President and General Manager of Republic Wireless, a division of Bandwidth.com, from January 2010 to September 2012, Mr. Dally led the successful formation and launch of the company’s mobile division, including managing over 60 individuals and achieving a $60 million revenue run-rate before the end of the first year of operation. From May 2008 to January 2009, Mr. Dally served as the Principal at Peripatetic Ventures Corp., a management consulting firm for high-growth technology company clients, where he assisted clients to develop partnerships to execute new product strategies and cultivate potential customer relationships in addition to conducting buyer needs research, analyzing competition, and crafting positioning and messaging. Mr. Dally has also held officer-level positions with Cecure Gaming LTD, a consumer poker and casino games service for mobile phones, and Motricity Inc., a mobile platform for entertainment and applications. Mr. Dally received a JD from Harvard Law School in June 1999, a MBA from Harvard Business School in 1999, and a BA in Political & Social Thought from the University of Virginia in 1993.

Michael Olander Jr. (32) has served on our Board of Directors since December 2014. Since its inception in 2005, Mr. Olander has served as CEO, in addition to being the sole member and manager, of MDO Holdings, LLC, a diversified holding company that operates three core subsidiaries: MDO2 Fitness, LLC owns and operates 28 health clubs under the names O2 Fitness and East Shore Athletic Clubs; MOREI, LLC and its affiliates own in excess of 250,000 square feet of commercial real estate; and MDO Ventures JS, LLC is an investment company with over a dozen companies currently funded. Mr. Olander sits on the board of five companies funded by MDO Ventures and serves as an advisor to two more. He earned his Bachelor of Arts in Business Administration from the College of Charleston in 2004.

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Chris Schmitt (41) has served as our Vice President of Software since February of 2014, previously serving as our lead developer on a contract basis. Prior to joining the Company, he served as Senior Program Manager for Bandwidth.com beginning in January 2012, where he lead multiple teams in efforts to coordinate the release of products, created and implemented a new Beta program to improve product quality, and worked with senior management to define tasks and priorities for his teams. Mr. Schmitt served as the IT Manager of Bandwidth.com from September 2011 to January 2012, and in this role he managed a group of five developers on day-to-day operations of building and maintaining the website and back office and launch night of republic wireless including a massive scaling effort on Amazon’s EC2 services to handle peak web traffic. As Senior Developer for Bandwidth.com from October 2010 to September 2011, Mr. Schmitt’s responsibilities included organizing and acting as the team lead for the Broadband division. Also in this role, he took the division from an excel-based back office to an online back office through multiple integration, rebuilt the online customer portal with many enhanced features and reconstructed the back end to make it more scalable to meet future demand, and built a distributed ping-based product leveraging Amazon EC2 services from multiple regions to compete with other industry participants. Mr. Schmitt served as Senior Database Administrator for Credit Suisse from August 2009 to October 2010, where he acted as a primary database administrator for over 100 servers and worked with support groups to help improve communication and processes. Mr. Schmitt also operated his own consulting firm, TreadPath Software, LLC, from August 2007 to October 2010. Mr. Schmitt received a BA in Computer Information Systems from Roger Williams University in 1997.

Richard (“Rick”) Tuley Jr. (44) has served on our Board of Directors since December 2014. Mr. Tuley is an experienced real estate entrepreneur and business operator. He currently serves as the managing broker of Richard Tuley Realty, Inc., a real estate brokerage firm specializing in residential and commercial investment sales and property management which was founded in 1982. Mr. Tuley has been a licensed broker since 1992 and assumed full firm management in 2009. In addition, Mr. Tuley serves as President of Destiny Development Corporation, a Georgia-based general contracting firm founded in 2001. Destiny specializes in upscale custom and speculative residential construction and remodeling. Mr. Tuley is responsible for firm strategy, securing mortgage capital and making investment decisions. He is a third generation home builder, whose father founded two home building companies in Atlanta, Georgia. Mr. Tuley has over 25 years of experience in new home construction, lot and land development for multiple Fortune 500 companies, retail development, residential redevelopment, property management and long-term investing. Mr. Tuley is also an angel investor. He previously worked for the real estate team within Ernst & Young's entrepreneurial services group. He was also a senior associate in Leveraged Finance and the Financial Sponsors Coverage groups at UBS and a principal with Katalyst Venture Partners in New York. Between real estate and Wall Street, Mr. Tuley has been involved in well over $1 billion in transactions during his career. Mr. Tuley earned his undergraduate degree from Georgia Tech in 1992 and his MBA from Harvard Business School in 1999. Mr. Tuley qualifies as an independent director under the NASAA Statement of Policy Regarding Corporate Securities Definitions (collectively with Mr. Boehm, the “Independent Directors”).

Compensation of Our Management

The chart below includes the aggregate annual remuneration for the fiscal year ended December 31, 2014 of each of our officers, directors and key employees.

Name	Capacities in which remuneration was received during 2014	Cash Compensation ($)	Other compensation ($)(1)		Total compensation ($)
Brian Dally	President and Chief Executive Officer	$42,032.36	—		$42,032.36
Nick Bhargava(2)	Executive Vice President, Legal and Regulatory	$33,650.76	—		$33,650.76
Ben Armstrong	Vice President of Customer Operations	$48,700.00	$7,537.50	(3)	$56,237.50
Chris Schmitt	Vice President of Software	$78,450.02	$4,883	(4)	$83,333.02
Nicole Woods(5)	Former Vice President of Marketing	$35,268.56	$2,432.00	(6)	$37,700.56
Jesse Dyer(7)	Former Director of Business Development	$17,727.27	$1,749.00	(8)	$19,476.27

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(1)	Reflects the fair market value of the option awards vested as of December 31, 2014 granted to each of our officers during 2014. Assumptions used in the calculation of this amount are included in Note 5 of our audited financial statements for fiscal years ended December 31, 2014 and 2013 included in this Offering Circular.

(2)	Mr. Bhargava was named Executive Vice President, Legal and Regulatory in July 2014.

(3)	Mr. Armstrong received 25,000 shares of our common stock as compensation for his services to us during 2013 and 2014, which shares are subject to restrictions on transfer and an option to purchase in favor of the Company pursuant to the terms of a Stock Repurchase Agreement. Mr. Armstrong’s restricted stock vests in accordance with the following schedule: 20% vested on August 1, 2014, and 3.33% vests monthly thereafter such that all of his restricted stock will be fully vested on August 1, 2016 as long as Mr. Armstrong is employed by the Company on such date.

(4)	Mr. Schmitt was named Vice President of Software in February 2014. Prior to this time, Mr. Schmitt served as our lead developer on a contract basis. Mr. Schmitt also received options to purchase 45,000 shares of common stock as compensation for his services to the Company during 2014 pursuant to an Incentive Stock Option Agreement with an exercise price of $0.67 per share. See the section titled “Groundfloor Options” for more information on the terms of vesting for these options.

(5)	Ms. Woods resigned from her position as Vice President of Marketing effective February 27, 2015.

(6)	Ms. Woods received options to purchase 10,000 shares of common stock as compensation for her services to the Company during 2014 pursuant to an Incentive Stock Option Agreement with an exercise price of $3.99 per share, which remained unvested at the time of her resignation.

(7)	Mr. Dyer was named Director of Business Development in September 2014 and resigned from his position with the Company effective September 17, 2015.

(8)	Mr. Dyer also received options to purchase 12,000 shares of common stock as compensation for his services to the Company during 2014 pursuant to an Incentive Stock Option Agreement with an exercise price of $3.99 per share. At the time of his resignation, 9,000 of these options remained unvested. The remainder of Mr. Dyer’s options will terminate, if not exercised, three months following his resignation from the Company pursuant to the Incentive Stock Option Agreement.

As of the date of this Offering Circular, we have not compensated our outside directors for their service on our Board of Directors, except that Messrs. Boehm and Tuley each received options to purchase 8,000 shares of common stock as compensation for their service on the board during 2015 pursuant to separate Nonqualified Stock Option Agreements each with an exercise price of $1.87 per share. See the section titled “Groundfloor Options” for more information on the terms of vesting for these options. In the future, we may implement an outside director compensation program that includes grants of cash and/or equity-based awards.

Employment Agreements

Except as described below, we have entered into employment agreements with each of our officers in the form of offer letters. Each offer letter provides for “at will” employment and sets forth the compensation arrangements for the officer. Our Board subsequently approved a salary increase for each officer effective July 1, 2015, as shown in the table below. The offer letters do not provide for any arrangements for payments or benefits upon termination of employment in specified circumstances, including following a change in control.

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Name of officer	Business Title	Annual Salary

Ben Armstrong	Vice President of Customer Operations	$90,000
Chris Schmitt	Vice President of Software	$90,000

(1)	Mr. Armstrong also received options to purchase 12,200 shares of common stock as compensation for his services to the Company during 2015 pursuant to an Incentive Stock Option Agreement with an exercise price of $1.87 per share. See the section titled “Groundfloor Options” for more information on the terms of vesting for these options.

Employment Agreement with Brian Dally, President and CEO

We entered into an Executive Employment Agreement with Brian Dally on November 14, 2014. The initial term of the agreement extends to December 31, 2017 and will automatically renew on a year-to-year basis thereafter unless otherwise terminated as provided therein. The agreement provides that Mr. Dally will receive a base salary of $70,000 per year until the closing of an equity financing with proceeds to us of at least $1,500,000, at which time his base salary will increase to $125,000 per year. The agreement also provides that, on or immediately after the three-month anniversary of the closing of such an equity financing, our Compensation Committee shall consider the establishment of an incentive bonus in which Mr. Dally will be eligible to participate. Mr. Dally is entitled to up to 25 business days of paid time off in each full calendar year and to receive reimbursement for all of his reasonable business expenses incurred in performing his services to us pursuant to the agreement. The agreement also provides that Mr. Dally will be entitled to severance of 12 months of his annual base salary following a Termination Without Cause or Resignation with Good Reason (each as defined in the agreement) in addition to any base salary owed through the effective date of such termination, payment for accrued unused PTO, any bonus to which Mr. Dally is entitled for a preceding period but unpaid as of the date of termination, and continued participation in our benefit plans for 12 months. In consideration for the Company entering into the agreement, Mr. Dally agreed to be bound by certain non-competition and non-solicitation/interference/non-disparagement provisions during the term of the agreement and for 12 months following his termination.

Employment Agreement with Nick Bhargava, Executive Vice President, Legal and Regulatory

We entered into an Executive Employment Agreement with Nick Bhargava on November 14, 2014. The initial term of the agreement extends to December 31, 2017 and will automatically renew on a year-to-year basis thereafter unless otherwise terminated as provided therein. The agreement provides that Mr. Bhargava will receive a base salary of $50,000 per year until the closing of an equity financing with proceeds to us of at least $1,500,000, at which time his base salary will increase to $75,000 per year. The agreement also provides that, on or immediately after the three-month anniversary of the closing of such an equity financing, our Compensation Committee shall consider the establishment of an incentive bonus in which Mr. Bhargava will be eligible to participate. Mr. Bhargava is entitled to up to 25 business days of paid time off in each full calendar year and to receive reimbursement for all of his reasonable business expenses incurred in performing his services to us pursuant to the agreement. The agreement also provides that Mr. Bhargava will be entitled to severance of 12 months of his annual base salary following a Termination Without Cause or Resignation with Good Reason (each as defined in the agreement) in addition to any base salary owed through the effective date of such termination, payment for accrued unused PTO, any bonus to which Mr. Bhargava is entitled for a preceding period but unpaid as of the date of termination, and continued participation in our benefit plans for 12 months. In consideration for the Company entering into the agreement, Mr. Bhargava agreed to be bound by certain non-competition and non-solicitation/interference/non-disparagement provisions during the term of the agreement and for 12 months following his termination.

Lack of Separate Representation

The attorneys, accountants and other professionals who perform services for us also perform services for Groundfloor GA. The attorneys, accountants and other professionals who perform services for us do not represent investors, and no other counsel or professionals have been retained to represent the interests of investors who purchase LROs.

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PRINCIPAL SHAREHOLDERS

Groundfloor Capital Stock

The table below sets forth information as of September 30, 2015 with respect to beneficial ownership of our common stock (including shares subject to outstanding stock options) and the Series Seed Preferred Stock by (i) each of our three highest paid officers and directors for fiscal year 2014, (ii) each person or entity who beneficially owns 10% or more of the outstanding shares of each class of capital stock, and (iii) all of our current directors and officers as a group. Except as otherwise noted, the mailing address for each shareholder is 3355 Lenox Road Ste. 750, c/o Groundfloor Finance Inc., Atlanta, GA 30326. All of the outstanding stock options have been issued pursuant to the Groundfloor Finance Inc. 2013 Stock Option Plan (the “2013 Plan”). Except for options granted pursuant to this stock option plan and the preemptive rights under the Investors’ Rights Agreement and the Convertible Notes (as defined below), no options, warrants or other rights to purchase our securities are held by any person.

Name and Address of Beneficial Owner	Shares of Common Stock		Percent of Class	Shares of Series Seed Preferred Stock(1)		Percent of Class	Average Price Per Share
Brian Dally(2)	595,000		52.9%	—		—	—
Nick Bhargava(3)	450,000		40.0%	—		—	—
Chris Schmitt(4)	27,491		2.4%	—		—	—
Michael Olander(5)	3,952		*	90,384	(6)	15.9%	$4.51
Directors and Officers as a Group (7 persons)	1,135,193	(7)	98.7%	120,132	(8)	22.8%	—

* Represents less than 1%.

(1)

Reflects the Series Seed Financing, including the conversion of outstanding promissory notes (see “Management Discussion and Analysis—Liquidity and Capital Resources”). Pursuant to the Investors’ Rights Agreement (as defined below), each Series Seed Investor and Key Holder (each, as defined below) has a right of first refusal to purchase such holder’s pro rata share of any equity securities, or rights, options or warrants to purchase such equity securities, or securities convertible or exchangeable into such equity securities, offered by the Company in the future subject to certain customary exceptions.

(2)	Mr. Dally was granted 550,000 “founder” shares of common stock on August 6, 2013. On August 30, 2013, Mr. Dally entered into a Stock Repurchase Agreement and subjected his 550,000 shares of common stock to restrictions on transfer and an option to purchase in favor of the Company. Mr. Dally’s restricted stock vests in accordance with the following schedule: 25% vested on August 30, 2013, and 2.7778% vests on the 30th day of each subsequent month beginning September 30, 2013, such that all of his restricted stock will be fully vested on August 30, 2016 as long as Mr. Dally is employed by us on such date. Also includes 45,000 shares of our common stock held by Fomentum Consulting, LLC (“Fomentum”). Mr. Dally has sole voting and investment power over the shares held by Fomentum.

(3)	Mr. Bhargava was granted 450,000 “founder” shares of common stock on August 6, 2013. On August 30, 2013, Mr. Bhargava entered into a Stock Repurchase Agreement and subjected his 450,000 shares of common stock to restrictions on transfer and an option to purchase in favor of the Company. Mr. Bhargava’s restricted stock vests in accordance with the following schedule: 25% vested on August 30, 2013, and 2.7778% vests on the 30th day of each subsequent month beginning September 30, 2013, such that all of his restricted stock will be fully vested on August 30, 2016 as long as Mr. Bhargava is employed by us on such date.

(4)	Includes 22,491 shares subject to options exercisable within 60 days of September 30, 2015. See the section titled “Groundfloor Options” for more information on the terms of vesting for these options.

(5)	Includes 3,952 shares subject to options exercisable within 60 days of September 30, 2015. See the section titled “Groundfloor Options” for more information on the terms of vesting for these options.

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(6)	Includes shares held by MDO Ventures JS LLC, for which Mr. Olander holds voting and dispositive power. The address for MDO Ventures JS LLC is 135 E. Martin Street, Suite 201, Raleigh, North Carolina 27601.

(7)	Includes 26,443 shares subject to options exercisable within 60 days of September 30, 2015. See the section titled “Groundfloor Options” for more information on the terms of vesting for these options.

(8)	In addition to the shares beneficially owned by Mr. Olander, includes 28,691 shares held by Mr. Boehm’s spouse, who has sole voting and investment power with respect to such shares, and 10,663 shares held by Richard Tuley Realty, Inc., for which Mr. Tuley holds voting and dispositive power. The address for Richard Tuley Realty, Inc. is 3745 Cherokee St. NW, Suite 605, Kennesaw, Georgia 30144.

Groundfloor Options

The table below sets forth information as of September 30, 2015 with respect to options granted pursuant to the 2013 Plan to (i) each of our directors and officers and (ii) each person or entity who beneficially owns 10% or more of the outstanding shares of any class of capital stock. Except for options granted to the 2013 Plan and the preemptive rights under the Investors’ Rights Agreement and Convertible Notes, no options, warrants or other rights to purchase our common stock are held by any person.

Name and holder	Shares Underlying Options		Exercise Price	Expiration Date
Bruce Boehm	8,000	(1)	$1.87	June 23, 2025
Michael Olander Jr.	8,000	(2)	$3.99	November 14, 2024
Rick Tuley	8,000	(3)	$1.87	June 23, 2025
Brian Dally	—		—	—
Nick Bhargava	—		—	—
Benjamin Armstrong	12,200	(4)	$1.87	June 23, 2025
Chris Schmitt	45,000	(5)	$0.67	February 1, 2024
MDO Ventures JS LLC	—		—	—

(1)	Mr. Boehm’s options are not exercisable until vested. Mr. Boehms’s options vest in accordance with the following schedule: 25% vested on June 23, 2015, and 4.1% vests on the eleventh day of each successive month thereafter, subject to the termination provisions of the Nonqualified Stock Option Agreement. Shares purchased upon exercise of options are subject to a right of first refusal in favor of the Company pursuant to the terms of the 2013 Plan.

(2)	Options were granted to Mr. Olander in connection with advisory services performed prior to Mr. Olander joining our Board of Directors. Mr. Olander’s options are not exercisable until vested. Mr. Olander’s options vest in accordance with the following schedule: 12.5% vested on February 1, 2015, and 4.1% vests on the first day of each successive month thereafter, subject to the termination provisions of the Nonqualified Stock Option Agreement. Shares purchased upon exercise of options are subject to a right of first refusal in favor of the Company pursuant to the terms of the 2013 Plan.

(3)	Mr. Tuley’s options are not exercisable until vested. Mr. Tuley’s options vest in accordance with the following schedule: 25% vested on June 23, 2015, and 4.1% vests on the eleventh day of each successive month thereafter, subject to the termination provisions of the Nonqualified Stock Option Agreement. Shares purchased upon exercise of options are subject to a right of first refusal in favor of the Company pursuant to the terms of the 2013 Plan.

(4)	Mr. Armstrong’s options are not exercisable until vested. Mr. Armstrong’s options vest in accordance with the following schedule: 43.6% vested on June 23, 2015, and 1.3% vests on the twentieth day of each successive month thereafter, subject to the termination provisions of the Incentive Stock Option Agreement. Shares purchased upon exercise of options are subject to a right of first refusal in favor of the Company pursuant to the terms of the 2013 Plan.

(5)	Mr. Schmitt’s options are not exercisable until vested. Mr. Schmitt’s options vest in accordance with the following schedule: 14.28% vested on August 1, 2014, and 2.38% vests on the first day of each successive month thereafter, subject to the termination provisions of the Incentive Stock Option Agreement. Shares purchased upon exercise of options are subject to a right of first refusal in favor of the Company pursuant to the terms of the 2013 Plan.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

On September 25, 2013, we entered into a revolving promissory note agreement with a principal amount of $30,000 with Fomentum, a North Carolina LLC under Mr. Dally’s sole control (the “Fomentum Note”). The Fomentum Note had a maturity date of December 31, 2014 with an interest rate at 5% per annum, accrued monthly and added to principal. Fomentum advanced us a total of $27,061 for operating expenses under the Fomentum Note. We repaid the outstanding balance of the Fomentum Note, including interest, on June 3, 2014. The terms of the Fomentum Note were as favorable to us as those generally available from unaffiliated third parties. We lacked sufficient disinterested independent directors to approve the Fomentum Note at the time it was initiated.

On November 14, 2014, we granted Mr. Olander an option to purchase 8,000 shares of common stock as payment for the performance of advisory services. See the section titled “Groundfloor Options” for more information on the terms of these options. The terms of the transaction were as favorable to us as those generally available from unaffiliated third parties. We lacked sufficient disinterested independent directors to approve the transaction at the time it was carried out.

Certain affiliates and family members of members of the Board participated in the Initial Closing (before appointment to our Board) and Subsequent Closings of the Series Seed Financing (each as defined below). The table below includes the amount of such participation for each such purchaser:

Director or Affiliate	Aggregate Shares of Series Seed Stock	Initial Closing Purchase Amount	Subsequent Closings Purchase Amount	Conversion of Outstanding Convertible Promissory Note	Total Purchase Price
MDO Ventures JS LLC(1)	90,384	$150,000	$50,000	$208,044.44	$408,044.44
Nancy Luberoff(2)	28,691	$30,000	$30,000	$68,037.78	$128,047.78

(1)	MDO Ventures JS LLC is an affiliate of Mr. Olander, a member of our Board.
(2)	Mrs. Luberoff is the wife of Mr. Boehm, a member of our Board.

The terms of the transaction were as favorable to us as those generally available from unaffiliated third parties. We lacked sufficient disinterested independent directors at the time of the Initial Closing to approve the transaction. The Subsequent Closings were approved by our Board, including all of the disinterested independent directors.

TRANSACTIONS WITH PROMOTERS

A majority of our Independent Directors that do not have an interest in the transaction must approve any loan or other material affiliated transaction involving its officers, directors and principal shareholders (collectively, the “Promoters”). We and our affiliates have never made and, except for Loans selected by our Loan Committee, approved by a majority of our disinterested Independent Directors, and covered by a duly qualified offering statement, do not intend to make, loans to, or loan guarantees on behalf of, the Promoters. Further, except as discussed above, we and our affiliates have not engaged in and do not intend to engage in material transactions with the Promoters.

Any material affiliated transactions entered into by us in the future will be made on terms that are no less favorable than those that can be obtained from unaffiliated third parties. In addition, all future material affiliated transactions, and any forgiveness of loans, will be subject to approval by a majority of our Independent Directors, in accordance with Section VI of NASAA’s Statement of Policy Regarding Loans and Other Material Transactions.

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In making the representations above, our officers, directors, and counsel (i) considered their diligence and assured that there is a reasonable basis for such representations, and (ii) considered whether to embody the representations in our charter or bylaws.

MANAGEMENT DISCUSSION AND ANALYSIS

You should read the following discussion in conjunction with our financial statements and the related notes and the section entitled “Description of the Company’s Business” elsewhere in this Offering Circular. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including but not limited to those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Overview

We maintain and operate our Platform for use by us and our subsidiaries to provide real estate development investment opportunities to the public.

Georgia Notes

To date, only Groundfloor GA has issued non-recourse, limited notes, referred to herein as Georgia Notes, through our Platform. The Georgia Notes correspond to commercial loans to real estate developers of between $8,000 and $100,000, at interest rates that range between 6% and 20%, maturing six to 12 months from the date when each loan was made. Payment on each series of Georgia Notes is dependent upon our receipt of payments on the corresponding loan, including principal and accrued interest. The borrower with respect to each loan is the developer that controls the real estate development project. These loans were applied toward a real estate project’s acquisition and/or renovation or construction costs. The real estate developer uses the loan proceeds to complete the real estate project, repaying principal and interest as a balloon payment at maturity. Once the loans are repaid, Groundfloor GA makes payments on the corresponding Georgia Notes. It is expected that investors in the Georgia Notes would profit solely from the interest earned on the Georgia Notes (which corresponds to the interest charged on the corresponding loan).

Groundfloor GA takes a lien on the real estate underlying the project to secure each loan; however, investors in the corresponding series of Georgia Notes do not have any recourse against the real estate developer. The recourse against Groundfloor GA is limited to an amount equal to an investors pro rata share in value of the loan payments received by Groundfloor GA. Real estate developers are charged origination and servicing fees (ranging from 2% to 4% of the funds needed for the project), which may be included in the total amount of the loan. In addition, in certain circumstances, there are additional processing fees charged to the developer.

As of September 30, 2015, Groundfloor GA has issued Georgia Notes totaling approximately $1,890,150, funding a total of 36 commercial loans for real estate development for an aggregate principal amount of $1,890,150. Loan sizes have ranged from $8,000 to $100,000, with an average loan size of approximately $52,504. Georgia Notes have been sold to approximately 500 investors residing in Georgia, with many investors participating in at least two loans. To date, of the 36 loans funded, 16 loans have been paid back in full, and 20 loans are currently outstanding. Of the 20 outstanding loans, all are current and we are not aware of any adverse or material issues with the underlying real estate projects as of September 30, 2015. We have not experienced any adverse business developments in the course of our operations in Georgia. We do not intend to issue any additional Georgia Notes.

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The Georgia Notes were offered and sold pursuant to the federal and state exemptions from registration set forth in Section 3(a)(11) of the Securities Act and the Invest Georgia Exemption, Rule 590-4-2-.08, respectively.

Offering of LROs

Upon qualification of this Offering Circular by state and federal regulators, we will issue LROs in distinct series, each series corresponding to a real estate development project financed by a commercial loan from us. LROs will be issued in denominations of $10 and integral multiples of $10. For more information on the Offering of the LROs covered by this Offering Circular, see “Description of the Company’s Business”, “General Terms of the LROs” and “The LROs Covered by this Offering Circular” elsewhere in this Offering Circular and the Project Summaries beginning on page PS-1 of this Offering Circular.

As of September 30, 2015, we are in the final stages of issuing LROs totaling approximately $355,000, intended to fund a total of five Loans for an aggregate principal amount of $355,000, pursuant to previously qualified offering statements on Form 1-A. These LROs are expected to be sold to approximately 250 investors. As of September 30, 2015, we are also in the process of offering an additional two separate series of LROs corresponding to the same number of Projects for which we intend to extend Loans pursuant to previously qualified offering statements. We have not experienced any adverse business developments in the course of our multistate operations.

To date, LROs have been offered and sold pursuant to the federal exemption from registration set forth in Section 3(b)(2) of the Securities Act and Regulation A promulgated thereunder and registered with the securities regulators through the NASAA Coordinated Review Program for (Tier I) Regulation A Offerings in California, Illinois, Maryland, Massachusetts, Texas, Virginia, Washington, and the District of Columbia. We obtained qualification in Georgia outside of the NASAA Coordinated Review Program.

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We were originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed its name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of our common stock. Effective August 5, 2014, we changed our domiciliary state to Georgia under the name Groundfloor Finance Inc. The consolidated financial statements include the Company and our wholly-owned subsidiary, Groundfloor GA, which was created for the purpose of financing real estate properties in Georgia. Groundfloor GA did not commence principal operations until early 2014.

Financial Position and Operating History

In connection with their audit for the period from January 28, 2013 (inception) through December 31, 2013 and for the year ended December 31, 2014, our auditors raised substantial doubt about our ability to continue as a going concern due to our loss from operations. To strengthen our financial position, we have continued to raise additional funds through convertible debt and equity offerings.

We have a limited operating history and have incurred a net loss since our inception. Our net loss was $948,266 for the six months ended June 30, 2015. To date, we have earned limited revenues from origination and servicing fees charged to borrowers in connection with the loans made by Groundfloor GA corresponding to the Georgia Notes. We have funded our operations primarily with proceeds from our convertible debt issuances, which are described below under “Liquidity and Capital Resources.” Over time, we expect that the number of borrowers and lenders, and the volume of loans originated through our Platform, will increase and generate increased revenue from borrower origination and servicing fees.

The proceeds from the sale of LROs described in this Offering Circular will not be used to directly finance our operations. We will use the proceeds from sales of LROs exclusively to originate the Loans that correspond to the corresponding series of LROs sold to investors. However, we collect origination and servicing fees on Loans we are able to make to Developers, which we recognize as revenue. The more Loans we are able to fund through the proceeds of our offerings, the more fee revenue we will make. With increased fee revenue, our financial condition will improve. However, we do not anticipate this increased fee revenue to be able to support our operations through the next 12 months.

Our operating plan calls for a continuation of the current strategy of raising equity and, in limited circumstances, debt financing to finance our operations until we reach profitability and become cash-flow positive, which we do not expect to occur before 2016. Our operating plan calls for significant investments in website development, security, investor sourcing, loan processing and marketing, and for several rounds of equity financing before we reach profitability. We completed our Series Seed Financing in September 2015, through which we raised an aggregate of approximately $1,522,000 in order to fund operations over the next 6 months. See “Liquidity and Capital Resources” below.

Material Weakness in Internal Controls

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect and correct misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies in internal controls, such that there is a reasonable possibility that a material misstatement of the entity’s financial statements will not be prevented or detected and corrected on a timely basis.

We utilize an external firm to prepare our financial statements and disclosures. The consolidated financial statements are prepared by a contract controller and reviewed by a contract chief financial officer. During the audit of our financial results for 2014, our independent auditors determined that the financial reporting controls over the presentation of our cash flow statement did not operate effectively, resulting in a material adjustment to the presentation of cash flows from operating and financing activities. In the past, we have utilized manual checks to pay certain bills and entered these checks into the accounting system at a later date. In addition, we utilized different check stock for disbursements such that there was not a consistent check sequence maintained for check disbursements. Our independent auditors recommended that our management improve its controls over check disbursements to utilize one check stock for each bank account and to issue checks in sequential order. In addition, our independent auditors recommended that checks should be recorded in the accounting system once issued in a timely manner. Our management is in the process of adopting internal policies to implement our independent auditors’ recommendations. See “Risk Factors—Our independent auditors recently identified a material weakness in our internal control over financial reporting, which, if not remedied, could have a significant adverse effect on our ability to report our financial results accurately and timely in the future.”

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based on our consolidated financial statements, which we have prepared in accordance with generally accepted accounting principles. The preparation of these consolidated financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Management bases its estimates on historical experience and on various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates. Our significant accounting policies are more fully described in Note 1 to our consolidated financial statements included elsewhere in this Offering Circular.

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Software and Website Development Costs

Internal use software and website development costs are capitalized when preliminary development efforts are successfully completed and it is probable that the project will be completed and the software will be used as intended. Internal use software and website development costs are amortized on a straight line basis over the project’s estimated useful life, generally three years. Capitalized internal use software development costs consist of fees paid to third-party consultants who are directly involved in development efforts. Costs related to preliminary project activities and post implementation activities, including training and maintenance, are expensed as incurred. Costs incurred for upgrades and enhancements that are considered to be probable to result in additional functionality are capitalized. Development costs of our website incurred in the preliminary stages of development are expensed as incurred. Once preliminary development efforts are successfully completed, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use.

Share Based Compensation

We account for share-based compensation using the fair value method of accounting which requires all such compensation to employees, including the grant of employee stock options, to be recognized in the income statement based on its fair value at the measurement date (generally the grant date). The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award.

Provision for Income Taxes

We account for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. A valuation allowance is recorded to reduce deferred tax assets to the amount that is more likely than not to be realized.

Results of Operations

Fiscal-Year Ended December 31, 2014 and 2013

	For the year ended December 31, 2014 (audited)	From Inception (January 28, 2013) to December 31, 2013 (audited)
Non-interest revenue:
Origination fees	$10,075	$-
Loan servicing revenue	2,207	-
Total non-interest revenue	12,282	-
Net interest income:
Interest income	19,496	-
Interest expense	(19,496)	-
Net interest income	-	-
Total net revenue	12,282	-
Cost of revenue	(5,686)	-
Net revenue	6,596	-
Operating expenses:
General and administrative	338,423	63,263
Sales and customer support	130,804	39,839
Development	91,908	28,203
Regulatory	380,845	-
Marketing and promotions	283,873	-
Loss from operations	(1,219,257)	(131,305)
Interest expense	401,013	4,166
Net loss	$(1,620,270)	$(135,471)

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Net loss was $1,620,270 for the year ended December 31, 2014, compared to $135,471 for the year ended December 31, 2013. Operating expenses were $1,225,853 for the year ended December 31, 2014, an 833.6% increase over the period from inception (January 28, 2013) to December 31, 2013, primarily due to higher compensation costs as we added more staff to support business growth, increased marketing expense and increased legal expenses related to regulatory filings.

Net Revenue

Net revenue during 2014 was $6,596; there were no revenues in 2013. We began principal operations in early March 2014 and, through December 31, 2014, facilitated 14 developer loans in Georgia in the year ended December 31, 2014. Revenue was earned from origination and servicing fees related to these loans. These fees are determined by the term and credit risk of the developer loan and, as of December 31, 2014, ranged from 2% to 4% of the issued principal balances. The fees are deducted from the loan proceeds at the time of issuance. We expect revenues to increase as our loan application and processing volume increases.

Cost of Revenue

Cost of revenue consists primarily of payment processing and vendor costs associated with facilitating and servicing loans. Cost of revenue for the year ended December 31, 2014 was $5,686. There was no cost of revenue in 2013. We did not begin facilitating and servicing loans until 2014. We expect cost of revenues to increase as our loan application and processing volume increases.

General and Administrative Expense

General and administrative expense consists primarily of salary expense for employees, rent expense and travel expense. General and administrative expenses for the year ended December 31, 2014 and the period from January 28, 2013 (inception) through December 31, 2013 were $338,423 and $63,263 respectively, an increase of 434.9%. The increase was primarily due to personnel-related expenses from the addition of five employees. We expect that general and administrative expenses will increase due to the planned investment in business infrastructure.

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Sales and Customer Support

Sales and customer support expense consists primarily of salary expense for our sales and customer support employees, and public relations service provider fees. Sales and customer support expenses for the year ended December 31, 2014 and the period from January 28, 2013 (inception) through December 31, 2013 were $130,804 and $39,839, respectively, an increase of 228.3%.

The increase was primarily due to an increase in costs related to investor and developer acquisition. We expect that sales expenses will increase due to the planned investment in developer acquisition to support our growth.

Development Expense

Development expense consists primarily of salary expense for our development employees and the cost of subcontractors who work on the development and maintenance of our website and lending platform. Development expense also includes non-capitalized hardware and software costs and depreciation and amortization expense on hardware and software assets. Development expenses for the fiscal year ended December 31, 2014 and the period from January 28, 2013 (inception) through December 31, 2013 were $91,908 and $28,203, respectively, an increase of 225.9%. We expect that development expenses will increase due to the planned investments in our website and lending platform to support our technology infrastructure as we grow.

We began capitalizing website and internally developed software costs in August 2013. For the 12 months ended December 31, 2014 and the period from January 28, 2013 (inception) through December 31, 2013, we capitalized approximately $63,000 and $31,000 in software development costs, respectively.

Regulatory Expense

Regulatory expenses for the year ended December 31, 2014 were $380,845 and there were no regulatory expenses for the period from January 28, 2013 (inception) through December 31, 2013. Regulatory expense consists primarily of professional fees primarily related to legal and accounting fees. We expect that regulatory expenses will increase due to the additional expenses related to qualifying our offerings with the SEC and various state regulators, including the increased cost of compliance and increased audit fees resulting from required regulatory filings.

Marketing and Promotion Expense

Marketing and promotion expenses for the year ended December 31, 2014 were $283,873 and there were no marketing and promotions expenses for the period from January 28, 2013 (inception) through December 31, 2013. The increase was primarily due to an increase in marketing and promotions costs related to investor and developer acquisition, an increase in personnel-related expenses from the addition of one marketing employee, and an increase in event marketing, online advertising promotions and marketing related travel expenses. We expect that marketing and promotion expenses will increase due to the planned investment in investor and developer acquisition to support our growth.

Origination and Servicing Expense

Origination and servicing expense consists primarily of payment processing and vendor costs associated with facilitating and servicing loans. Origination and servicing expenses for the 12 months ended December 31, 2014 were $2,397. There were no origination and servicing expenses in 2013. We did not begin facilitating and servicing loans until 2014. We expect origination and servicing expenses to increase as our loan application and processing volume increases.

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Six-Month Period Ended June 30, 2015 and 2014

	For the six months ended June 30, 2015 (unaudited)	For the six months ended June 30, 2014 (unaudited)
Non-interest revenue:
Origination fees	$10,023	$1,699
Loan servicing revenue	6,201	-
Total non-interest revenue	16,224	1,699
Net interest income:
Interest income	42,976	5,273
Interest expense	(42,976)	(5,273)
Net interest income	-	-
Total net revenue	16,224	1,699
Cost of revenue	(5,243)	(2,397)
Net revenue	10,981	(698)
Operating expenses:
General and administrative	200,713	52,734
Sales and customer support	91,292	37,140
Development	117,405	30,592
Regulatory	344,984	161,054
Marketing and promotions	204,853	63,047
Loss from operations	(948,266)	(345,265)
Interest expense	-	16,722
Net loss	$(948,266)	$(361,987)

Net loss was $948,266 for the six months ended June 30, 2015, compared to $361,987 for the six months ended June 30, 2014. Operating expenses were $959,247 for the six months ended June 30, 2015, a 178.4% increase over the six months ended June 30, 2014, primarily due to higher compensation costs as we added more staff to support business growth, increased marketing expense and increased legal expenses related to regulatory filings.

Net Revenue

Net revenue during six months ended June 30, 2015 was $16,224, compared to $1,699 for the six months ended June 30, 2014. The 855% increase was primarily due to the increase in the number of loans that were originated and serviced in 2015. We expect revenues to increase as our loan application and processing volume increases.

Cost of Revenue

Cost of revenue consists primarily of payment processing and vendor costs associated with facilitating and servicing loans. Cost of revenue for the six months ended June 30, 2015 was $5,243 compared to $2,397 for the six months ended June 30, 2014. The 118.7% increase was primarily due to the increase in the number of loans that were originated and serviced in 2015. We expect cost of revenues to increase as our loan application and processing volume increases.

General and Administrative Expense

General and administrative expense consists primarily of salary expense for employees, rent expense and travel expense. General and administrative expenses for the six months ended June 30, 2015 and 2014 were $200,713 and $52,734, respectively, an increase of 280.6%. The increase was primarily due to personnel-related expenses from the addition of employees. We expect that general and administrative expenses will increase due to the planned investment in business infrastructure.

Sales and Customer Support

Sales and customer support expense consists primarily of salary expense for our sales and customer support employees, and public relations service provider fees. Sales and customer support expenses for the six months ended June 30, 2015 and 2014 were $91,292 and $37,140, respectively, an increase of 145.8%. The increase was primarily due to an increase in costs related to investor and developer acquisition. We expect that sales expenses will increase due to the planned investment in developer acquisition to support our growth.

Development Expense

Development expense consists primarily of salary expense for our development employees and the cost of subcontractors who work on the development and maintenance of our website and lending platform. Development expense also includes non-capitalized hardware and software costs and depreciation and amortization expense on hardware and software assets. Development expenses for the six months ended June 30, 2015 and 2014 were $117,405 and $30,592, respectively, an increase of 283.8%. We expect that development expenses will increase due to the planned investments in our website and lending platform to support our technology infrastructure as we grow.

For the six months ended June 30, 2015 and 2014, we capitalized $24,423 and $31,987 in software development costs, respectively.

Regulatory Expense

Regulatory expense consists primarily of professional fees primarily related to legal and accounting fees. Regulatory expenses for the six months ended June 30, 2015 and 2014 were $344,984 and $161,054, respectively, an increase of 114.2%. We expect that regulatory expenses will increase due to the additional expenses related to qualifying our offerings with the SEC and various state regulators, including the increased cost of compliance and increased audit fees resulting from required regulatory filings.

Marketing and Promotion Expense

Marketing and promotion expenses for the six months ended June 30, 2015 and 2014 were $204,853 and $63,047, respectively, an increase of 224.9%. The increase was primarily due to an increase in marketing and promotions costs related to investor and developer acquisition, an increase in personnel-related expenses, and an increase in event marketing, online advertising promotions and marketing related travel expenses. We expect that marketing and promotion expenses will increase due to the planned investment in investor and developer acquisition to support our growth.

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Liquidity and Capital Resources

The financial statements included in this Offering Circular have been prepared assuming that we will continue as a going concern; however, the conditions discussed below raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should we be unable to continue as a going concern.

We incurred a net loss during the period from January 28, 2013 (inception) through June 30, 2015, and have an accumulated deficit as of June 30, 2015 of $2,704,007. Since our inception, we have financed our operations through debt and equity financing from various sources. We are dependent upon raising additional capital or seeking additional equity financing to fund our current operating plans for the foreseeable future. Failure to obtain sufficient equity financing and, ultimately, to achieve profitable operations and positive cash flows from operations could adversely affect our ability to achieve its business objectives and continue as a going concern. Further, there can be no assurance as to the availability or terms upon which the required financing and capital might be available.

	For the six months ended June 30, 2015 (unaudited)	For the year ended December 31, 2014 (audited)	From Inception (January 28, 2013) to December 31, 2013 (audited)
Operating activities	$(627,863)	$(809,251)	$(51,049)
Investing activities	(375,346)	(433,806)	(30,973)
Financing activities	1,176,500	1,695,414	169,855
Net increase in cash	$173,291	$452,357	$87,833

Net cash used in operating activities for the six months ended June 30, 2015 was $627,863. Net cash used in operating activities funded salaries, expenses for contracted development and other professional service providers and expenses related to sales and marketing initiatives.

Net cash used in investing activities for the six months ended June 30, 2015 was $375,346. Net cash used in investing activities primarily represents loan payments to developers.

Net cash provided by financing activities for the six months ended June 30, 2015 was $1,176,500. Net cash provided by financing activities primarily represents proceeds from the issuance of our stock and proceeds from the issuance of Georgia Notes to investors through the Platform, offset by repayments of certain Georgia Notes to investors.

From October to December 2013, we entered into convertible notes with investors for total proceeds of $165,000. The notes incurred interest at the rate of 8% per annum. The outstanding principal and all accrued but unpaid interest was due and payable on the earlier of January 31, 2015 (“Maturity Date”) or the closing of a financing with gross proceeds of at least $1,500,000 (a “Qualified Financing”). In the event of a Qualified Financing, the outstanding principal and all accrued but unpaid interest would become automatically converted into shares of our stock issued in the financing at a price per share equal to 75% of the price per share of the financing. In the event we did not consummate a Qualified Financing prior to the Maturity Date, each holder of the notes had the option, at any time during the 60 days following the Maturity Date, to convert the unpaid principal and interest into shares of our common stock at a price per share equal to $3,600,000 divided by the number of the then outstanding shares of common stock, including outstanding stock options and shares of common stock reserved for issuance for stock options.

From February to March 2014, we issued convertible notes to investors for total proceeds of $135,000. These convertible notes had the same terms as the convertible notes that were issued to investors in 2013 (collectively, the “2013 Convertible Notes”). The offering of 2013 Convertible Notes terminated on March 19, 2014. The 2013 Convertible Notes were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act.

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From May to August 2014, we issued convertible notes to investors for total proceeds of $750,000 (the “2014 Convertible Notes”). The 2014 Convertible Notes had the same terms as the 2013 Convertible Notes, with the exception of the conversion terms. The outstanding principal and all accrued but unpaid interest of the 2014 Convertible Notes would be automatically converted into shares of our stock issued in a Qualified Financing at a price per share equal to the lesser of 90% of the price per share of the financing or the price per share equal to $5,000,000 divided by the number of the then outstanding shares of common stock, including outstanding stock options and shares of common stock reserved for issuance for stock options. In the event we had not consummated a Qualified Financing prior to the Maturity Date, each holder of the notes had the option, at any time during the 60 days following the Maturity Date, to convert the unpaid principal and interest into shares of our common stock at a price per share equal to $5,000,000 divided by the number of the then outstanding shares of common stock, including outstanding stock options and shares of common stock reserved for issuance for stock options. The offering of 2014 Convertible Notes terminated on August 7, 2014. The 2014 Convertible Notes were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act.

We issued and sold 91,259 shares Series Seed Preferred Stock at an initial closing on December 5, 2014 (the “Initial Closing”), for total proceeds of $475,000, pursuant to the Series Seed Preferred Stock Purchase Agreement (the “Series Seed Purchase Agreement”), dated December 5, 2014 between us and the investors named therein (the “Series Seed Investors”). We issued and sold an aggregate of 201,146 additional shares of Series Seed Preferred Stock, for total proceeds of $1,047,000, at subsequent closings on April 1, 2015, May 12, 2015 and August 31, 2015 (collectively, the “Subsequent Closings” and together, with the Initial Closing, the “Series Seed Financing”). In connection with the Series Seed Financing, we also entered into an Investors’ Rights Agreement (the “Investors’ Rights Agreement”) with the Series Seed Investors and certain holders of our common stock (the “Key Holders”). The shares of Series Seed Preferred Stock were offered and sold pursuant to the federal exemption from registration set forth in Rule 506 of Regulation D under the Securities Act.

In addition, at the Initial Closing (and notwithstanding the definition of Qualified Financing applicable to the conversion terms of the 2013 Convertible Notes and of the 2014 Convertible Notes (collectively, the “Convertible Notes”)), the entire unpaid principal and interest outstanding under the Convertible Notes converted into 276,391 additional shares of Series Seed Preferred Stock pursuant to the terms of that certain Note Conversion Agreement, dated December 5, 2014 between the Company and each of the holders of the Convertible Notes.

We have incurred losses since our inception, and we expect we will continue to incur losses for the foreseeable future. We require cash to meet our operating expenses and for capital expenditures. To date, we have funded our cash requirements with proceeds from our convertible note and preferred stock issuances. We anticipate that we will continue to incur substantial net losses as we grow our Platform. We do not have any committed external source of funds. To the extent our capital resources are insufficient to meet our future capital requirements, we will need to finance our cash needs through public or private equity offerings or debt financings. Additional equity or debt financing may not be available on acceptable terms, if at all.

Plan of Operation

Prior to September 2015, our operations were limited to issuing Georgia Notes solely in Georgia to Georgia residents pursuant to an intrastate crowdfunding exemption from registration under the Securities Act and qualification under Georgia law. On August 31, the SEC qualified our first offering statement on Form 1-A covering seven separate series of LROs corresponding to the same number of Projects in eight states and the District of Columbia. Subsequently, we do not intend to issue any additional Georgia Notes. Upon qualification of this Offering Circular by state and federal regulators, we will be able to issue up to an additional $443,000 in LROs in eight states and the District of Columbia. With this increased geographic footprint, we expect that the number of borrowers and corresponding investors, and the volume of loans originated through our Platform, will increase and generate increased revenue from borrower origination and servicing fees.

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Prior to qualification of this Offering Circular and subsequent to qualification as the volume of our loans and corresponding offerings increase, we plan to continue the current strategy of raising equity and, in limited circumstances, debt financing to finance our operations until we reach profitability and become cash-flow positive, which we do not expect to occur before 2016. Future equity or debt offerings by us will be necessary to fund the significant investments in website development, security, investor sourcing, loan processing and marketing necessary to reach profitability. We expect to hire more staff to support our expected growth in operations and to invest heavily in marketing throughout the next year.

Off-Balance Sheet Arrangements

We do not engage in any off-balance sheet financing activities. We do not have any interest in entities referred to as variable interest entities, which include special purpose entities and other structured finance entities.

GENERAL TERMS OF THE LROS

We will issue the LROs in distinct series, each corresponding to a Project and Loan described in more detail in “The LROs Covered by this Offering Circular” beginning on page 93. See also the Project Summaries beginning on page PS-1and the form of LRO Agreement beginning on page LRO-1. LROs will be issued in denominations of $10 and integral multiples of $10. Your rights and obligations as a holder of LROs and our rights and obligations with respect thereto are governed by the Investor Agreement and, more particularly, the LRO Agreement (which also governs the purchase and sale of the LROs). A copy of the standard form of LRO Agreement begins on page LRO-1 of this Offering Circular. The LRO Agreement applicable to each particular series of LROs being offered hereby is available by hyperlink through our Platform on the corresponding Project Summary.

LRO Payments and Term

On each LRO in a series, we will pay to each holder thereof the Purchase Amount and the Expected Return earned thereon. Our obligation to make such LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. Payment on each series of LROs will be dependent upon our receipt of Loan Payments in connection with the corresponding Loan. We will make LRO Payments within five business days of receipt of the corresponding Loan Payments. The LRO Agreement gives us sole discretion in applying amounts we receive from, or for the account of, the Developer, with respect to the corresponding Loan, and we may make LRO Payments out of any funds at our disposal. We may prepay the LROs at any time without penalty and our payment obligation may be satisfied by making LRO Payments to investors of an amount that may be more or less than the expected yield, on a date different than originally specified. If, as a result of any prepayment, all of the Purchase Amount of, and Expected Return accrued on, this LRO have been paid in full, our obligation to make any LRO Payments thereunder will automatically terminate. Subject to the servicing standards set forth in the LRO Agreement, we have the power to modify the terms of the Loan in connection with our administration, servicing, collection and enforcement of the Loan, which could impact our obligation to make any payments to you and, in some instances, could result in the loss of your entire investment. All LRO Payments will be made directly to your funding account and will be made in U.S. dollars. All U.S. dollar amounts used in or resulting from the calculation of amounts due in respect of the LRO may be rounded to the nearest cent (with one-half cent being rounded upward). The LRO is not payable at your option. Any taxes due and payable on any LRO Payments are your sole responsibility; you agree to reimburse us promptly for any such taxes paid by us.

Our obligation to make LRO Payments automatically terminates on the final payment date, which is the maturity date of the corresponding Loan, assuming the entire Purchase Amount and accrued Expected Return have been paid to the holder at that time. Our obligation to make LRO Payments is automatically extended (up to a maximum of two years) if such amounts were not paid on the final payment date (or, for administrative convenience, within five business days thereof). In such case, the our obligation to make LRO Payments on such series of LROs will terminate on the earlier of (i) the date on which the remaining Purchase Amount of, or Expected Return accrued on, the LRO has been paid in full, (ii) the date on which all available Collection Proceeds have been applied and the holder’s pro rata share thereof paid as LRO Payments in accordance with the terms of the LRO Agreement, or (iii) the extended payment date. We will not have to make any further LRO Payments (irrespective of whether the expected yield on the LRO has been paid in full), after the extended payment date.

Since LRO Payments are conditioned upon the receipt by the Company of Loan Payments on the corresponding Loan, the anticipated repayment schedule of the LROs generally reflect that of the corresponding Loan, which, like the LRO, is subject to prepayment without penalty. The repayment schedule for the Loans will vary by Project; however, typically, repayment is made either as a balloon payment at maturity or interest only on a monthly/quarterly basis, with the principal amount paid at maturity. Longer term Loans may also be structured as a balloon payment, but all of our Loans with a maturity date of less than one year are structured as a balloon repayment.

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Relationship of the Parties

The LRO Agreement sets forth the relationship between us with respect to each series of LROs you are purchasing. Our duties to you are limited to those obligations explicitly set forth in the LRO Agreement, and we assume no other duties, fiduciary or otherwise, to you.

Pursuant to the terms of the LRO Agreement, you and we agree that (i) we may sell additional LROs of the series relating to the Loan from time to time; (ii) you will be considered the legal and equitable owner of the LRO governed by the LRO Agreement for all purposes; (iii) you will look only to the Company for payment of the Purchase Amount and any Expected Return accrued on the LRO; and (iv) you have no interest in any property of the Company, the Developer or its Principals taken as security or guaranty for the Loan or in any property in our possession or control, which other property may secure the Loan.

Further, we will incur no liability by acting upon any notice, consent, certificate, or other instrument or writing believed by us to be genuine and signed by or sent by the proper party.

By entering into the LRO Agreement, you also expressly waive and release, as a condition of and as part of the consideration for the issuance of the LRO, any recourse under or upon any obligation, covenant or agreement contained in the LRO Agreement, or because of any obligations evidenced therein, against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Company, either directly or through the Company, under any rule of law, statute (other than applicable federal securities laws) or constitutional provision or by the enforcement of any assessment or penalty or otherwise.

Events of Default

You will have no recourse against us under the LRO Agreement unless, and then only to the extent that an Event of Default (as defined below) has occurred and is continuing. An “Event of Default” will be deemed to occur if:

(1)	we fail to comply with our payment obligations set forth in the LRO Agreement and such failure continues for a period of 60 days after receipt by the Company of notice from you;

(2)	we fail to comply with any of our agreements in the Investor Agreement or the LRO Agreement (other than those referred to in paragraph (1) above and other than a covenant or warranty, the breach of which is specifically discussed below) and such failure continues for 60 days after receipt by the Company of notice from you, provided, however, that, if we proceed to take curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of 60 days, then such period shall be increased to such extent as shall be necessary to enable us diligently to complete such curative action;

(3)	a court of competent jurisdiction shall enter (a) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy law or (b) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of our property, or ordering the wind up or liquidation of our affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

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(4)	(a) we commence a voluntary case or proceeding under any applicable bankruptcy law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) we consent to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) we file a petition or answer or consent seeking reorganization or substantially comparable relief under any applicable federal or state law, or (d) we (i) consent to the filing of such petition by, the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property or (ii) make an assignment for the benefit of creditors.

If an Event of Default specified in paragraph (1) or paragraph (2) above occurs and is continuing, upon your notification to us, the outstanding and unpaid Purchase Amount (or portion thereof) of the LRO, and all unpaid Expected Return accrued thereon, will become and be immediately due and payable, subject in each case to certain limitations set forth in the LRO Agreement, notwithstanding any other provision of the LRO Agreement. A default under paragraph (1) or (2) above is not an Event of Default until you notify us of the default and we do not cure such default within the time specified in paragraph (1) or (2) above after receipt of such notice.

If an Event of Default specified in paragraph (3) or paragraph (4) above occurs and is continuing, the outstanding and unpaid Purchase Amount (or portion thereof) of the LRO Agreement, and all unpaid Expected Return accrued thereon, will become and be immediately due and payable without any declaration or other act on your part, notwithstanding any other provision of the LRO Agreement. You, by notice to us, may rescind acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, and (ii) all Events of Default specified in paragraph (3) or paragraph (4) have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto. There will be no automatic acceleration of the outstanding and unpaid Purchase Amount (or portion thereof) of the LRO, or any unpaid Expected Return accrued thereon, upon the occurrence of an Event of Default other than an Event of Default specified in paragraph (3) or paragraph (4).

Ranking

The LROs will not be contractually senior or contractually subordinated to any indebtedness of the Company. The LROs will be unsecured special, limited obligations of the Company. Holders of the LROs do not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any assets of the Company, any Developer or any of the Developer’s Principals. Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. The LROs are not obligations of the Developers or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. We may prepay the LROs at any time without penalty and our payment obligation may be satisfied by making LRO Payments to investors of an amount that may be more or less than the expected yield, on a date different than originally specified. See “Risk Factors—You may receive a different return on your investment than originally expected and could suffer a complete loss of your investment.”

You will not have any recourse against us unless, and then only to the extent that, we have failed to pay your LRO Payment when due or have otherwise breached a covenant of the LRO Agreement. We will be obligated to make payments on the LROs only if and to the extent we receive Loan Payments on the corresponding Loan. We will pay to each holder of the corresponding series of LROs an amount equal to such holder’s pro rata share of amounts. Loan Payments will be secured by the assets of the corresponding Project.

In the event of a bankruptcy or similar proceeding of the Company, the relative rights of the holder of a LRO as compared to the holders of our other unsecured indebtedness with respect to payment from the proceeds of the Loan repayment or other assets of the Company is uncertain. See “Risk Factors— Risks Related to the Company and our Platform—If we were to become subject to a bankruptcy or similar proceeding . . .” and “Risk Factors—In a bankruptcy or similar proceeding of the Company . . . .”

Unsecured Obligations

The LROs are unsecured limited obligations of the Company. We expect to take out a lien on the real estate underlying the Project to secure the Developer’s payment obligations to us; however, the LROs are unsecured, and you as a holder of a LRO will not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any assets of the Company or any Developer or its Principal(s). Further, you will not have any recourse against the Developer or its Principals. Your recourse against us is limited to the amount of any LRO Payments we owe you (as determined pursuant to the terms of the corresponding LRO Agreement). Investing in LROs is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment.

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Prepayments

Developers may prepay Loans without penalty. Our obligation to make any LRO Payments will automatically terminate once all of the Purchase Amount of, and Expected Return accrued on, any LRO is paid in full.

Representations and Warranties

Under the LRO Agreement, you will represent and warrant to us that you:

•	are purchasing the LROs for your own account;

•	have taken all action necessary to authorize its execution and delivery of the LRO Agreement and the performance of your obligations thereunder;

•	have received a copy of the Offering Circular with respect to the LROs;

•	acknowledge that the purchase of the LROs involves various risks, including the risks outlined in this Offering Circular, and you are able to bear any loss associated with an investment in the LROs;

•	meet any applicable residency or minimum financial suitability requirements applicable to the Offering, as outlined in the Offering Circular and have abided by any maximum investment limits applicable to the Offering, as set forth in the Offering Circular;

•	acknowledge our recommendation that you consult with your own attorneys, accountants and other processional advisors as to the legal, tax, accounting and other consequences of an investment in the LROs;

•	acknowledge that neither we nor any of our affiliates has made any representation regarding the proper characterization of the LROs for purposes of determining your authority to invest in the LROs; and

•	acknowledge that the LROs will not be listed on any securities exchange, that there will be no trading platform for the LROs, that any trading of LROs must be conducted in accordance with federal and applicable state securities laws and that you should be prepared to hold the LROs through maturity.

The Company represents and warrants to you that the Company has the power to enter into the LRO Agreement and each applicable Loan Document and that the Company has taken all action necessary to authorize its execution and delivery of the LRO Agreement and each applicable Loan Document and the performance of its obligations thereunder. Except for the representations and warranties contained in this Offering Circular, the LRO Agreement and the Investor Agreement, neither we nor any other person has made or makes any other express or implied representations or warranty, either written or oral, on behalf of the Company with respect to the LROs.

Notice of Loan Default

We will handle all transactions under the Loan Documents in the ordinary course of business in accordance with our usual practices. We will use commercially reasonable efforts to give you notice of any event of default under the Loan Documents of which we have received written notice from the Developer or of which we have actual knowledge and which, in our judgment, materially affects the ability of the Developer to make payments thereunder; provided that neither we nor any of our members, managers, officers, directors, employees, affiliates or agents will be liable for any failure to give any such notice. Our failure to give any such notice shall not affect any of your duties and obligations under the LRO Agreement.

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Administration, Service, Collection and Enforcement of Loan Documents

When we undertake administration, servicing, collection and enforcement activities on a Loan, we do so in each particular circumstance, in accordance with specific servicing standards outlined in the LRO Agreement, with the goal of maximizing the amount of the LRO Payments to be paid to investors prior to termination of our limited payment obligation thereunder. The LRO Agreement provides that, in administering, servicing, collecting and enforcing a Loan, we (or our agent) will use commercially reasonable efforts prior to the extended payment date to pursue, either directly or through our representatives, (i) the collection of any amounts owing to us under the Loan Documents (to the extent constituting Loan Payments) and (ii) the exercise of our remedies upon a breach or default under the Loan Documents or in order to avoid the occurrence thereof, in each case, to the extent warranted in our business judgment and consistent with reasonable commercial standards of fair dealing and in accordance with industry standards customary for loans of the same general type and character as the Loans in order to maximize the amount of LRO Payments to be made under the terms of the LRO. Without limiting the foregoing and subject to this servicing standards, we (or our agent) will have the right at any time and from time to time, without your consent, and provided that we (or our agent) have reasonably and prudently determined that such action will not be materially adverse to the relevant holders of LROs (i) to give or withhold waivers, consents, extensions, or compromises in connection with the Loan Documents and to amend or modify the Loan Documents, including, while there exists, or in order to avoid the occurrence of, an event of default under the Loan Documents, to change the payment date, reduce the principal amount or the rate of interest, change the time or manner of making loan payments on the Loan or amend any other material term of the Loan; (ii) to take or refrain from taking action in connection with the handling, realizing upon, exercise of remedies, or enforcing with respect to the Loan Documents; (iii) to control the prosecution and defense of any action, claim, or demand of any kind that shall be asserted against either us or a holder of LROs, or both, directly or indirectly relating to any transaction in respect of any of the Loan Documents; (iv) while an event of default exists under the Loan Documents, to enforce any security interest in the assets pledged to secure the Loan or sell all or any portion of our rights, title and interest to any person under the Loan Documents, whether at, below or above par; and (v) if in our business judgment the reasonable costs and expenses associated with further action to collect or enforce the terms of the Loan Documents will exceed the aggregate Loan Payments reasonably recoverable or realizable, to write-off the Loan if we (or our agent) deem the Loan uncollectible. For example, in the context of a borrower default, the Company may negotiate to extend payment dates and could agree to a modified payment plan that could result in the LRO holder receiving less than the Expected Return at the Extended Payment Date. Without limiting the foregoing and subject to our servicing standards, if an event of default under the Loan Documents occurs which is not waived by us or cured within any applicable grace period, we may, at our sole option, exercise or refrain from exercising any rights or remedies we may have or take any other action with respect to the Loan Documents or is otherwise available to us. In addition, at no time shall we be under any duty to enforce any rights, remedies, powers, or privileges with respect to any enforcement of the obligations of the Developer under any of the Loan Documents, and we will not be compelled to do any act or to take any action toward the exercise or enforcement of the powers created by the LRO Agreement or any of the Loan Documents or to prosecute or defend any suit in respect thereof.

Notwithstanding these broad powers, you and we acknowledge in the LRO Agreement that, in circumstances other than borrower default or prepayment, the modification of a term of the corresponding Loan could be deemed to be a material modification of the terms of your LRO. In such instance, it is possible that the modified series of LROs would constitute a new security under the Securities Act and under applicable State securities laws. You and we acknowledge in the LRO Agreement that, before implementing any modification to the terms of the corresponding Loan (other than in circumstances involving borrower default or prepayment) that would cause your LROs (as modified) to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements.

Collection Proceeds, Costs, and Expenses

Subject to the application of Loan Payments received as Collection Proceeds and our ability to prepay the LRO, we are obligated to pay to each holder of a LRO the Purchase Amount and the Expected Return earned thereon as LRO Payments. Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder’s pro rata share of the amount of Loan Payments, if any, actually received on the corresponding Loan. For these purposes, the LRO Agreement also specifies that LRO Payments include “Collection Proceeds,” which includes amounts received in connection with any exercise of the Company’s powers to administer, service, collect and enforce the terms of the Loan or of the Loan Documents including, without limitation amounts received (i) as late charges and default or penalty interest, or as payment of any principal or accrued interest on the Loan that may be reduced, or (ii) in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or (iii) in connection with a sale of the Company’s rights, title and interest under the Loan Documents. The LRO Agreement provides that any and all Collection Proceeds we receive will be applied (x) first, to all Collection Costs, (y) second, to accrued and unpaid Expected Return owed on the LRO, and (z) third, to the Purchase Amount of the LRO then outstanding.

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As a result, we are required to pay each holder of a series of LROs an amount equal to such holder’s pro rata share of the Collection Proceeds (net of Collection Costs) we secure with respect to the corresponding Loan prior to the extended payment date. However, you and we agree, and you expressly acknowledge in the LRO Agreement, that the exercise by us (or our agents) of our powers to administer, service and enforce the terms of the Loan and the Loan Documents, (1) could have the effect (without any further action on your part) of adjusting the total amount of the LRO Payments owed to you and (2) that such adjustment shall not, in and of itself, give rise to an “Event of Default” under the terms of the LRO Agreement. Without limiting the foregoing, you and we and expressly acknowledge that payment of amounts corresponding to the amount of certain Collection Proceeds (such as late charges, default interest or penalty interest charged on the Loan) could automatically increase the total amount of the LRO Payments owed to you under the terms of the LRO, and prepayment by the Company of the LRO, payment of amounts corresponding to other types of Collection Proceeds (such as amounts resulting from any reduction in outstanding principal and accrued interest on the Loan, we (or our agent) may agree to, or of amounts received by us in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or in connection with a sale of our rights, title and interest under the Loan Documents) or, if we (or our agent) elects to write-off the Loan, could automatically decrease the total amount of the LRO Payments owed to you under the terms of the LRO. If, in connection with our powers to administer, service, collect and enforce the terms of the Loan and the Loan Documents, we take action that would materially impact the amount or timing of the LRO Payments owed to you under the LRO Agreement, we will promptly notify you (by email) thereof and of the impact such action will or is expected to have on your right to receive LRO Payments thereunder. Furthermore, in circumstances other than borrower default or prepayment, the modification of a term of a Loan (e.g., a reduction in the interest rate charged on the Loan) could be deemed to be a material modification of the terms of the corresponding series of LROs. In such instance, it is possible that the modified series of LROs would constitute a new security under the Securities Act and under applicable State securities laws. Before implementing any modification to the terms of a Loan (other than in circumstances involving borrower default or prepayment) that would cause the corresponding series of LROs (as modified) to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements.

Denominations, Form and Registration

We will issue the LROs only in registered form and only in electronic form and, other than the LRO Agreement, you will not receive a physical instrument. This means that each LRO will be stored on our Platform. You can view a record of the LROs you own and the form of your LRO Agreement online and print copies for your records by visiting your secure, password-protected webpage (referred to as the “Investor Dashboard” in the “My Account” section of our Platform). Investors will be required to hold their LROs through our Platform’s electronic LRO register.

We will treat the investors in whose names the LROs are registered as the owners thereof for the purpose of receiving payments and for all other purposes whatsoever with respect to the LROs.

No Public Market

The LROs do not contain any provision restricting their transferability, other than the requirements that any transfer be conducted consistent with applicable law, any transferee to register as an investor with us, and such transferee agrees to the terms of the Investor Agreement and the LRO Agreement governing such series of LROs. However, the LROs will not be listed on any securities exchange, nor do we have plans to establish any kind of trading platform to assist investors who wish to sell their LROs. There is no public market for the LROs, and none is expected to develop. Accordingly, you may be required to hold your LROs to maturity. Certain states, including California and Texas, also impose additional statutory restrictions on secondary trading of the LROs purchased in the Offering, which may further restrict the transferability of the LROs. Prospective investors are urged to consult their own legal advisors with respect to secondary trading in the LROs.

THE LROS COVERED BY THIS OFFERING CIRCULAR

This Offering Circular relates only to the offer and sale of the six separate series of LROs corresponding to the same number of Projects for which we intend to extend Loans. Each series of LRO is denominated by the corresponding Project’s name. As discussed in more detail below, the following table identifies certain information for each series of LROs being offered pursuant to this Offering Circular, with additional details set forth in a corresponding Project Summary beginning on page PS-1 of this Offering Circular. The Project Summaries information can also be accessed on our Platform.

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The table below identifies general information about each series of LROs we are offering under this Offering Circular, including: the name (which typically corresponds to the address of the corresponding Project), the aggregate Purchase Amount being offered (which is the same as the total principal amount of the corresponding Loan), the Expected Return (which is the same as the interest rate on the corresponding Loan), and the final payment date and extended payment date. The table below also identifies general information about the corresponding Loan and Project, including the name of the Developer (as borrower under the Loan), the purpose for the Loan and the address/location of the Project. It also summarizes the specific terms of the corresponding Loan, including the Loan Principal, letter grade and interest rate fixed for such Loan (both of which are derived through our proprietary Grading Algorithm), term (or maturity) of the Loan, manner of repayment, loan position (i.e., whether we will hold a first or second tier security interest on the Loan) and whether financing the Loan (and completion of the sale of the corresponding series of LROs) is subject to any conditions.

Series of LRO/Project Name: 66 Bow St., Franklin, NH 03235
Developer (borrowing entity): Hus Holdings, LLC
Aggregate Purchase Amount of the LRO: $60,000	Expected Return Rate of the LRO: 13.4% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 66 Bow St., Franklin, NH 03235	• Loan Principal: $60,000 • Interest Rate: 13.4% and Grade: C • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

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Series of LRO/Project Name: 71 Willow Bend Dr. NW, Cartersville, GA 30121
Developer (borrowing entity): Georgia House Buyers Inc.
Aggregate Purchase Amount of the LRO: $25,000	Expected Return Rate of the LRO: 25.8% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Renovation • Address/Location of Project: 71 Willow Bend Dr. NW, Cartersville, GA 30121	• Loan Principal: $25,000 • Interest Rate: 25.8% and Grade: G • Term and Repayment Terms: 6 months – Balloon payment • Loan Position: Second Lien
Financing Conditions: Receipt of clean title search (subject to lien held by primary lender). Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 73-75 Willard Ave., Springfield, MA 01109
Developer (borrowing entity): Kerrigan Construction, LLC
Aggregate Purchase Amount of the LRO: $84,000	Expected Return Rate of the LRO: 13% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Acquisition & Renovation • Address/Location of Project: 73-75 Willard Ave., Springfield, MA 01109	• Loan Principal: $84,000 • Interest Rate: 13% and Grade: C • Term and Repayment Terms: 6 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1003 Cattle Creek Ridge Rd., Carbondale, CO 81623
Developer (borrowing entity): Southern Puma, LLC
Aggregate Purchase Amount of the LRO: $150,000	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Second • Address/Location of Project: 1003 Cattle Creek Ridge Rd., Carbondale, CO 81623	• Loan Principal: $150,000 • Interest Rate: 16% and Grade: E • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: Second Lien
Financing Conditions: Receipt of clean title search (subject to lien held by primary lender). Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 23219 Calico Corners Ln., Spring, TX 77373
Developer (borrowing entity): Solid Returns, LLC
Aggregate Purchase Amount of the LRO: $84,000	Expected Return Rate of the LRO: 16% per annum
Final Payment Date: 12 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: Refinance • Address/Location of Project: 23219 Calico Corners Ln., Spring, TX 77373	• Loan Principal: $84,000 • Interest Rate: 16% and Grade: D • Term and Repayment Terms: 12 months – Balloon payment • Loan Position: First Lien
Financing Conditions: Receipt of clean title search. Title insurance obtained in connection with closing the Loan.

Series of LRO/Project Name: 1681 Belle Isles Cir., NE, Atlanta, GA 30329
Developer (borrowing entity): Strategic Property Consulting Group LLC
Aggregate Purchase Amount of the LRO: $40,000	Expected Return Rate of the LRO: 15.6% per annum
Final Payment Date: 6 months following issuance	Extended Payment Date: maximum of two years following Final Payment Date
General Information on Project:	Details of Loan:
• Purpose for Loan: New Construction • Address/Location of Project: 1681 Belle Isles Cir., NE, Atlanta, GA 30329	• Loan Principal: $40,000 • Interest Rate: 15.6% and Grade: D • Term and Repayment Terms: 6 months – Balloon payment • Loan Position: Second Lien
Financing Conditions: Receipt of clean title search (subject to lien held by primary lender). Title insurance obtained in connection with closing the Loan.

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PLAN OF DISTRIBUTION

The LROs to be issued and sold in connection with this Offering shall be offered by us through our Platform. We are not using a selling agent or finder in connection with this Offering. We will use our website as an online portal and information management tool in connection with the Offering. The final Offering Circular and the specific form of LRO Agreements corresponding to each series of LROs being offered hereby will be furnished to prospective investors and will be available for viewing and download through our Platform 24 hours per day, seven days per week as an electronic PDF file via a hyperlink on each Project Summary. Before committing to purchase LROs, each investor will consent to receive the final Offering circular, in addition to other Disclosures, electronically.

We will commence the offering of each series of LROs promptly after the date this Offering Circular is qualified by posting each Project Summary as a separate landing page on our Platform. The offering of each series of LROs covered by this Offering Circular will remain open until the earlier of (i) 30 days, unless extended, or (ii) the date the Offering of a particular series of LROs is fully subscribed with irrevocable funding commitments; however, we may extend the Offering Period for a particular series of LROs in our sole discretion (with notice to potential investors), up to a maximum of 45 days. We will notify investors who have previously committed funds to purchase such series of LROs of any such extension by email and will post a notice of the extension on the corresponding Project Summary on our Platform.

A commitment to purchase LROs becomes irrevocable following expiration of the Withdrawal Period. Commitments to purchase LROs made after expiration of the Withdrawal Period, if any, are irrevocable when authorized and may not be withdrawn. The closing and funding of each Loan is expected to occur within five days of the end of the Offering Period or on such earlier date as the offering of that series of LROs is fully subscribed with irrevocable funding commitments. If the offering of a series of LROs is terminated before, or not fully subscribed with irrevocable funding commitments by, the end of the Offering Period, we will notify investors and promptly release committed funds and make them available in their funding accounts.

In order to subscribe to purchase the LROs, a prospective investor must electronically sign and deliver the Investor Agreement, including the Terms and Conditions, agree to the Terms of Service and the Privacy Policy, and electronically sign and deliver the LRO Agreement relating to that particular series of LROs. While the specific form of LRO Agreement corresponding to each series of LROs being offered hereby will be furnished and available as set forth above, at the time a prospective investor makes a non-binding commitment for a particular series of LROs, we will provide (by hyperlink) a PDF copy of the LRO Agreement that is applicable to such investor’s particular investment. This version of the LRO Agreement will reflect the terms of the investor’s proposed investment (including the Purchase Amount and Expected Return); however, the original issue date, final payment date and extended payment date will be reflected as “to be determined,” since those dates are dependent upon the Loan Closing Date. Following the closing and funding of the Loan and without any action on the part of any investor, we will (i) revise the LRO Agreement to identify the actual original issue date, final payment date and extended payment date, (ii) notify investors who purchased the LROs (by email) of such change, and (iii) make available to such investors a copy of the LRO Agreement (as revised) through the Investor Dashboard on the Platform.

We reserve the right to reject any investor’s subscription or commitment in whole or in part for any reason. If the Offering terminates or if any prospective investor’s subscription or commitment is rejected, all funds received from such investors will be released and made available in such investor’s funding account without interest or deduction.

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Investors will be notified within two business days (by email and through a notice on the Project Summary) that the Loan has been funded and the LROs have been issued. The email notice will include confirmation of the original issue date, final payment date, and extended payment date for such series of LROs (as well as information on how to access the final version of the LRO Agreement through the Platform), an active hyperlink to the URL where the final Offering Statement (which includes the final Offering Circular) may be obtained via EDGAR, and the contact information where a request for a copy of the final Offering Circular can be sent.

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we may use additional advertising, sales and other promotional materials in connection with our Platform. These materials may include public advertisements and audio-visual materials, in each case only as authorized by us. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the LROs, these materials will not give a complete understanding of this Offering, the Company or the LROs and are not to be considered part of this Offering Circular. All written offers will include an active hyperlink to a PDF copy of the final Offering Circular. This Offering is made only by means of this Offering Circular, and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the LROs.

USE OF PROCEEDS

We will use the proceeds of each offering of a series of LROs to fund the Loan to a Developer that we are originating directly. This Offering currently covers LROs corresponding to six Loans, the proceeds of which will be applied toward acquisition and/or renovation or construction costs for the same number of Projects. In the future, we may also provide bridge financing arrangements for projects that have completed construction, where the proceeds from our Loan are used toward the refinancing of other term debt or equity. See “Description of the Company’s Business” for a more detailed discussion of the types of Projects funded by the Loans.

The table below lists the six Projects covered by this Offering Circular for which we are offering separate series of LROs. Each series of LRO is denominated by the corresponding Project’s name.

Series of LRO/Project	Aggregate Purchase Amount/Loan Principal
66 Bow St., Franklin, NH 03235	$60,000
71 Willow Bend Dr. NW, Cartersville, GA 30121	$25,000
73-75 Willard Ave., Springfield, MA 01109	$84,000
1003 Cattle Creek Ridge Rd., Carbondale, CO 81623	$150,000
23219 Calico Corners Ln., Spring, TX 77373	$84,000
1681 Belle Isles Cir., NE, Atlanta, GA 30329	$40,000
Total	$443,000

We will administer, service, collect and enforce each Loan. Upon completion of the offering of a particular series of LROs, the Loan Proceeds of the corresponding Loan not advanced to Developers remain in the Developer FBO Account until disbursed pursuant to the terms of the underlying Loan Agreement. We do not earn interest on the amounts held in the Developer FBO accounts that are not distributed to borrowers. We typically disburse amounts to the Developer from time to time as Draws in accordance with the budget and/or Draw schedule outlined in the underlying Loan Agreement.

Other than any fees and expenses owed to us by the borrower at closing (to the extent such fees and expenses have been included in the Loan Principal), we will not use the proceeds of the offering of a series of LROs for any purpose other than to fund the corresponding Loan (including fees capitalized into the Loan and retained by us as described in “Description of the Company’s Business—Fees and Related Expenses” above). No amounts will be used as our working capital or to discharge any of our indebtedness.

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FEDERAL TAX ASPECTS

The following discussion sets forth the material U.S. federal income tax considerations generally applicable to purchasers of the LROs. This discussion is based on the Internal Revenue Code, Treasury regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis and could affect the U.S. federal income tax consequences described below.

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular LRO holder’s circumstances and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the LROs. This discussion applies only to investors who hold the LROs as capital assets within the meaning of the Internal Revenue Code (generally, property held for investment). This discussion does not address U.S. federal income tax considerations applicable to LRO holders that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	persons holding LROs as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax;

•	certain former citizens or residents of the United States;

•	non-U.S. Holders (as defined below); and

•	“U.S. Holders” (as defined below) whose functional currency is not the U.S. dollar.

As used herein, a “U.S. Holder” is a beneficial owner of LROs that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (a) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Internal Revenue Code) are authorized to control all substantial decisions of the trust or (b) it has a valid election in place to be treated as a U.S. person. A “Non-U.S. Holder” is any beneficial owner of a LRO that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds LROs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding LROs, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the LROs by the partnership.

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THIS DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE LROS IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE LROS BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Taxation of the LROs in General

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the LROs or instruments similar to the LROs for U.S. federal income tax purposes. However, although the matter is not free from doubt, we intend to treat the LROs as our debt instruments that have original issue discount (“OID”) for U.S. federal income tax purposes. This means that for U.S. federal income tax purposes (and for purposes of this discussion) the LROs would be treated as debt with an interest rate equal to the interest rate of the underlying Loan. Where required, we intend to file information returns with the IRS in accordance with such treatment unless there is a change or clarification in the law, by regulation or otherwise, that would require a different characterization of the LROs.

You should be aware, however, that the IRS is not bound by our characterization of the LROs, and the IRS or a court may take a different position with respect to the LROs’ proper characterization. For example, the IRS could determine that, in substance, each LRO holder owns a proportionate interest in the corresponding Loan for U.S. federal income tax purposes or, for example, the IRS could instead treat the LROs as a different financial instrument (including an equity interest or a derivative financial instrument). Any different characterization could significantly affect the amount, timing, and character of income, gain or loss recognized in respect of a LRO. For example, if the LROs are treated as our equity, (i) we would be subject to U.S. federal income tax on income, including interest, accrued on the corresponding Loan but would not be entitled to deduct interest or OID on the LROs, and (ii) payments on the LROs would be treated by the holder for U.S. federal income tax purposes as dividends (that may be ineligible for reduced rates of U.S. federal income taxation or the dividends-received deduction) to the extent of our earnings and profits as computed for U.S. federal income tax purposes.

A different characterization may significantly reduce the amount available to pay on the LROs. You are strongly advised to consult your own tax advisor regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership, and disposition of the LROs (including any possible differing treatments of the LROs).

The following discussion assumes that the LROs will be treated as our debt instruments that have OID for U.S. federal income tax purposes. Unless otherwise specified, the following discussion assumes that the LROs will not be subject to the rules governing contingent payment debt instruments.

Taxation of Payments on the LROs

You will generally be required to accrue OID income as ordinary interest income for U.S. federal income tax purposes, regardless of your regular method of tax accounting. If you hold a LRO with respect to a corresponding Loan that has a maturity date of more than one year, you will be required to accrue OID income as ordinary interest income under a “constant yield method.” Under this treatment, if a payment on a LRO is not made in accordance with the payment schedule in respect of the corresponding Loan (for example, because of a late payment on the corresponding Loan), you will be required to include an amount of OID in taxable income as interest even if you have not received the actual payment from the corresponding Loan.

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The Treasury Regulations governing OID provide special rules for determining the amount and accrual of OID for debt instruments that provide for one or more alternative payment schedules applicable upon the occurrence of contingencies. If the timing and amounts of the payments that comprise each payment schedule are known as of the issue date and, based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, the amount and accrual of OID is determined based on that payment schedule. In addition, under the applicable Treasury Regulations, remote and/or incidental contingencies may generally be ignored. A contingency relating to the amount of a payment is incidental if, under all reasonably expected market conditions, the potential amount of the payment is insignificant relative to the total expected amount of the remaining payments on the debt instrument. A contingency relating to the timing of a payment is incidental if, under all reasonably expected market conditions, the potential difference in the timing of the payment is insignificant.

The LROs provide for one or more alternative payment schedules because we are obligated to make payments on a LRO only to the extent that we receive payments on the corresponding Loan. The payment schedule for each LRO provides for payments of principal and interest on the LRO in accordance with the payment schedule for the corresponding Loan. In addition to scheduled payments, we will prepay a LRO to the extent that a Developer prepays the Loan corresponding to the LRO, and we will pay late fees (if any) collected on a corresponding Loan to the holders of the corresponding LRO. Notwithstanding such contingencies, we intend to use the payment schedule of a LRO to determine the amount and accrual of OID on the LRO because we believe that a LRO is significantly more likely than not to be paid in accordance with such payment schedule and/or the likelihood of nonpayment, prepayment or late payment on the Loan corresponding to such LRO will be remote or incidental. If in the future we determine that the previous sentence does not apply to a LRO, we anticipate that we will be required to determine the amount and accrual of OID for such LRO pursuant to the rules applicable to contingent payment debt instruments, which are described below, and we shall so notify you.

OID on a LRO will equal the excess of the LRO’s “stated redemption price at maturity” over its “issue price.” The stated redemption price at maturity of a LRO includes all payments of the Purchase Amount and Expected Return on the LRO under the payment schedule of the LRO. The issue price of a LRO will generally equal the Purchase Amount of a LRO.

The amount of OID includible in income for a taxable year is the sum of the “daily portions” of OID with respect to the LRO for each day during the taxable year in which the holder held the LRO. The daily portion of OID is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the product of such LRO’s adjusted issue price at the beginning of the accrual period and its yield to maturity (properly adjusted for the length of the period). We intend to use 30-day accrual periods. The adjusted issue price of a LRO at the beginning of any accrual period should be its issue price, increased by the aggregate amount of OID previously accrued with respect to the LRO and decreased by any payments of Purchase Amount and Expected Return previously made on the LRO. A LRO’s yield to maturity should be the discount rate that, when used to compute the present value of all payments of the Purchase Amount and Expected Return to be made on the LRO under the payment schedule of the LRO, produces an amount equal to the issue price of such LRO.

If a LRO is paid in accordance with its payment schedule, the amount of OID includible in income is anticipated to be based on the stated interest rate of the Loan corresponding to the LRO. As a result, you will generally be required to include an amount of OID in income that is equal to the amount of stated interest paid on the Loan corresponding to the LRO. Cash payments of the Purchase Amount and Expected Return under the payment schedule on the LROs will not be separately included in income, but rather will be treated first as payments of previously accrued but unpaid OID and then as payments of Purchase Amount.

Sale, Retirement or Other Taxable Disposition of LROs

Upon the sale, retirement or other taxable disposition of a LRO, you generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, retirement or other taxable disposition and your adjusted tax basis in the LRO. In general, your adjusted tax basis in the LRO will equal your cost for the LRO, increased by any OID and market discount previously included in gross income by you, as discussed below, and reduced by any payments previously received by you in respect of the LRO.

Except as discussed below with respect to a LRO subject to rules governing market discount or contingent payment debt instruments, your gain or loss on the taxable disposition of the LRO generally will be long-term capital gain or loss if the LRO has been held for more than one year and short term otherwise. The deductibility of capital losses is subject to limitations.

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Prepayments

If we prepay a LRO in full, the LRO will be treated as retired, and, as described above, you will generally have gain or loss equal to the difference, if any, between the amount realized upon the retirement and your adjusted tax basis in the LRO. If we prepay a LRO in part, a portion of the LRO will be treated as retired. Generally, for purposes of determining (i) your gain or loss attributable to the portion of the LRO retired and (ii) your OID accruals on the portion of the LRO remaining outstanding, the adjusted issue price, your adjusted tax basis, and the accrued but unpaid OID of the LRO, determined immediately before the prepayment, will be allocated between the two portions of the LRO based on the portion of the LRO that is treated as retired. The yield to maturity of a LRO is not affected by a partial prepayment.

Late Payments

As discussed above, an amount equal to any late charges collected on the Loan corresponding to your LRO will generally be paid to you. In such case, any amounts equal to late charges paid to you should be taxable as ordinary income at the time such amounts are paid or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

Nonpayment of Loan Corresponding to LRO – Automatic Extension

In the event that we do not make scheduled payments on a LRO as a result of nonpayment by the Developer on the corresponding Loan, you must continue to accrue and include OID on a LRO in taxable income until the termination of the LROs. Solely for purposes of the OID rules, the LRO may be treated as retired and reissued on the scheduled payment date for an amount equal to the LRO’s adjusted issue price on that date. As a result of such reissuance, the amount and accrual of OID on the LRO may change. At the time of the deemed reissuance, due to nonpayment by the Developer, we may not be able to conclude that it is significantly more likely than not that the LRO will be paid in accordance with one payment schedule and/or that the likelihood of future nonpayment, prepayment, or late payment by the Developer on the Loan corresponding to such LRO will be remote or incidental. Accordingly, the LRO may become subject to the contingent payment debt instrument rules (which are discussed in more detail below). In addition, in the event that the term of a LRO is extended past the corresponding Loan’s original maturity date because amounts remain due and payable by the Developer on the Loan corresponding to the LRO, the LRO likely will be treated as reissued and become subject to the contingent payment debt instrument rules. If we determine that a LRO is subject to the contingent payment debt instrument rules as a result of such a reissuance, we will notify you and provide the projected payment schedule and comparable yield.

If collection on a LRO becomes doubtful, you may be able to stop accruing OID on the LRO. Under current IRS guidance, it is not clear whether you may stop accruing OID if scheduled payments on a LRO are not made. You should consult your own tax advisor regarding the accrual and inclusion of OID in income when collection on a LRO becomes doubtful.

Losses as a Result of Worthlessness

In the event that a LRO becomes wholly worthless, if you are an individual and you did not acquire the LRO as part of your trade or business, you should generally be entitled to deduct your loss on the LRO as a short-term capital loss in the taxable year the LRO becomes wholly worthless. The portion of your loss attributable to accrued but unpaid OID may be deductible as an ordinary loss, although such treatment is not entirely free from doubt. Under Section 166 of the Code, if you are a corporation, or if you are an individual and you acquired your LRO as part of a trade or business, you should generally be entitled to deduct any loss sustained during the taxable year on account of a LRO becoming wholly or partially worthless as an ordinary loss. You should consult your own tax advisor regarding the character and timing of losses attributable to LROs that become worthless in whole or in part.

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Potential Characterization as Contingent Payment Debt Instruments

Although we believe our intended treatment of a LRO as our debt instrument that is not subject to the contingent payment debt instrument rules is reasonable, our position is not binding on the IRS or the courts, and we cannot predict what the IRS or a court would ultimately decide with respect to the proper U.S. federal income tax treatment of the LROs. Accordingly, there exists a risk that the IRS or a court could determine that the LROs are “contingent payment debt instruments” because payments on the LROs are linked to performance on the corresponding Loan. If the LROs are characterized as contingent payment debt instruments, or, in the future, if we conclude that a LRO is subject to the contingent payment debt instrument rules, the LROs would be subject to special rules applicable to contingent payment debt instruments. If these rules were to apply, you would generally be required to accrue interest income under the noncontingent bond method. Under this method, interest would be taken into account whether or not the amount of any payment was fixed or determinable in the taxable year. The amount of interest that would be taken into account would generally be determined based on a hypothetical noncontingent bond, which is based on a “comparable yield” (generally, a hypothetical yield to be applied to determine interest accruals with respect to the LRO, and which can be no less than the applicable federal rate) and a “projected payment schedule” (generally, a series of projected payments, the amount and timing of which would produce a yield to maturity on that LRO equal to the comparable yield). Based on the comparable yield and the projected payment schedule, you will generally be required to accrue as OID the sum of the daily portions of interest for each day in the taxable year that you held the LRO, adjusted to reflect the difference, if any, between the actual and projected amount of any contingent payments on the LRO. The daily portions of interest are determined by allocating to each day in an accrual period the ratable portion of interest that accrues in such accrual period. The amount of interest you may accrue under this method could be higher or lower than the stated interest rate on the Loan corresponding to your LROs. In addition, any gain recognized on the sale, exchange or retirement of your LRO will generally be treated as ordinary interest income, and any loss will be treated as ordinary loss to the extent of prior OID inclusions, and then as capital loss thereafter.

Short-Term LRO

The following discussion applies to LROs in which the corresponding Loan has a maturity of one year or less from the date of issue (“Short-Term LROs”). There are special rules that address the U.S. federal income taxation of Short-Term LROs of which you should be aware. These rules are not entirely clear in all situations. Accordingly, you are strongly advised to consult your own tax advisor with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of Short-Term LROs.

In general, the Treasury Regulations provide that, in the case of a debt instrument with a maturity date of one year or less, no payments of interest are considered qualified stated interest. This means that a Short-Term LRO is treated as having OID equal to the excess of the total payments on the obligation over its issue price. In general, if you are a cash method taxpayer, you should not be required to recognize interest income until actual or constructive receipt of payment, unless you elect to accrue OID in income on a current basis under either a straight-line or a constant yield method. If you do not elect to currently include accrued OID in income, you will not be allowed to deduct any of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry the LRO (in an amount not exceeding the deferred income), and instead you will be required to defer deductions for such interest until the deferred income is realized upon the termination of the LRO or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you elect to include accrued OID in income on a current basis, the limitation on the deductibility of interest will not apply. Upon disposition of a Short-Term LRO, you will be required to characterize some or all of the gain realized on a sale, exchange or retirement of the LRO as ordinary income. The amount characterized as ordinary income upon such disposition will generally equal an amount of OID that would have accrued under a straight-line basis or, if you so elect, an amount of OID that would have accrued under a constant yield method. If you are an accrual method taxpayer, you will generally be required to accrue OID in income on a current basis on either a straight-line basis or, at your election, under the constant yield method based on daily compounding. In addition, while there are special rules that address the U.S. federal income taxation of notes that have a maturity date of more than one year and that provide for one or more contingent payments, those rules generally do not apply to short-term obligations. Accordingly, the U.S. federal income taxation of short-term obligations that provide for contingent payments is not entirely clear. You should consult your own tax advisor regarding the U.S. federal income tax consequences if Short-Term LROs are considered short-term obligations that provide for U.S. contingent payments.

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Backup Withholding and Reporting

We will be required to report information to the IRS on certain payments on a LRO (including interest and discount) and on proceeds of the sale of a LRO if you are not an exempt recipient (such as a corporation). In addition, backup withholding (currently at a 28% rate) may apply to payments made to you if (i) you do not furnish or you have failed to provide your correct taxpayer identification number, (ii) we have been instructed by the IRS to backup withhold because of under-reporting (generally meaning that the IRS has determined and notified you that you have failed to report any reportable dividend and interest payments required to be shown on a tax return for a taxable year), or (iii) in certain circumstances, you have failed to comply with applicable certification requirements or otherwise establish an exemption from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided that the required information is furnished to the IRS on a timely basis. You should consult your tax advisor regarding the application of information reporting and backup withholding rules in your particular situation, the availability of an exemption, and the procedure for obtaining such an exemption, if applicable.

LEGAL MATTERS

The validity of the LROs offered hereby will be passed upon for us by Robbins Ross Alloy Belinfante Littlefield LLC.

EXPERTS

No experts were employed on a contingent basis or otherwise, nor have they any material interest in the issuer or any of its affiliated companies, their members or their agents.

TRANSFER AGENT

We will serve as our own transfer agent and registrar.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We undertake to make available to every investor, during the course of this Offering, the opportunity to ask questions of and receive answers from us concerning the terms and conditions of this Offering and to obtain any appropriate additional information: (i) necessary to verify the accuracy of the information contained in this Offering Circular, or (ii) for any other purpose relevant to a prospective investment in us.

We will also provide to each investor, upon request, copies of the following documents:

(1)	Copies of all of our material contracts; and

(2)	An opinion of counsel to us as to the legality of the LROs, indicating that they will, when sold, be valid and binding obligations of the Company.

All communications or inquiries relating to these materials or other questions regarding us or the Offering should be directed to us by telephone at (678) 701-1194 or by email to contact@groundfloor.us.

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INDEX TO FINANCIAL STATEMENTS

Groundfloor Finance Inc. (“Groundfloor Inc.”) and Subsidiaries Consolidated Audited Financial Statements for Years Ended December 31, 2014 and 2013	F-2

Groundfloor Finance Inc. (“Groundfloor Inc.”) and Subsidiaries Condensed Consolidated Unaudited Financial Statements for the six months ended June 30, 2015 and 2014	F-24

F-1

GROUNDFLOOR FINANCE INC.

AND SUBSIDIARIES

Financial Statements

December 31, 2014 and 2013

F-2

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Table of Contents

December 31, 2014 and 2013

F-3

certified public accountants Hughes Pittman & Gupton, LLP 1500 Sunday Drive, Suite 300 Raleigh, North Carolina 27607 919.232.5900 919.232.5901 fax www.hpg.com

Independent Auditors’ Report

The Board of Directors

Groundfloor Finance, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Groundfloor Finance Inc. and Subsidiaries (a development stage company) (the “Company”), which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2014 and 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

F-4

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years ended December 31, 2014 and 2013 in accordance with accounting principles generally accepted in the United States of America.

Uncertainty Regarding Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred losses and cash outflows from operations since its inception. Those conditions raise substantial doubt about its ability to continue as a going concern as of December 31, 2014. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Raleigh, North Carolina

June 11, 2015

F-5

GROUNDFLOOR FINANCE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2014 and 2013

	2014	2013

Assets

Current assets:
Cash	$540,190	87,833
Other assets	5,815	799
Loans to developers	369,000	-
Interest receivable on loans to developers	6,748	-

Total current assets	921,753	88,632

Software and website development costs, net	69,687	28,908

Deferred financing costs, net	-	5,042

Computer equipment, net	1,916	-

Total assets	$993,356	122,582

See accompanying notes to consolidated financial statements

F-6

	2014	2013
Liabilities

Current liabilities:
Accounts payable	$373,868	77,964
Accrued expenses and other liabilities	54,932	3,002
Shareholder loan	-	11,061
Notes	369,000	-
Accrued interest on Notes	6,748	-
Deferred revenue	7,342	-

Total current liabilities	811,890	92,027

Convertible notes payable	-	165,000

Total liabilities	811,890	257,027

Stockholders’ equity (deficit)

Common stock, no par, 5,000,000 shares authorized, 1,123,750 and 1,090,000 issued and outstanding	8,127	590
Convertible preferred stock, no par, 575,000 shares authorized, 367,650 issued and outstanding (liquidation preference of $1,913,618)	1,562,091	-
Additional paid-in capital	367,549	996
Accumulated deficit	(1,755,741)	(135,471)

Total	182,026	(133,885)

Stock subscription receivable	(560)	(560)

Total stockholders’ equity (deficit)	181,466	(134,445)

Total liabilities and stockholders’ equity (deficit)	$993,356	122,582

See accompanying notes to consolidated financial statements

F-7

GROUNDFLOOR FINANCE, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

For the Year Ended December 31, 2014 and

the Period from January 28, 2013 (Inception) to December 31, 2013

	2014	2013

Non-interest revenue:
Origination fees	$10,075	-
Loan servicing revenue	2,207	-

Total non-interest revenue	12,282	-

Net interest income:
Interest income	19,496	-
Interest expense	(19,496)	-

Net interest income	-	-

Total net revenue	12,282	-

Cost of revenue	(5,686)	-

Net revenue	6,596	-

Operating expenses:
General and administrative	338,423	63,263
Sales and customer support	130,804	39,839
Development	91,908	28,203
Regulatory	380,845	-
Marketing and promotions	283,873	-

Loss from operations	(1,219,257)	(131,305)

Interest expense	401,013	4,166

Net loss	$(1,620,270)	(135,471)

See accompanying notes to consolidated financial statements

F-8

GROUNDFLOOR FINANCE, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity (Deficit)

For the Period from January 28, 2013 (Inception) to December 31, 2014

								Total
			Convertible		Additional		Stock	Stockholders’
	Common Stock		Preferred Stock		Paid-In	Accumulated	Subscription	Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	(Deficit)
Balance as of January 28, 2013 (inception)	-	$-	-	-	-	-	-	-
Issuance of common stock to founders	1,060,000	560	-	-	-	-	(560)	-
Issuance of common stock for services	30,000	30	-	-	-	-	-	30
Share-based compensation expense	-	-	-	-	996	-	-	996
Net loss	-	-	-	-	-	(135,471)	-	(135,471)
Stockholders’ deficit as of December 31, 2013	1,090,000	590	-	-	996	(135,471)	(560)	(134,445)
Issuance of common stock for services	33,750	7,537	-	-	-	-	-	7,537
Issuance of preferred stock, net of stock issuance costs of $11,297	-	-	367,650	1,562,091	-	-	-	1,562,091
Beneficial conversion feature	-	-	-	-	340,230	-	-	340,230
Share-based compensation expense	-	-	-	-	26,323	-	-	26,323
Net loss	-	-	-	-	-	(1,620,270)	-	(1,620,270)
Stockholders’ equity as of December 31, 2014	1,123,750	$8,127	367,650	1,562,091	367,549	(1,755,741)	(560)	181,466

See accompanying notes to consolidated financial statements

F-9

GROUNDFLOOR FINANCE, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Year Ended December 31, 2014 and

the Period from January 28, 2013 (Inception) to December 31, 2013

	2014	2013
Cash flows from operating activities

Net loss	$(1,620,270)	(135,471)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,111	2,065
Amortization of deferred financing costs	16,270	1,164
Share-based compensation	26,323	996
Common stock issued in exchange for services	7,537	30
Noncash interest expense	388,618	-
Changes in operating assets and liabilities:
Other assets	(5,016)	(799)
Accounts payable	295,904	77,964
Accrued expenses	51,930	3,002
Deferred revenue	7,342	-

Net cash used in operating activities	(809,251)	(51,049)

Cash flows from investing activities

Loan payments to developers	(654,000)	-
Repayments of loans from developers	285,000	-
Purchases of computer equipment	(2,306)	-
Payments of software and website costs	(62,500)	(30,973)

Net cash used in investing activities	(433,806)	(30,973)

See accompanying notes to consolidated financial statements

F-10

GROUNDFLOOR FINANCE, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Year Ended December 31, 2014 and

the Period from January 28, 2013 (Inception) to December 31, 2013

	2014	2013
Cash flows from financing activities

Proceeds from issuance of convertible notes payable	885,000	165,000
Payment of deferred financing costs	(11,228)	(6,206)
Advances from shareholder loan	-	27,061
Principal payments on shareholder loan	(11,061)	(16,000)
Proceeds from Notes	654,000	-
Repayment of Notes	(285,000)	-
Proceeds from issuance of preferred stock	475,000	-
Payment of stock issuance costs	(11,297)	-

Net cash provided by financing activities	1,695,414	169,855

Net increase in cash	452,357	87,833

Cash as of beginning of the period	87,833	-

Cash as of end of the period	$540,190	87,833

Supplemental disclosure of noncash financing activities

Issuance of common stock through stock subscription receivable	$-	560

Conversion of convertible debt and accrued interest into preferred stock	$1,098,388	-

See accompanying notes to consolidated financial statements

F-11

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our consolidated financial statements include Groundfloor Finance, Inc. and its wholly owned subsidiaries, Groundfloor Properties GA LLC and Groundfloor Real Estate, LLC (collectively the “Company” or “Groundfloor”).

The Company was originally organized as a North Carolina limited liability company under the name of Fomentum Labs LLC on January 28, 2013. Fomentum Labs LLC changed their name to Groundfloor LLC on April 26, 2013, and converted into a North Carolina corporation on July 26, 2013. In connection with this conversion, all equity interests in Groundfloor LLC were converted into shares of GROUNDFLOOR Inc.’s common stock. In August 2014, GROUNDFLOOR Inc. converted into a Georgia corporation and changed their name to Groundfloor Finance, Inc. The accounting effects of these conversions are reflected retrospectively in the consolidated financial statements. Groundfloor Properties GA LLC was created for the purpose of financing real estate properties in Georgia.

Description of Business

The Company has developed an online investment platform designed to crowdsource financing for real estate development projects. With this online investment platform, investors are able to choose between multiple real estate development investment opportunities, and developers of the projects are able to obtain financing. Groundfloor’s financing model replaces traditional sources of financing for real estate projects with the aggregation of capital from small investors using the internet. The Company believes this method of financing real estate has many advantages including reduced project origination and financing costs, lower interest rates for real estate development financing, and attractive returns for investors.

Basis of Accounting and Liquidity

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company emerged from the development stage in early 2014.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying consolidated financial statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses. Management evaluated the condition of the company and has determined that until such sales levels can be achieved, management will need to secure additional capital to continue to fund product development and sales and marketing.

F-12

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Management intends to raise additional debt or equity financing to fund this activity and provide additional working capital and believes that the Company will be able to obtain additional funding from current and new investors to sustain its operations. However, there are no assurances that the Company can be successful in obtaining the additional capital or such financing will be on terms favorable or acceptable to the Company.

The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainties described in the consolidated financial statements. In addition, the consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue primarily results from fees earned. Fees include loan origination fees and servicing fees paid by developers.

Origination Fees

Origination fees are paid by the developer for the work performed to facilitate loans. The percentage amount to be charged is based upon the terms of the loan, including grade, rate, term, and other factors. Origination fees are typically 2.5% of the initial principal amount of a loan. The origination fee is paid at the time that the loan is issued to the developer and is generally deducted from the gross proceeds issued. A loan is considered issued when the funds are transferred to the developer’s account, which generally occurs through an Automated Clearing House (“ACH”) transaction.

The origination fees are recognized as revenue ratably over the term of the loan, while direct costs to originate loans are recorded as expenses as incurred.

F-13

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Servicing Fees

Developers typically pay a servicing fee upon the final settlement of the loan. Servicing fees are typically 1.5% of the initial principal amount of a loan. The servicing fee compensates the Company for costs incurred in servicing the related loan, including managing payments from developers, payments to investors, and maintaining investors’ account portfolios.

The servicing fees are recognized ratably over the term of the loan, while direct costs to service loans are recorded as expenses as incurred.

Interest Income on Loans to Developers and Interest Expense on Notes

The Company recognizes interest income on loans to developers and interest expense on the corresponding Notes using the accrual method based on the stated interest rate to the extent the Company believes it to be collectable.

Deferred Revenue

Deferred revenue consists of payments received in advance of revenue recognized for origination or servicing fees.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents as of December 31, 2014 and 2013. From time to time, the Company could maintain cash deposits in excess of federally insured limits. The Company believes credit risk related to its cash and cash equivalents to be minimal.

F-14

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Software and Website Development Costs

Internal use software and website development costs are capitalized when preliminary development efforts are successfully completed and it is probable that the project will be completed and the software will be used as intended. Internal use software and website development costs are amortized on a straight-line basis over the project’s estimated useful life, which is generally three years. Capitalized internal use software development costs consist of fees paid to third-party consultants who are directly involved in development efforts. Costs related to preliminary project activities and post implementation activities, including training and maintenance, are expensed as incurred. Costs incurred for upgrades and enhancements that are considered to be probable to result in additional functionality are capitalized. Development costs of the Company’s website incurred in the preliminary stages of development are expensed as incurred. Once preliminary development efforts are successfully completed, internal and external costs, if direct and incremental, are capitalized until the software is substantially complete and ready for its intended use.

Computer Equipment

Computer equipment is stated at historical cost and is depreciated using the straight-line method over its estimated useful life of three years. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets

Long-lived assets, such as software and website development costs and computer equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized for an amount by which the carrying amount of the asset exceeds the fair value of the asset.

Loans to Developers and Note

Loans to developers (“Loans”) and the associated Note are recorded at historical cost.

F-15

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company’s obligation to pay principal and interest on any Note is equal to the pro-rata portion of the total principal and interest payments collected from the corresponding Loan. The Company generally obtains a lien against the property being financed and attempts reasonable collection efforts upon the default of a Loan. The Company is not responsible to repay a Note for any Loan that defaults. Amounts collected related to a Loan default are returned to the investors based on their pro-rata portion of the outstanding Note associated with a Loan, less collection costs incurred by the Company. The gross effective interest rate associated with a Note is the same as the interest rate paid on the underlying Loan.

Investors may remit funds through the Company’s online portal prior to the actual Loan being issued. These funds are held in an escrow account by a bank and are not recognized as a Note until the funds are transferred to the developer, which generally occurs through an ACH transaction. The associated Loan and Note are recorded on the Company’s balance sheet once the Loan is funded through a funding transaction. The funds held in escrow are not included as a part of the Company’s cash balance.

Advertising Costs

The Company expenses advertising costs as incurred. The Company incurred $61,874 and $4,968 in advertising costs during 2014 and 2013.

Income Taxes

Deferred tax assets and liabilities are determined based on the temporary differences between the consolidated financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement.

The determination of recording or releasing income tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized. This assessment requires management to exercise significant judgment and make estimates with respect to its ability to generate taxable income in future periods.

F-16

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 1:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Share-Based Compensation

The Company accounts for share-based compensation using the fair value method of accounting which requires all such compensation to employees, including the grant of employee stock options, to be recognized in the consolidated statement of operations based on its fair value at the measurement date. The expense associated with share-based compensation is recognized on a straight-line basis over the service period of each award.

Reclassifications

Certain amounts in the December 31, 2013 consolidated financial statements have been reclassified to conform to the December 31, 2014 presentation. These reclassifications had no effect on 2013 net loss or total assets and liabilities.

NOTE 2:	CONVERTIBLE DEBT

2013 Convertible Notes

During 2013, the Company entered into convertible notes with investors for total proceeds of $165,000. During 2014, the Company issued convertible notes to investors for total proceeds of $885,000. The notes bore interest at the rate of 8% per annum.

The convertible notes issued in 2013 and 2014 automatically converted to shares of preferred stock at a discount, upon the preferred stock financing transaction consummated by the Company in 2014. The beneficial conversion feature associated with these convertible notes was a contingent beneficial conversion feature (the “BCF”) that was triggered upon the preferred stock financing transaction. The fair value of the BCF was calculated as the difference between the fair value of the number of shares issued upon conversion of the convertible notes and related accrued interest and the fair value of the preferred stock issued. The total BCF of $340,230 was recorded in 2014 as interest expense and additional paid in capital.

Conversion of the Convertible Notes

In 2014, and in conjunction with the equity issuance described in Note 4, the Company converted all outstanding convertible notes payable into 276,392 shares of convertible preferred stock.

F-17

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 3:	RELATED PARTY TRANSACTION

Shareholder Loan

During 2013, the Company entered into a revolving promissory note agreement with a founder and shareholder with up to $30,000 available to finance start-up operating expenses. The shareholder loan had a maturity date of December 31, 2014 with an interest rate at 5% per annum. During 2013, the Company was advanced a total of $27,061 for operating expenses, and repaid $16,000.

The shareholder loan, including interest, was paid in full during 2014.

NOTE 4:	STOCKHOLDERS’ DEFICIT

Capital Structure

Authorized Shares - The Company is authorized to issue 5,000,000 shares of no par value common stock and 575,000 shares of no par value preferred stock. The preferred stock has been designated as Series Seed Preferred Stock (“Series Seed”).

Common Stock Transactions

In August 2013, the Company issued 1,000,000 shares of restricted common stock to founders in exchange for their equity interest in Groundfloor LLC.

In August 2013, the Company issued 60,000 shares of common stock to founders at $0.001 per share.

In September 2013, the Company issued 30,000 shares of restricted common stock in exchange for services at $0.001 per share.

In February 2014, the Company issued 33,750 shares of restricted common stock in exchange for services at $0.67 per share.

Under the terms of the restricted common stock agreements, certain key employees and advisors vest in their stock over time. The Company has the right to purchase the unvested portion of the restricted common stock for the amount of the original purchase price per share, under certain conditions outlined in the restricted stock agreements. Additionally, vesting will accelerate upon a change in control of the Company. The amount of unvested restricted common stock as of December 31, 2014 was 33,750 shares.

F-18

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 4:	STOCKHOLDERS’ DEFICIT (concluded)

Voting - The holders of common stock are entitled to one vote for each share of common stock held.

Preferred Stock Transactions

The Company issued 91,259 shares of Series Seed to investors for total proceeds of $475,000. In conjunction with the equity issuance, the Company converted all outstanding convertible notes payable and accrued interest totaling $1,098,388 into 276,391 shares of Series Seed.

Voting - The holders of Series Seed are entitled to one vote for each share of common stock that the Series Seed are convertible into.

Liquidation - Upon any liquidation, dissolution, or winding up of the Company, the holders of shares of Series Seed shall be entitled to be paid out of the assets of the corporation before any payment shall be made to the holders of common stock, an amount per share equal to the greater of the Series Seed original issue price of $5.205 per share, plus any dividends declared but unpaid thereon, or such amount per share as would have been payable had all shares of Series Seed been converted into common stock immediately prior to such liquidation. After the payment to the holders of Series Seed of the full preferential amounts, the entire remaining assets shall be distributed with equal priority and pro rata among the holders of the common stock in proportion to the number of common shares held by each such holder.

Conversion - Series Seed are convertible into shares of common stock at the option of the holder at any time. The number of common stock shares for Series Seed can be determined by dividing the original issue price by the then-effective conversion price.

Mandatory Conversion - All outstanding shares of Series Seed shall automatically be converted into shares of common stock upon either (a) the closing of the sales of shares of common stock to the public with gross proceeds to the Company of at least $15,000,000, or (b) the date and time, or the occurrence of an event, specified by vote or written consent as defined in the Company’s articles of incorporation.

Dividends - All dividends shall be declared pro rata on the common stock and Series Seed on a pari passu basis according to the number of common stock held by such holders on an as converted basis.

F-19

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 5:	STOCK OPTIONS

In August 2013, the Company adopted the 2013 Stock Option Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options and non-qualified stock options. As of December 31, 2014, the Company had reserved a total of 125,000 shares of common stock for issuance under the Plan. Of these shares, 13,000 shares are available for future stock option grants.

The Board of Directors has the authority to administer the Plan and determine, among other things, the interpretation of any provisions of the Plan, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options have a contractual life not to exceed ten years. The Company issues new shares of common stock upon exercise of stock options.

Due to limited historical data, the Company estimates stock price volatility based on the actual volatility of comparable publicly traded companies over the expected life of the option. The expected term represents the average time that options that vest are expected to be outstanding. The expected term for options granted to non-employees is the contractual life. The risk-free rate is based on the United States Treasury yield curve for the expected life of the option.

Management used the Black-Scholes-Merton option pricing model to determine the fair value of options and warrants issued during the years ended December 31, 2014 and 2013.

The assumptions used to calculate the fair value of stock options granted are as follows:

	Non-
For the Year Ended December 31, 2014	Employees	Employees

Estimated dividend yield	0.00%	0.00%
Expected stock price volatility	64.01%	64.01%
Risk-free interest rate	2.41%	1.62%
Expected life of options (in years)	10	5.9
Weighted-average fair value per share	$0.98	1.14

Non-
For the Year Ended December 31, 2013	Employees

Estimated dividend yield	0.00%
Expected stock price volatility	66.20%
Risk-free interest rate	2.75%
Expected life of options (in years)	10
Weighted-average fair value per share	$0.50

F-20

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 5:	STOCK OPTIONS (continued)

The following summarizes the stock option activity for the year ended December 31, 2014:

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value

Outstanding - December 31, 2013	19,000	$0.67	9.8	-
Granted	93,000	2.24

Outstanding - December 31, 2014	112,000	1.98	9.9	225,760

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
		Exercise	Contractual	Intrinsic
	Shares	Price	Term	Value

Exercisable - December 31, 2014	27,061	$0.67	9.0	89,843

Exercisable to vest - December 31, 2014	106,400	1.98	9.3	135,917

The following table summarizes certain information about all stock options outstanding as of December 31, 2014:

		Weighted-Average
		Remaining
	Number of Options	Contractual Life (In	Number of Options
Exercise Price	Outstanding	Years)	Exercisable

$0.67	68,000	9.0	23,261
3.99	44,000	9.6	3,800

	112,000		27,061

F-21

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 5:	STOCK OPTIONS (concluded)

As of December 31, 2014, there were 13,000 options available for grant, and there was approximately $113,000 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of two years.

The Company recorded $12,005 and $996 in non-employee and $14,318 and $0 in employee share-based compensation expense during 2014 and 2013, respectively.

NOTE 6:	INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The components of the Company’s deferred income tax assets and liabilities as of December 31, 2014 and 2013 are as follows:

	2014	2013
Deferred income tax assets and liabilities:
Net operating loss carryforwards	$675,000	50,900
Share-based compensation	11,000	400
Depreciation and amortization	(16,000)	-
Accrued expenses	3,000	-
Valuation allowance	(673,000)	(51,300)

	$-	-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such asset. The valuation allowance increased by approximately $622,000 during the year ended December 31, 2014.

As of December 31, 2014, the Company has federal and state net operating loss carryforwards of approximately $1,619,000 available to offset future federal and state taxable income, which begin to expire in 2033 and 2028, respectively.

The Tax Reform Act of 1986 contains provisions which limit the ability to utilize the net operating loss carryforwards in the case of certain events, including significant changes in ownership interests. If the Company’s net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforwards, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.

F-22

GROUNDFLOOR FINANCE INC. AND SUBSIDIARIES

Notes to Financial Statements

December 31, 2014 and 2013

NOTE 6:	INCOME TAXES (concluded)

Income taxes computed at the statutory federal income tax rate are reconciled to the provision for income tax expense as for 2014 and 2013 is as follows:

	2014			2013
			% of Pre-tax		% of Pre-tax
	Amount		Earnings	Amount	Earnings
Income tax expense at statutory rate		$(551,000)	(34.0)%	(45,700)	(34.0)%
State taxes (net of federal benefit)		(74,000)	(4.6)%	(6,100)	(4.6)%
Non-deductible expenses		3,300	0.2%	500	0.4%
Change in valuation allowance		621,700	38.4%	51,300	38.2%

Provision for income tax expense	$		0.0%	-	0.0%

The Company recognizes interest and penalties related to uncertain tax positions in the provision for income taxes. As of December 31, 2014, the Company had no accrued interest related to uncertain tax positions.

The Company has its 2013 tax year open to examination by federal and state tax jurisdictions. The Company has not been informed by any tax authorities for any jurisdiction that this tax year is under examination. As of December 31, 2014, there are no known items which would result in a material accrual to where the Company has federal or state attributable tax positions.

NOTE 7:	SUBSEQUENT EVENTS

During 2015, the Company issued additional Series Seed to investors for total proceeds of $807,500.

Subsequent events were evaluated through June 11, 2015, the date the consolidated financial statements were available to be issued.

F-23

GROUNDFLOOR, INC. AND SUBSIDIARIES

Condensed Consolidated Financial Statements

June 30, 2015 (unaudited)

GROUNDFLOOR, INC. AND SUBSIDIARIES

Table of Contents

June 30, 2015 (unaudited)

GROUNDFLOOR INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheet

June 30, 2015

Assets

Current assets:
Cash	$713,481
Other assets	15,153
Loans to developers	718,000
Interest receivable on loans to developers	44,067

Total current assets	1,490,701

Software and website development costs, net	76,106
Computer equipment and furniture and fixtures, net	3,449

Total assets	$1,570,256

Liabilities

Current liabilities:
Accounts payable	$671,380
Accrued expenses and other liabilities	35,038
Notes	718,000
Accrued interest on Notes	44,067
Deferred revenue	10,519

Total current liabilities	1,479,004

Stockholders’ equity

Common stock, no par, 5,000,000 shares authorized, 1,123,750 issued and outstanding	13,404
Convertible preferred stock, no par, 575,000 shares authorized, 522,784 issued and outstanding (liquidation preference of $2,721,091)	2,389,591
Additional paid-in capital	392,824
Accumulated deficit	(2,704,007)

Total	91,812

Less stock subscription receivable	(560)

Total stockholders’ equity	91,252

Total liabilities and stockholders’ equity	$1,570,256

See accompanying notes to condensed consolidated financial statements

GROUNDFLOOR INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Non-interest revenue
Origination fees	$10,023	$1,699
Loan servicing revenue	6,201	-
Total non-interest revenue	16,224	1,699
Net interest income
Interest income	42,976	5,273
Interest expense	(42,976)	(5,273)
Net interest income	-	-

Total net revenue	16,224	1,699

Cost of revenue	(5,243)	(2,397)

Net revenue	10,981	(698)

Operating expenses:
General and administrative	200,713	52,734
Sales and customer support	91,292	37,140
Development	117,405	30,592
Regulatory	344,984	161,054
Marketing and promotions	204,853	63,047

Loss from operations	(948,266)	(345,265)

Interest expense	-	16,722

Net loss	$(948,266)	$(361,987)

See accompanying notes to condensed consolidated financial statements

GROUNDFLOOR INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statement of Stockholders’ Equity

Six Months Ended June 30, 2015

					Additional		Stock	Total
	Common Stock		Preferred Stock		Paid-In	Accumulated	Subscription	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Equity
Stockholders’ equity as of December 31, 2014	1,123,750	$8,127	367,650	1,562,091	367,549	(1,755,741)	(560)	181,466

Vesting of restricted stock	-	5,277	-	-	-	-	-	5,277

Issuance of preferred stock	-	-	155,134	827,500	-	-	-	827,500

Share-based compensation expense	-	-	-	-	25,275	-	-	25,275

Net loss	-	-	-	-	-	(948,266)	-	(948,266)

Stockholders’ equity as of June 30, 2015	1,123,750	$13,404	522,784	$2,389,591	$392,824	$(2,704,007)	$(560)	$91,252

See accompanying notes to condensed consolidated financial statements

GROUNDFLOOR INC. AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30, 2015	Six Months Ended June 30, 2014
Cash flows from operating activities

Net loss	$(948,266)	$(361,987)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,392	8,462
Amortization of deferred financing costs	-	4,434
Share-based compensation	25,275	4,770
Common stock issued in exchange for services	5,277	3,015
Changes in operating assets and liabilities:
Other assets	(9,336)	(50)
Accounts payable	297,512	144,059
Accrued expenses and other liabilities	(19,894)	13,737
Deferred revenue	3,177	6,343

Net cash used in operating activities	(627,863)	(177,217)

Cash flows from investing activities

Loan payments to developers	(411,000)	(250,000)
Repayments of loans from developers	62,000	-
Purchases of computer equipment and furniture and fixtures	(1,923)	(1,173)
Payments of software and website costs	(24,423)	(31,987)

Net cash used in investing activities	(375,346)	(283,160)

Cash flows from financing activities

Proceeds from issuance of convertible notes payable	-	574,988
Payment of deferred financing costs	-	(11,502)
Principal payments on shareholder loan	-	(11,061)
Proceeds from Notes	411,000	250,000
Repayments of Notes	(62,000)	-
Proceeds from issuance of preferred stock	827,500	-

Net cash provided by financing activities	1,176,500	802,425

Net increase in cash	173,291	342,048

Cash as of beginning of the period	540,190	87,833

Cash as of end of the period	$713,481	$429,881

See accompanying notes to condensed consolidated financial statements

GROUNDFLOOR INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited Condensed Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information. They do not include all information and notes required by generally accepted accounting principles for complete financial statements. However, there has been no material change in the information disclosed in the Notes to Consolidated Financial Statements included in the consolidated financial statements for the year ended December 31, 2014 included in this filing. The unaudited interim condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2014. Capitalized terms used, but not otherwise defined, below have the meaning set forth in the consolidated financial statements for the year ended December 31, 2014 and notes thereto.

Basis of Accounting and Liquidity

The Company’s consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.

In the opinion of management, all necessary adjustments (including only those of a normal recurring nature) have been made for a fair presentation of the financial position, results of operations, and cash flows for the interim period presented. The results of operations for the interim period are not necessarily indicative of the results for the full fiscal year.

Operations since inception have consisted primarily of organizing the Company, developing the technology, and securing financing. The accompanying condensed consolidated financial statements have been prepared on a basis which assumes that the Company will continue as a going concern. The Company has incurred losses and cash outflows from operations since its inception. The ultimate success of the Company is dependent on management’s ability to develop and market its products and services at levels sufficient to generate operating revenues in excess of expenses. Until such sales levels can be achieved, management will need to secure additional capital to continue to fund product development and sales and marketing.

During 2015, management intends to raise additional debt or equity financing to fund future operations and to provide additional working capital. Management believes that the Company will be able to obtain additional financing from current and new investors to sustain its operations. However, actual results could differ from management’s plan, and the condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties. There are no assurances that the Company can be successful in obtaining the additional capital or that such financing will be on terms favorable or acceptable to the Company.

GROUNDFLOOR INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

As shown in the accompanying condensed consolidated financial statements, the Company incurred a net loss and negative cash flows from operations during the six months ended June 30, 2015, and has an accumulated deficit as of June 30, 2015.

The condensed consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainties described in the condensed consolidated financial statements. In addition, the condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets nor the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

NOTE 2: EQUITY ISSUANCE

During the six months ended June 30, 2015, the Company issued additional Series Seed to investors for total proceeds of $827,500.

NOTE 3: STOCK OPTIONS

In August 2013, the Company adopted the 2013 Stock Option Plan (the “Plan”). The Plan provides incentives to eligible employees, officers, and directors in the form of incentive stock options and non-qualified stock options. As of June 30, 2015, the Company had reserved a total of 250,000 shares of common stock for issuance under the Plan.

The Board of Directors has the authority to administer the Plan and determine, among other things, the interpretation of any provisions of the Plan, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options have a contractual life not to exceed ten years. The Company issues new shares of common stock upon exercise of stock options.

During the six months ended June 30, 2015, the Company issued 40,200 stock options and 10,000 shares were forfeited due to an employee’s departure from the Company.

As of June 30, 2015, there were 107,800 options available for grant, and there was approximately $112,000 of total unrecognized compensation cost related to stock option arrangements granted under the Plan. That cost is expected to be recognized over a weighted average period of 1.8 years.

The Company recorded approximately $17,800 in non-employee and approximately $7,500 in employee share-based compensation expense during the six months ended June 30, 2015. The Company recorded approximately $2,800 in non-employee and approximately $1,950 in employee share-based compensation expense during the six months ended June 30, 2014.

GROUNDFLOOR INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 4: INCOME TAXES

The Company has incurred net operating losses since inception and is forecasting additional losses through December 31, 2015.  Therefore, no United States federal, state, or foreign income taxes are expected for 2015 and none have been recorded as of June 30, 2015.

Due to the Company’s history of losses since inception, there is not enough evidence at this time to support the conclusion that it will generate future income of a sufficient amount and nature to utilize the benefits of the Company’s net deferred tax assets.  Accordingly, the Company fully reduced its net deferred tax assets by a valuation allowance, since it has been determined that it is more likely than not that all of the deferred tax assets will not be realized.

The Tax Reform Act of 1986 contains provisions which limit the ability to utilize the net operating loss carryforwards in the case of certain events including significant changes in ownership interests.  If the Company’s net operating loss carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforwards, the Company would incur a federal income tax liability even though net operating loss carryforwards would be available in future years.

PROJECT SUMMARIES

# PROJECT SUMMARY | 66 BOW ST., FRANKLIN, NH 03235

C

| Rate | Projected Term | Loan to ARV | Loan Amount | Investors |
|---|---|---|---|---|
| 13.4% | 12 months | 50% | $60,000 | 0 |

| Purpose | Loan Position | Total Loan Amount | Repayment Terms |
|---|---|---|---|
| Renovation | First Lien | $60,000 | Balloon payment - principal and interest returned on repayment / due at maturity. |

## BORROWER

Hus Holdings, LLC
Christopher Anderson - principal

INVEST NOW

Click here to view the LRO Agreement

# FINANCIAL OVERVIEW

After Repair Value (ARV)
$120,000
$20,000
Total Project Costs
$100,000
GROUNDFLOOR
$60,000
$40,000
0%
Skin-in-the-Game
First Lien Loan
Cushion

| | | | |
|---|---|---|---|
| Purchase Price | $40,000 | Loan To ARV | 50% |
| Purchase Date | 01/10/2015 | Loan To Total Project Cost | 60% |

# GRADE FACTORS

Loan To ARV Score
6
10
Quality of Valuation Report
2
4
Skin-in-the-Game
2
10
Location
4
8
Borrower Experience
4
5
Borrower Commitment
1
1

# VALUATION REPORTS

As Complete (ARV)

$120,000

# PROPERTY DESCRIPTION

Map
Satellite
Laconia
Franklin
Tilton
Belmont
Andover
Mt Kearsarge State Forest Park
Google
Map data ©2015 Google
Terms of Use
Report a map error

Address: 66 BOW ST., FRANKLIN, NH 03235

INVEST NOW

Click here to view the LRO

PROJECT SUMMARY I 66 BOW ST., FRANKLIN, NH 03235 Projected Term Loan to ARV Loan Amount Investors $60,000 12 months 13.4% Purpose Loan Position Total Loan Amount Repayment Terms Balloon payment - principal and interest returned on repayment/due at maturity. $60,000 First Lien Renovation BORROWER INVEST NOW Click here to view the LRO Agreement Hus Holdings. LLC Christopher Anderson - principal FINANCIAL OVERVIEW GRADE FACTORS After Repair Value (ARV) © $120,000 $20,000 The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score Q) Quality of Valuation Report Total Project Costs © $100,000 Skin-in-the-Game © Location GROUNDFLOOR $60,000 Borrower Experience Borrower Commitment © II $40,000 VALUATION REPORTS 0% As Complete (ARV) Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal $120,000 | Borrower Provided Comps | 1 Skin-in- First Lien Loan Cushion © the-Game © $40,000 50% Purchase Price © Loan To ARV © Loan To Total Project Cost © 60% Purchase Date PROPERTY DESCRIPTION (3A j Map Satellite Address: 66 BOWST., FRANKLIN, NH 03235 The loan is for renovation of a single family 5 bed, 3 bath home, located in Franklin, NH. :oma t Andover 4 Ml Kearsarge State £orest Perk Google Franklin Tilton Belmoi nilrrm INVEST NOW Click here to view the LRO Map data ©2015 Google Terms of Use Report a map error PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The borrower purchased the property for $40,000. There is an existing mortgage on the property for $28,000 that will be repaid; we will not originate a loan on this property until that mortgage is repaid. • The renovation may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses’ in the Offering Circular. BORROWER SUMMARY UNLESS NOTED WITH A , INFORMATION BLEOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. HUS HOLDINGS, LLC FINANCIAL DATA Reporting date: 08/31/2015 PROJECTS/REVENUE Reporting period: 2014 DATE OF FORMATION * Completed Projects © Revenue © 04/01/2014 $2.1M $69K Value of Properties © Total Debt © $938.3K Unsold Inventory © Aged Inventory © Gross Margin% © 15% & PRINCIPAL Christopher Anderson GROUNDFLOOR HISTORY* since February 2015 HISTORICAL AVERAGES * Reporting period: three years ending 2014 FOCUS Completed Projects Per Year © Average Project Revenue © Loans Funded © Loans Repaid © Buy & Hold 0 0 10 $88K On Time Repayment © Average Project Time © Average Total Project Costs © $74.8K N/A 3 months THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BYTHE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDERTO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH ITRELATES. ACOPY OFTHEOFFERING CIRCULAR MUST BE MADE AVAILABLETO YOU INCONNECTION WITH THISOFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

MISCELLANEOUS PROJECT SUMMARY 71 WILLOW BEND DR NW, CARTERSVILLE GA 30121 Rate Projected Term Loan to ARV Loan Amount Investors 6 months $25,000 25.8% 74.7% 0 Purpose Loan Position Total Loan Amount Repayment Terms Balloon payment - principal and interest returned on repayment/due at maturity. Second Lien $25,000 Renovation BORROWER Georgia House Buyers Inc Steven Hale - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW GRADE FACTORS After Repair Value (ARV) © $129,900 $23,588 Total Project Costs © $106,312 GROUNDFLOOR $25,000 $72,000 2 $9,312 VALUATION REPORTS As Complete (ARV) Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal $129,900 Borrower Provided Comps Skin-in- First Lien Second Lien Cushion © the-Game © Loan Loan $80,000 74.7% Purchase Price © Loan To ARV © Loan To Total Project Cost © TBD 25% Purchase Date PROPERTY DESCRIPTION Address: 71 WILLOW BEND DR NW, CARTERSVILLE, GA 30121 The loan is for renovation of a single family 3 bed, 2 bath home. Updates: paint throughout, engineered hardwoods, new carpet in the bedrooms, tile bathroom floors, granite counters & vanities, stainless steel appliances INVEST NOW Google Click here to view the LRO GEORGIA HOUSE BUYERS INC FINANCIAL DATA Reporting date: 06/30/2015 PROJECTS / REVENUE Reporting period: 2014 DATE OF FORMATION 06/24/2013 Unsold Inventory © Aged Inventory © Gross Margin% © 0 3 28% PRINCIPAL Steven Hale GROUNDFLOOR HISTORY since November 2014 HISTORICAL AVERAGES Reporting period: three years ending 2014 FOCUS Loans Funded © Loans Repaid © Renovation and New Construction 2 1 On Time Repayment © Average Project Time © Average Total Project Costs © 100% $30K 6 months THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY O FTHE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE. Address: 71 WILLOW BEND DR NW, CARTERSVILLE, GA 30121 The loan is for renovation of a single family 3 bed, 2 bath home. Updates: paint throughout, engineered hardwoods, new carpet in the bedrooms, tile bathroom floors, granite counters & vanities, stainless steel appliances INVEST NOW Click here to view the LRO PROJECT SPECIFIC RISK FACTORS • The loan is in a second lien position behind another lender. In the case of default, it is unlikely we will be able to recover the full amount of the loan. • The borrower expects to purchase the property for $80,000 and will use the proceeds from our loan for repair costs. • A closing date has not been seen yet for the purchase of this property. We will not originate a loan on this property until the closing process commences. • Although the borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the borrower will close on the acquisition at this price. However, the borrower's Skin-in-the-Game will not change regardless of any changes to the closing price. • The acquisition will be subject to a clean title search, and the resolution of any title or tax issues. • The renovation may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search subject to liens held by the primary lender and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses’ in the Offering Circular. BORROWER SUMMARY UNLESS NOTED WITH A , INFORMATION BELOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. GEORGIA HOUSE BUYERS INC FINANCIAL DATA Reporting date: 06/30/2015 PROJECTS / REVENUE Reporting period: 2014 DATE OF FORMATION Value of Properties Total Debt © Completed Projects © Revenue © $1.9M $1.3M $600K 06/24/2013 Unsold Inventory © Aged Inventory © Gross Margin% © 0 3 28% PRINCIPAL Steven Hale GROUNDFLOOR HISTORY since November 2014 HISTORICAL AVERAGES Reporting period: three years ending 2014 FOCUS Completed Projects Average Project Per Year © Revenue © Loans Funded © Loans Repaid © Renovation and New Construction 7 $125K 2 1 On Time Repayment © Average Project Time ® Average Total Project Costs $30K 100% 6 months THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDER TO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. A COPY OF THE OFFERING CIRCULAR MUST BE MADE AVAILABLE TO YOU IN CONNECTION WITH THIS OFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING

PROJECT SUMMARY I 73-75 WILLARD AVE, SPRINGFIELD, MA 01109 Rate Projected Term Loan to ARV Loan Amount Investors $84,000 6 months 13% 64.6% Purpose Loan Position Total Loan Amount Repayment Terms Acquisition & Renovation First Lien $84,000 Balloon payment - principal and interest returned on repayment / due at maturity. BORROWER INVEST NOW Kerrigan Construction. LLC Shannon Ferguson - principal Click here to view the LRO Agreement FINANCIAL OVERVIEW GRADE FACTORS After Repair Value (ARV) © $130,000 $33,000 GROUNDFLOOR S84.000 o% S13.000 Skin-in- First Lien Loan Cushion © the-Game © The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score © Quality of Valuation Report Skin-in-the-Game © D Location Borrower Experience Borrower Commitment © II VALUATION REPORTS As Complete (ARV) Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal $130,000 Purchase Price © $59,000 Loan To ARV © 64.6% TBD Loan To Total Project Cost © 86% Borrower Provided Comps Purchase Date PROPERTY DESCRIPTION Holyoke Map Satellite JL 3 “ Westfield louthwick Map data ©2015 Google Terms of Use Report a map error Address: 73-75 WILLARD AVE, SPRINGFIELD, MA 01109 This loan is for renovation of an existing duplex in Springfield, MA. Each unit consists of 1,250 sq ft of living space and has 3 bedrooms and 2 bathrooms. Chicopet Springfield Agawam East Longmeadow INVEST NOW dGo gle Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The borrower expects to purchase the property for $59,000 and will use $46,000 of the proceeds from our loan to offset that amount of the purchase price of the property. Therefore, the borrower is only receiving a "Skin-in-the-Game" score for the remaining $13,000 that is tied up in the project after completion of our loan. • A closing date has not been seen yet for the purchase of this property. We will not originate a loan on this property until the closing process commences. • Although the borrower has negotiated to purchase the property for the stated purchase price, there can be no assurances the borrower will close on the acquisition at this price. However, the borrower's Skin-in-the-Game will not change regardless of any changes to the closing price. • The acquisition will be subject to a clean title search, and the resolution of any title or tax issues. • The renovation may be extensive, and therefore subject to delays and other unexpected issues. • The renovation will require permitting, and permits may not be obtained on time or may be denied. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses’ in the Offering Circular. BORROWER SUMMARY UNLESS NOTED WITH A , INFORMATION BLEOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. KERRIGAN CONSTRUCTION, LLC FINANCIAL DATA Reporting date: 08/31/2015 PROJECTS/REVENUE Reporting period: 2014 DATE OF FORMATION * 01/01/1996 Completed Projects © Revenue © $5M $1.4M Value of Properties © Total Debt © $960K Unsold Inventory © Aged Inventory © Gross Margin% © 30% & PRINCIPAL Shannon Ferguson GROUNDFLOOR HISTORY* since September 2015 HISTORICAL AVERAGES * Reporting period: three years ending 2014 FOCUS Fix & Flip Completed Projects Per Year © Average Project Revenue © Loans Funded © Loans Repaid © 0 0 21 $520K On Time Repayment © Average Project Time © Average Total Project Costs © $360K N/A 6 months THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BY THE BORROWER. WHILE WE BELIEVE THE DATA CONTAINEDTHEREIN IS HELPFUL, WE DONOTUSEITASTHESOLE BASIS FORA FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDERTO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH IT RELATES. ACOPYOFTHE OFFERING CIRCULAR MUSTBE MADE AVAILABLETOYOU INCONNECTION WITH THISOFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY I 1003 CATTLE CREEK RIDGE RD, CARBONDALE, CO 81623 Rate Projected Term Loan to ARV Loan Amount Investors $150,000 12 months 16% 55.5% Purpose Loan Position Total Loan Amount Repayment Terms Balloon payment - principal and interest returned on repayment/due at maturity. $150,000 Second Lien Refinance BORROWER Southern Puma. LLC. Josh Clayton - principal INVEST NOW Click here to view the LRO Agreement FINANCIAL OVERVIEW GRADE FACTORS After Repair Value (ARV) © $2,000,000 The following factors determine in part how the loan was graded: (in descending order of importance) $400,000 Loan To ARV Score © Quality of Valuation Report Skin-in-the-Game © Location Borrower Experience Borrower Commitment © Total Project Costs © $1,600,000 GROUNDFLOOR $150,000 $960,000 0 $490,000 VALUATION REPORTS As Complete (ARV) 0% Skin-in- First Lien Second Lien Cushion © the-Game © Loan Loan Purchase Price © $330,000 Loan To ARV © 55.5% 08/01/2014 Loan To Total Project Cost © 13% Certified Independent Appraisal $2,000,000 Broker's Price Opinion Borrower Provided Appraisal Borrower Provided Comps Purchase Date PROPERTY DESCRIPTION Address: 1003 CATTLE CREEK RIDGE RD, CARBONDALE, CO 81623 The borrower is seeking a bridge loan to refinance a portion of construction costs on this 5,293 sq ft, 5 bedroom, 4.5 bath single family home located in Carbondale, CO. The completed home is listed for sale. Map Satellite ' White f National Fffl Carbondale INVEST NOW El Jebel Go gle Map data ©2015 Google Terms of Uae Report a map error Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The property is currently listed for sale and may repay early or the sale may not close by the end of the loan term. • The loan is in a second lien position behind another lender. In the case of default, it is unlikely we will be able to recover the full amount of the loan. • The loan will be used to pay for final construction costs, cost overruns, and the sale and marketing of the property. • There is a limited market for homes in this price range and the sale might take between 6 and 12 months. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search subject to liens held by the primary lender and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses’ in the Offering Circular. BORROWER SUMMARY UNLESS NOTED WITH A , INFORMATION BLEOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. SOUTHERN PUMA, LLC. FINANCIAL DATA Reporting date: 08/31/2015 PROJECTS/REVENUE Reporting period: 2014 DATE OF FORMATION * Value of Properties © Total Debt © Completed Projects © Revenue © 08/15/2013 $2.8M 1 $1.9M 1 7 1 $1.8M Unsold Inventory © Aged Inventory © Gross Margin% © 4 i 11% & PRINCIPAL Josh Clayton GROUNDFLOOR HISTORY* since September 2015 HISTORICAL AVERAGES * Reporting period: three years ending 2014 Completed Projects Average Project Per Year © Revenue © FOCUS Fix & Flip, New Construction Loans Funded © Loans Repaid © On Time Repayment © Average Project Time © Average Total Project Costs © THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BYTHE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDERTO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH ITRELATES. ACOPY OFTHEOFFERING CIRCULAR MUST BE MADE AVAILABLETO YOU INCONNECTION WITH THISOFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

Loan Position Total Loan Amount Repayment Terms Refinance First Lien $84,000 Balloon payment - principal and interest returned on repayment/due at maturity. BORROWER INVEST NOW Click here to view the LRO Agreement Solid Returns. LLC Nick Sunesara - principal FINANCIAL OVERVIEW GRADE FACTORS After Repair Value (ARV) © $120,000 Total Project Costs © $120,000 GROUNDFLOOR S84.000 0% S36.000 Skin-in- First Lien Loan Cushion © the-Game © The following factors determine in part how the loan was graded: (in descending order of importance) Loan To ARV Score © Quality of Valuation Report D Skin-in-the-Game © Location Borrower Experience Borrower Commitment © D VALUATION REPORTS As Complete (ARV) Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal $120,000 Purchase Price © $89,000 Loan To ARV © 70% 08/21/2014 Loan To Total Project Cost © 70% Borrower Provided Comps Purchase Date PROPERTY DESCRIPTION \A/««^llancJs Map Satellite Address: 23219 CALICO CORNERS LN, SPRING, TX 77373 Borrower owns free and clear. The property currently has rental tenants. This is a bridge loan to cash out refinance the property. The borrower will obtain a mortgage on the property in order to repay the loan. KINGWOOC Humble Atasco< INVEST NOW OiYBRC.IK Map data ©2015 Google Report a map error Click here to view the LRO MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The loan is being used as a bridge loan. The borrower is refinancing the property, using the loan proceeds for other purposes. No improvements are being made to the property, and the borrower does not intend to sell the property in the near future. • Because the borrower is not making improvements to the property, the after repair value (ARV) is the same as the current market value. • The borrower intends to pay back the principal and interest accrued on this loan by obtaining a mortgage. • Groundfloor has a first lien on this property, but does not have a lien or recourse against other assets the borrower may own. • The borrower's business model includes buy and hold, renting properties once rehabilitated. This means the borrower will usually have lower revenue, but a higher value of property figure. • The property is currently rent stabilized with a long term tenant. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses’ in the Offering Circular. BORROWER SUMMARY UNLESS NOTED WITH A , INFORMATION BLEOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. SOLID RETURNS, LLC FINANCIAL DATA Reporting date: 08/31/2015 PROJECTS/REVENUE Reporting period: 2014 DATE OF FORMATION * Completed Projects © Revenue © 08/15/2013 $0 $32K Value of Properties © Total Debt © $120K Unsold Inventory © Aged Inventory © Gross Margin% © 30% & PRINCIPAL Nick Sunesara GROUNDFLOOR HISTORY* since September 2015 HISTORICAL AVERAGES * Reporting period: three years ending 2014 FOCUS Completed Projects Per Year © Average Project Revenue © Loans Funded © Loans Repaid © Fix & Flip,Wholesaler, Broker 0 0 $125K On Time Repayment © Average Project Time © Average Total Project Costs © $20K N/A 24 months THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BYTHE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDERTO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH ITRELATES. ACOPY OFTHEOFFERING CIRCULAR MUST BE MADE AVAILABLETO YOU INCONNECTION WITH THISOFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

PROJECT SUMMARY I 1681 BELLE ISLES CIR, NE, ATLANTA, GA 30329 Rate Projected Term Loan to ARV Loan Amount 15.6% I 6 months $40,000 52.3% Purpose Loan Position Total Loan Amount Repayment Terms Balloon payment - principal and interest returned on repayment/due at maturity. $40,000 Second Lien New Construction INVEST NOW Click here to view the LRO Agreement BORROWER Strategic Property Consulting Group LLC Glenn Gilbert - principal FINANCIAL OVERVIEW GRADE FACTORS After Repair Value (ARV) © $650,000 The following factors determine in part how the loan was graded: (in descending order of importance) $110,000 Total Project Costs © Loan To ARV Score © Quality of Valuation Report Skin-in-the-Game © Location Borrower Experience Borrower Commitment © $540,000 GROUNDFLOOR $40,000 $300,000 D $200,000 VALUATION REPORTS 0% As Complete (ARV) Skin-in- First Lien Second Lien Cushion © the-Game © Loan Loan Purchase Price © $213,000 Loan To ARV © 52.3% 02/11/2015 Loan To Total Project Cost © 11% Certified Independent Appraisal Broker's Price Opinion Borrower Provided Appraisal $650,000 Borrower Provided Comps Purchase Date PROPERTY DESCRIPTION Address: 1681 BELLE ISLES CIR, NE, ATLANTA, GA 30329 Project is a 3,000 sqft new construction in metro Atlanta. This property is expected to be completed within 3 weeks. This junior loan is to be used to fund construction overruns for the construction of the project. Satellite Smyrna Vinings Brookk; • tn Tucker BUCKHEAD Decatur INVEST NOW .tlanta Redan Map data ©2015 Google Terms of Use Report a map error Click here to view the LRO PROPERTY PHOTOS MISCELLANEOUS PROJECT SPECIFIC RISK FACTORS • The lot is serviced, and is underwritten as new construction on developed, serviced land. • The security interest will initially be in the value of the land, and will include any fixtures, and eventually the structure as it is completed. • New construction is complex and subject to permitting, and there may be delays or other unexpected issues. • We have limited experience in making loans for new construction projects. • It may be more difficult to collect against an uncompleted new construction project. • We have no experience in managing or completing construction projects that go into default. • Please consult the Offering Circular for further discussion of general risk factors. CLOSING CONDITIONS • Loan is conditioned upon a clean title search subject to liens held by the primary lender and valid title insurance at the time of close. DEVELOPER FEES • GROUNDFLOOR generally charges borrowers between 2% and 6% of the principal amount of the loan for our services. • GROUNDFLOOR does not take a 'spread' on any part of the interest payments. • Developers may capitalize the cost of closing into the principal amount of their request. These closing costs typically range from $500 to $1500. • Unless otherwise limited by applicable law, GROUNDFLOOR will charge a penalty of 2% for any extension made to the borrower. See GROUNDFLOOR 'Fees and Expenses’ in the Offering Circular. BORROWER SUMMARY UNLESS NOTED WITH A , INFORMATION BLEOW IS SUPPLIED BY THE BORROWER AND IS NOT VERIFIED. BORROWER'S REPRESENT AND WARRANT THAT INFORMATION SUPPLIED IS ACCURATE. STRATEGIC PROPERTY CONSULTING GROUP LLC FINANCIAL DATA Reporting date: 07/01/2015 PROJECTS/REVENUE Reporting period: 2014 DATE OF FORMATION * Value of Properties © Total Debt © Completed Projects © Revenue © 05/20/2013 $830K $530K $100K Unsold Inventory © Aged Inventory © Gross Margin% © 35% & PRINCIPAL Glenn Gilbert GROUNDFLOOR HISTORY* since July 2015 HISTORICAL AVERAGES * Reporting period: three years ending 2014 FOCUS Completed Projects Per Year © Average Project Revenue © Loans Funded © Loans Repaid © Renovation and New Construction 0 10 $547.5K On Time Repayment © Average Project Time © Average Total Project Costs © $415K N/A 6 months THE COMPANY PLAYED NO ROLE IN THE PREPARATION OF ANY OF THE VALUATION SOURCES OR ANY OTHER MATERIALS PROVIDED BYTHE BORROWER. WHILE WE BELIEVE THE DATA CONTAINED THEREIN IS HELPFUL, WE DO NOT USE IT AS THE SOLE BASIS FOR A FUNDING DECISION. THIS SALES AND ADVERTISING LITERATURE MUST BE READ IN CONJUNCTION WITH THE OFFERING CIRCULAR IN ORDERTO UNDERSTAND FULLY ALL OF THE IMPLICATIONS AND RISKS OF THE OFFERING OF SECURITIES TO WHICH ITRELATES. ACOPY OFTHEOFFERING CIRCULAR MUST BE MADE AVAILABLETO YOU INCONNECTION WITH THISOFFERING. YOU MAY ACCESS THE OFFERING CIRCULAR BY CLICKING HERE.

FORM OF LRO AGREEMENT

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS LIMITED RECOURSE OBLIGATION IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT BECAUSE PAYMENTS ON THE SECURITY ARE DEPENDENT ON PAYMENTS ON THE CORRESPONDING LOAN BY THE DEVELOPER OF THE CORRESPONDING PROJECT. THE ISSUE PRICE OF THIS LIMITED RECOURSE OBLIGATION IS THE STATED PRINCIPAL AMOUNT, AND THE ISSUE DATE IS THE ORIGINAL ISSUE DATE, EACH AS IDENTIFIED BELOW. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER THE AMOUNT OF OID AND YIELD TO MATURITY OF THIS LIMITED RECOURSE OBLIGATION. A HOLDER SHOULD CONTACT GROUNDFLOOR LENDER SUPPORT AT (404) 850-9223 OR support@groundfloor.us.

YOU SHOULD MAKE YOUR OWN DECISION WHETHER THE LIMITED RECOURSE OBLIGATION MEETS YOUR INVESTMENT OBJECTIVES AND RISK TOLERANCE LEVEL. NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED OR RECOMMENDED THE OFFERING OF THE LIMITED RECOURSE OBLIGATION.

THE COMPANY DOES NOT GUARANTEE PAYMENT OF THE LIMITED RECOURSE OBLIGATIONS IN THE AMOUNT OR ON THE TIME FRAME EXPECTED. LIMITED RECOURSE OBLIGATIONS ARE NOT OBLIGATIONS OF THE DEVELOPERS OR THEIR PRINCIPALS, AND THE COMPANY DOES NOT GUARANTEE PAYMENT ON THE CORRESPONDING LOANS. THE COMPANY HAS THE AUTHORITY TO MODIFY THE TERMS OF THE CORRESPONDING LOANS WHICH COULD, IN CERTAIN CIRCUMSTANCES, REDUCE (OR ELIMINATE) THE EXPECTED RETURN ON YOUR INVESTMENT.

LIMITED RECOURSE OBLIGATIONS ARE SPECULATIVE SECURITIES. INVESTMENT IN THE LIMITED RECOURSE OBLIGATION INVOLVES SIGNIFICANT RISK AND YOU MAY BE REQUIRED TO HOLD YOUR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. YOU SHOULD PURCHASE THE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

ANY TRANSFER, PLEDGE OR OTHER USE OF THE LIMITED RECOURSE OBLIGATION FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL UNLESS THE TRANSFEREE IS REGISTERED AS AN INVESTOR ON GROUNDFLOOR FINANCE INC.’S INVESTMENT PLATFORM AND SUCH TRANSFEREE AGREES TO THE TERMS OF THE INVESTOR AGREEMENT AND THIS AGREEMENT.

LIMITED RECOURSE OBLIGATION AGREEMENT OF GROUNDFLOOR FINANCE INC.

SERIES: ____________

Limited Recourse Obligation (“LRO”) No.: ____	Holder: ____________________
Purchase Amount of the LRO: U.S. $	Expected Return Rate of the LRO: __%[2] per annum
Date of Offering Circular: ____________[3]	Original Issue Date: To be determined.[4]
Final Payment Date: To be determined.[5]	Extended Payment Date: To be determined.[6]
Extension of LRO: This LRO will be fully payable on the Final Payment Date subject to conditions described below. In no event will the Company’s obligation to make payments on this LRO be extended beyond the Extended Payment Date.
Corresponding Project: ____________________ Developer: _______________________________	Aggregate Principal Amount of the Corresponding Loan: U.S. $
Repayment Terms of the Loan: __________[7]	Term of the Loan: __________[8]

2 Insert interest rate stated on corresponding Loan.

3 Insert the date of the final Offering Circular.

4 Initially reflected as “to be determined” since the date of issuance corresponds to the Loan Closing Date. The Company will update this Agreement once the Loan is funded.

5 Initially reflected as “to be determined” since the Final Payment Date corresponds to the maturity date of the corresponding Loan, which is dependent on the Loan Closing Date. The Company will update this Agreement once the Loan is funded.

6 Initially reflected as “to be determined” since the Extended Payment Date is the date that is the second anniversary of the Final Payment Date. The Company will update this Agreement once the Loan is funded.

7 Insert the repayment terms (typically balloon payment).

8 Insert the term of the Loan (in months or years)

LRO-1

THIS LIMITED RECOURSE OBLIGATION AGREEMENT, dated as of the Original Issue Date, is between Groundfloor Finance Inc., a Georgia corporation (the “Company”), and the Holder (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”).

WHEREAS, the Company desires to sell and grant to the Holder, and the Holder desires to purchase and accept from the Company, one of a duly authorized series of unsecured special limited obligations of the Company (each referred to as a “Limited Recourse Obligation,” “LRO,” or “Security”), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the sufficiency of which the Parties hereby acknowledge by signing electronically below, the Company and the Holder agree as follows:

1.        DEFINITIONS: The following capitalized terms shall have the following meanings when used in this Agreement. All capitalized terms not otherwise defined herein have the meaning set forth in the Investor Agreement.

Agreement	As defined above.

Bankruptcy Law	Title 11, United States Code, or any similar federal or state law for the relief of debtors.

Business Day	Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions are authorized or obligated by law or executive order to close in Atlanta, Georgia or New York, New York.

Company	As defined above, together with its successors and permitted assigns.

Company Fees and Expenses	Any fees received by the Company in connection with administering the Loan Documents and any reimbursement of Company expenses, including check processing or administrative fees incurred in connection with facilitating draw payments or other disbursements of loan proceeds, any fee imposed on the Company or its agent in respect of a Loan when the Company’s payment request is denied for any reason, including, but not limited to, non-sufficient funds in the Developer’s bank account or the closing of such bank account.

Corresponding Project	The real estate development project, as identified above, that will be financed (in whole or in part) through the Loan.

Developer	The borrower under the Loan, as identified above, and the sponsor of the Corresponding Project.

Expected Return	The expected rate of return on the LRO, as indicated above.

Extended Payment Date

The date that corresponds to the second anniversary of the Final Payment Date. The actual Extended Payment Date for this LRO, and those of its series, will be finalized on the Loan Closing Date. The Extended Payment Date, as initially identified above, is “to be determined”. Following the closing and funding of the Loan and without any action on the part of the Holder, the Company will (i) revise this Agreement to reflect the actual Extended Payment Date, (ii) notify (by email) the Holder of such change, and (iii) make available to the Holder a copy of this Agreement (as revised) through the Platform.

Final Payment Date	The date that corresponds to the maturity date of the Loan. The actual Final Payment Date for this LRO, and those of its series, will be finalized on the Loan Closing Date. The Final Payment Date, as initially identified above, is “to be determined”. Following the closing and funding of the Loan and without any action on the part of the Holder, the Company will (i) revise this Agreement to reflect the actual Final Payment Date, (ii) notify (by email) the Holder of such change, and (iii) make available to the Holder a copy of this Agreement (as revised) through the Platform.

Holder	As identified above, together with its successors and permitted assigns.

Investor Agreement	The Investor Agreement between the Company and the Holder, as well as the Terms and Conditions referred to therein and the Company’s Terms of Service and Privacy Policy referenced therein, each as in effect from time to time.

Loan	The commercial real estate loan (governed by the Loan Documents) made by the Company to the Developer in the aggregate principal amount set forth above, pursuant to which the Corresponding Project is financed by the Company.

Loan Agreement	The Loan Agreement to be entered into between the Developer and the Company with respect to the Loan, as amended, supplemented or otherwise modified from time to time.

Loan Closing Date	The date the Loan for the Corresponding Project is closed and funded.

Loan Documents	As defined in the Loan Agreement, including the Note, the Mortgage Instrument, the Security Documents (each as defined in the Loan Agreement), and any other documents or instruments evidencing or securing the Loan and any other documents entered into in connection with the Loan Agreement to which the Company is a party or for the benefit of the Company in its capacity as such, in each case as amended, supplemented or otherwise modified from time to time.

LRO-2

Loan Payments	All amounts received by the Company as payment of (or application by the Company of any payment to) the Loan, including, without limitation, all payments or prepayments of principal and interest and any Collection Proceeds (as defined in Section 9 below); provided, however, that Loan Payments shall be net of any Company Fees and Expenses, Collection Costs, loan modification fees or other expenses charged to the Developer by the Company, or fees deducted by a backup or successor servicer (the categorization of all such items to be determined by the Company in a manner consistent with the Loan Agreement).

LRO	As defined above. Also referred to as the “Limited Recourse Obligation” or “Security.”

LRO Payments	As defined in Section 2(a) below, and subject to adjustment as set forth below.

Offering Circular	That certain Offering Circular (as may be amended from time to time), of the date identified above, relating to the offer and sale of separate series of LROs by the Company.

Original Issue Date

The date of issuance of this LRO which will correspond to the Loan Closing Date. The Original Issue Date, as initially identified above, is “to be determined”. Following the closing and funding of the Loan and without any action on the part of the Holder, the Company will (i) revise this Agreement to reflect the actual Original Issue Date, (ii) notify (by email) the Holder of such change, and (iii) make available to the Holder a copy of this Agreement (as revised) through the Platform.

Parties	Collectively, the Company and the Holder.

Payment Date	The date upon which any payments are made to the Holder, which shall occur no later than five (5) Business Days after the Company’s receipt (or application) of any Loan Payment.

Person	An individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof or other entity.

Pro Rata Share	Determined by dividing (a) the Purchase Amount of this LRO by (b) the aggregate principal amount of the Loan, each as set forth above.

Purchase Amount	The amount paid by the Holder to purchase the LRO, as indicated above.

Record Date	The second Business Day immediately preceding each Payment Date.

2.        THE LIMITED RECOURSE OBLIGATION.

(a)       Subject to the terms of Section 9 and as provided below in this subsection (a), for value received, the Company hereby promises to pay to the Holder (in U.S. dollars out of any funds at the Company’s disposal and, as discussed below, subject to prepayment at any time without penalty) all (or any unpaid portion) of the Purchase Amount of this LRO and of any Expected Return accrued on this LRO (collectively, the “LRO Payments”). The parties agree that the Expected Return will accrue beginning on the Original Issue Date and continue through the date the Company’s obligation to make any LRO Payments hereunder terminates. The parties agree that the Company’s obligation to make LRO Payments hereunder shall be limited, in all circumstances to an amount equal to the Holder’s Pro Rata Share of the amount of Loan Payments actually received by the Company in respect of (or through application by the Company of any payment to) the Loan. For the avoidance of doubt, the Parties hereby agree that the LROs represent an unsecured special limited obligation of the Company, and (i) subject to Section 9, no LRO Payments thereon shall be payable to the Holder unless the Company has received (or applied) Loan Payments in respect of the Loan, and then shall be payable equally and ratably on each LRO of the series only to the extent of the holder’s Pro Rata Share thereof, and (ii) no Holder shall have any recourse against the Company unless, and then only to the extent that, an Event of Default (as defined below) has occurred and is continuing.

The parties acknowledge and agree that the Company may, at any time without penalty, prepay all (or any unpaid portion) of the Purchase Amount of this LRO and/or of any Expected Return accrued on this LRO at the time of such prepayment. If, as a result of any prepayment by the Company, all of the Purchase Amount of, and Expected Return accrued on, this LRO have been paid in full, the Company’s obligation to make any LRO Payments hereunder will automatically terminate. All prepayments shall be made in U.S. dollars, in immediately available funds, by intra-institution book entry transfer or such other transfer mechanism to the Holder’s sub-account in the Investor FBO Account.

(b)       All LRO Payments due to the Holder hereof pursuant to this Agreement shall be paid (i) on each Payment Date that occurs prior to the Final Payment Date or, if the LRO has been extended in accordance with subsection (c) below, until the Extended Payment Date, (ii) to the Person in whose name this LRO is registered at the close of business on the Record Date next preceding the applicable Payment Date and for administrative convenience the Company may (without penalty and without causing any extension of the Company’s payment obligation as contemplated in subsection (c) below or an Event of Default) remit funds to the Holder up to five (5) Business Days after the Final Payment Date, or, as the case may be, the Extended Payment Date and (iii) in U.S. dollars, in immediately available funds, by intra-institution book entry transfer or such other transfer mechanism to the Holder’s sub-account in the Investor FBO Account. Any taxes due and payable on any LRO Payments to be made to the Holder hereunder shall be the Holder’s sole responsibility, and the Holder agrees to reimburse the Company promptly for any such taxes paid by the Company (including any taxes due and payable by the Company on amounts received by it pursuant to this sentence).

All U.S. dollar amounts used in or resulting from the calculation of amounts due in respect of the LRO may be rounded to the nearest cent (with one-half cent being rounded upward).

This LRO is not payable at the option of the Holder.

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The LROs shall be in fully registered form only (without coupons or certificates) in denominations of $10 and integral multiples of $10 in excess thereof.

(c)        If, on or within five (5) Business Days of the Final Payment Date, the Purchase Amount of, and Expected Return accrued on, this LRO have been paid in full, the Company’s obligation to make any LRO Payments hereunder will automatically terminate.

If, on or within five (5) Business Days of the Final Payment Date, any Purchase Amount of, or Expected Return accrued on, this LRO remain due and payable, the payment obligation set forth in Section 2(a) above will automatically be extended to the Extended Payment Date. In such case, the Company’s obligation to make any LRO Payments hereunder will automatically terminate on the earlier of (i) the date on which any remaining unpaid Purchase Amount of, or Expected Return accrued on, this LRO are paid in full, (ii) the date on which all available Collection Proceeds have been applied and the Pro Rata Share thereof paid to the Holder as LRO Payments in accordance with Section 9 hereof or (iii) subject to satisfaction of the Company’s obligation to make any remaining LRO Payments with respect to Loan Payments received, on or prior to the Extended Payment Date as set forth in subsection (b) above, the Extended Payment Date.

For the avoidance of doubt, the Parties agree that, irrespective of whether the Purchase Amount of, or Expected Return accrued on, this LRO have been paid in full, after the Extended Payment Date, subject to satisfaction of the Company’s obligation to make any remaining LRO Payments with respect to Loan Payments received on or prior to the Extended Payment Date as set forth in subsection (b) above, the Company shall have no further obligation to make any LRO Payments to the Holder hereof, and any payments that the Company may receive in respect of (or through application by it of any payment to) the Loan thereafter shall not be required to be paid to the Holder of this LRO.

(d)          An “Event of Default” shall be deemed to occur if:

(i)        the Company fails to comply with its payment obligations set forth in Section 2 and such failure continues for a period of sixty (60) days after receipt by the Company of notice from the Holder;

(ii)        the Company fails to comply with any of its agreements in the Investor Agreement or this Agreement (other than those referred to in subsection (i) above and other than a covenant or warranty, the breach of which is elsewhere in this Section specifically dealt with) and such failure continues for sixty (60) days after receipt by the Company of notice from the Holder, provided, however, that, if the Company shall proceed to take curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of sixty (60) days, then such period shall be increased to such extent as shall be necessary to enable the Company diligently to complete such curative action;

(iii)        a court of competent jurisdiction shall enter (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the wind up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of sixty (60) consecutive days; or

(iv)        (A) the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the Company consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) the Company files a petition or answer or consent seeking reorganization or substantially comparable relief under any applicable federal or state law, or (D) the Company (1) consents to the filing of such petition by, the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property or (2) makes an assignment for the benefit of creditors.

If an Event of Default specified in subsection (i) or subsection (ii) above occurs and is continuing, upon notification to the Company by the Holder, the outstanding and unpaid Purchase Amount (or portion thereof) of this LRO, and all unpaid Expected Return accrued thereon, shall become and be immediately due and payable, subject in each case to the limitations set forth in Section 3 and Section 5, notwithstanding any other provision of this LRO. A default under subsection (i) or subsection (ii) above is not an Event of Default until the Holder notifies the Company of the default and the Company does not cure such default within the time specified in subsection (i) or subsection (ii) above after receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

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If an Event of Default specified in subsection (iii) or subsection (iv) above occurs and is continuing, the outstanding and unpaid Purchase Amount (or portion thereof) of this LRO, and all unpaid Expected Return accrued thereon, shall become and be immediately due and payable without any declaration or other act on the part of the Holder, notwithstanding any other provision of this LRO. The Holder, by notice to the Company may rescind acceleration and its consequences if (x) the rescission would not conflict with any judgment or decree, and (y) all Events of Default specified in subsection (iii) or subsection (iv) have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto. For avoidance of doubt, there shall be no automatic acceleration of the outstanding and unpaid Purchase Amount (or portion thereof) of the LRO, or any unpaid Expected Return accrued thereon, upon the occurrence of and Event of Default other than an Event of Default specified in subsection (iii) or subsection (iv).

3.        RELATIONSHIP OF THE PARTIES. The Parties hereby agree that (a) the Company may sell additional LROs of this series relating to the Loan; (b) the Holder shall be considered the legal and equitable owner of the LRO governed by this Agreement for all purposes; (c) the Holder shall look only to the Company for payment of the Purchase Amount and any Expected Return accrued on this LRO; and (d) the Holder shall have no interest in any property of the Company, the Developer or any other Person taken as security or guaranty for the Loan or in any property now or hereafter in the possession or control of the Company, which other property may secure the Loan.

The Company shall incur no liability by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed by or sent by the proper party.

No recourse under or upon any obligation, covenant or agreement contained in this Agreement, or because of any obligations evidenced hereby or thereby, shall be had against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Company, either directly or through the Company, under any rule of law, statute (other than applicable federal securities laws) or constitutional provision or by the enforcement of any assessment or penalty or otherwise, all such personal liability of every such incorporator, shareholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this LRO.

4.        PAYMENT OF THE PRINCIPAL AMOUNT. The Holder hereby irrevocably and unconditionally agrees to pay the Purchase Amount of this LRO, as set forth above, in U.S. dollars in immediately available funds, by intra-institution book entry transfer to the Company from the Holder’s designated sub-account in the Investor FBO Account.

5.        APPLICATION OF PAYMENTS. The Company shall have sole discretion in applying amounts received by it from, or for the account of, the Developer, with respect to the Loan, provided that, if amounts recovered or received by the Company are applied to an outstanding Loan Payment prior to the Final Payment Date or (if applicable) the Extended Payment Date, the Company will pay to the Holder the amounts owed pursuant to Section 2.

THE HOLDER ACKNOWLEDGES AND AGREES THAT PAYMENTS TO THE COMPANY UNDER THE LOAN DOCUMENTS ARE SUBJECT TO ALL LIMITATIONS OR RESTRICTIONS SET FORTH THEREIN OR BY WHICH THE COMPANY IS BOUND, AND THE HOLDER AGREES THAT THE COMPANY SHALL HAVE NO LIABILITY TO THE HOLDER AS A RESULT OF ANY SUCH LIMITATIONS OR RESTRICTIONS UNLESS AND UNTIL A LOAN PAYMENT IS ACTUALLY RECEIVED BY THE COMPANY.

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6.        REPRESENTATIONS AND WARRANTIES BY THE HOLDER. The Holder represents and warrants to the Company that the Holder is purchasing the LROs for the Holder’s own account and has the power to enter into this Agreement and that the Holder has taken all action necessary to authorize its execution and delivery of this Agreement and the performance of its obligations hereunder. The Holder further represents and warrants that it has received a copy of the Offering Circular with respect to the LROs, which includes a discussion of the risks associated with an investment in the LROs under the heading “Risk Factors” of the Offering Circular. The Holder acknowledges that the purchase of the LROs involves various risks, including the risks outlined in the Offering Circular, and the Holder represents that it is able to bear any loss associated with an investment in the LROs. The Holder represents and warrants to the Company that the Holder meets any applicable residency or minimum financial suitability requirements applicable to the Offering, as outlined in the Offering Circular, and has abided by any maximum investment limits applicable to the Offering, as set forth in the Offering Circular. The Holder acknowledges the Company’s recommendation that it consult with its own attorneys, accountants and other processional advisors as to the legal, tax, accounting and other consequences of an investment in the LROs. The Holder acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the LROs for purposes of determining the Holder’s authority to invest in the LROs. The Holder further represents and warrants to the Company that the Holder acknowledges that the LROs will not be listed on any securities exchange, that there will be no trading platform for the LROs, that any trading of LROs must be conducted in accordance with federal and applicable state securities laws and that the Holder should be prepared to hold the LROs through maturity.

7.          REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to the Holder that the Company has the power to enter into this Agreement and each Loan Document and that the Company has taken all action necessary to authorize its execution and delivery of this Agreement and each Loan Document and the performance of its obligations hereunder and thereunder.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, IN THE INVESTOR AGREEMENT OR THE OFFERING CIRCULAR, NEITHER THE COMPANY NOR ANY OTHER PERSON HAS MADE OR MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER WRITTEN OR ORAL, ON BEHALF OF THE COMPANY WITH RESPECT TO THE SUBJECT MATTER HEREOF.

8.          RELATIONSHIP WITH THE DEVELOPER; NOTICE OF DEFAULT; ADMINISTERING, SERVICING, COLLECTION and ENFORCEMENT. The Company will handle all transactions under the Loan Documents in the ordinary course of business in accordance with its usual practices.

(a)        The Company shall use commercially reasonable efforts to give the Holder notice of any event of default under the Loan Documents of which the Company has received written notice from the Developer or of which the Company has actual knowledge and which, in the Company’s judgment, materially affects the ability of the Developer to make payments thereunder; provided that neither the Company nor any of its members, managers, officers, directors, employees, affiliates or agents shall be liable for any failure to give any such notice, and the failure by the Company to give any such notice shall not affect any of the duties and obligations of the Holder hereunder.

(b)        The Holder shall be the legal and equitable owner of the rights, privileges and remedies applicable to the LRO. The Holder shall have no direct recourse to the Developer or any other Person (other than the Company as set forth herein). In administering, servicing, collecting and enforcing the Loan, the Company agrees to use commercially reasonable efforts prior to the Extended Payment Date to pursue, either directly or through its representatives, (i) the collection of any amounts owing to the Company under the Loan Documents (to the extent constituting Loan Payments), and (ii) the exercise of the Company’s remedies upon a breach of or default under the Loan Documents or in order to avoid the occurrence thereof, in each case to the extent warranted in the Company’s business judgment and consistent with reasonable commercial standards of fair dealing and in accordance with industry standards customary for loans of the same general type and character as the Loan in order to maximize the amount of LRO Payments to be made hereunder. In no event shall the Company be obligated to pursue (or to continue) any particular action towards collection or enforcement if, in the Company’s business judgment, the reasonable costs and expenses thereof will exceed the aggregate Loan Payments reasonably recoverable or realizable.

(c)        Without limiting the foregoing and subject to the servicing standard set forth in subsection (b) above, the Company (or its designated agent) shall have the right at any time and from time to time, without the Holder’s prior consent, and provided that the Company (or its agent) has reasonably and prudently determined that such action will not be materially adverse to the Holder (i) to give or withhold waivers, consents, modifications, extensions or compromises in connection with the Loan Documents and to amend or modify the Loan Documents, including, while there exists, or in order to avoid the occurrence of, an event of default under the Loan Documents, to change the payment date, reduce the principal amount or the rate of interest, change the time or manner of making loan payments on the Loan or amend any other material term of the Loan; (ii) to take or refrain from taking action in connection with the handling, realizing upon, exercise of remedies or enforcing with respect to the Loan Documents; (iii) to control the prosecution and defense of any action, claim or demand of any kind that shall be asserted against either the Company (or the Holder, or both), directly or indirectly relating to any transaction in respect of any of the Loan Documents; (iv) while an event of default exists under the Loan Documents, to enforce any security interest in the assets pledged to secure the Loan or sell all or any portion of its right, title and interest to any Person under the Loan Documents, whether at, below or above par; and (v) if in the Company’s business judgment the reasonable costs and expenses associated with further action to collect or enforce the terms of the Loan Documents will exceed the aggregate Loan Payments reasonably recoverable or realizable, to write-off the Loan if the Company (or its designated agent) deems the Loan uncollectible.

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(d)        Without limiting the foregoing and subject to the servicing standard set forth in subsection (b) above, if an event of default under the Loan Documents occurs which is not waived by the Company or cured within any applicable grace period, the Company may, at its sole option, exercise or refrain from exercising any rights or remedies it may have or take any other action with respect to the Loan Documents or is otherwise available to the Company. Without limiting the foregoing and subject to the servicing standard set forth in subsection (b) above, at no time shall the Company be under any duty to enforce any rights, remedies, powers or privileges with respect to any enforcement of the obligations of the Developer under any of the Loan Documents, and the Company shall not be compelled to do any act hereunder or thereunder or to take any action toward the exercise or enforcement of the powers created by this Agreement or any of the Loan Documents or to prosecute or defend any suit in respect hereof or thereof.

(e)        The parties hereby acknowledge that, in circumstances other than borrower default or prepayment, the modification of a term of the corresponding Loan could be deemed to be a material modification of the terms of this LRO. In such instance, it is possible that this LRO, as modified, would constitute a new security under the Securities Act and under applicable State securities laws. The parties acknowledge that, before implementing any modification to the terms of the corresponding Loan (other than in circumstances involving borrower default or prepayment) that would cause this LRO, as modified, to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements.

9.          COLLECTION Proceeds, COLLECTION Costs; AUTOMATIC ADJUSTMENT TO LRO PAYMENTS.

(a)        Any and all Loan Payments received by the Company, whether prior to or in connection with a Developer bankruptcy or in connection with any exercise of the Company’s powers to administer, service, collect and enforce the terms of the Loan or of the Loan Documents, including, without limitation amounts received (i) as late charges and default or penalty interest, or as payment of any principal or accrued interest on the Loan that may be reduced, or (ii) in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or (iii) in connection with a sale of the Company’s rights, title and interest under the Loan Documents (collectively, the “Collection Proceeds”) shall be applied (A) first, to all costs and expenses of any nature whatsoever incurred by the Company for the maintenance, preservation, defense, protection, sale, other disposition, collection and enforcement of the Loan Documents, including without limitation court costs and reasonable attorneys’ fees, expenses (including those associated with the defense or any related action, claim or demand) and disbursements (the “Collection Costs”), (B) second, to accrued and unpaid Expected Return owed on the LRO, and (C) third, to the Purchase Amount of the LRO then outstanding.

(b)       The Parties agree, and the Holder hereby expressly acknowledges, the exercise by the Company (or its agents) of its powers to administer, service and enforce the terms of the Loan and the Loan Documents, (i) could have the effect (without any further action on the part of the Holder) of adjusting the total amount of the LRO Payments owed the Holder pursuant to Section 2(a) above and (ii) that such adjustment shall not, in and of itself, give rise to an Event of Default hereunder. Without limiting the foregoing, the Parties agree and expressly acknowledge that payment of amounts corresponding to the amount of certain Collection Proceeds (such as late charges, default interest or penalty interest charged on the Loan) could automatically increase the total amount of the LRO Payments owed to the Holder pursuant to Section 2(a) above, and prepayment by the Company of this LRO, payment of amounts corresponding to other types of Collection Proceeds (such as amounts resulting from any reduction in outstanding principal and accrued interest on the Loan, the Company (or its agent) may agree to, or of amounts received by the Company in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or in connection with a sale of the Company’s rights, title and interest under the Loan Documents) or, if the Company (or its agent) elects to write-off the Loan, could automatically decrease the total amount of the LRO Payments owed to the Holder pursuant to Section 2(a) above. If, in connection with its powers to administer, service, collect and enforce the terms of the Loan and the Loan Documents, the Company takes action that would materially impact the amount or timing of the LRO Payments owed to the Holder pursuant to Section 2(a) above, the Company will promptly notify the Holder (by email) thereof and of the impact such action will or is expected to have on such Holder’s right to receive LRO Payments under Section 2(a) above.

10.      DUTIES OF THE COMPANY. The Company’s duties to the Holder hereunder are limited to those obligations explicitly set forth in this Agreement, and the Company assumes no other duties, fiduciary or otherwise, to the Holder.

11.      ADDITIONAL INVESTMENTS BY THE COMPANY. The Holder recognizes and agrees that the Company may from time to time make other or additional investments in the Developer or any other Person.

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12.          MISCELLANEOUS PROVISIONS.

(a)        Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Georgia without regard to principles of conflict of laws. Should any provision of this Agreement be deemed invalid or unenforceable as contrary to applicable law, the Parties agree that such provisions shall automatically be deemed to be reformed to the extent necessary to be consistent with applicable law.

(b)        Waiver of Jury Trial. The Parties waive a trial by jury in any litigation relating to this Agreement or the LRO.

(c)        Arbitration. Either Party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of any claim or dispute relating to this Agreement or the LRO be final and binding arbitration pursuant to the terms and conditions set forth in the Investor Agreement between the Parties.

(d)        Successors and Assigns. The provisions of this Agreement shall bind the Parties’ respective successors and assigns. The Holder may not sell, pledge, assign, sub-participate, transfer or otherwise convey its LRO or its rights or obligations under this Agreement in any way inconsistent with applicable law or without the prior written consent of the Company, which consent shall be conditioned on the transferee being registered as an investor on the Company’s investment platform and such transferee agreeing to the terms of the Investor Agreement and this Agreement. Any purported conveyance in contravention of the foregoing shall be void.

(e)        Notices. All notices required to be given under this Agreement shall be delivered and shall be effective as provided in the Investor Agreement between the Parties.

(f)        Caption Headings. Caption or section headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of the Agreement.

(g)        Attorneys’ Fees and Costs. If any lawsuit or proceeding is brought by the Company or the Holder to enforce the terms of this Agreement, the unsuccessful Party shall, subject to any limits under applicable law, pay the prevailing Party all of its court costs and reasonable attorneys’ fees incurred in bringing or defending such action.

(h)        No Third Party Beneficiary. None of the provisions of this Agreement shall inure to the benefit of the Developer or any other Person other than the Company and the Holder. Consequently, neither the Developer nor any other Person other than the Company and the Holder shall be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of either the Holder or the Company to comply with the provisions of this Agreement.

(i)        Entire Agreement. This Agreement, together with the Investor Agreement, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in this Agreement and the Investor Agreement (other than an exception expressly set forth as such therein), the statements in this Agreement shall control. Without limiting the foregoing, the Holder specifically acknowledges application of Section 18 (Consent to Electronic Transactions and Disclosures) of the Investor Agreement to this Agreement and the LROs. Unless otherwise contemplated herein or in the Investor Agreement, this Agreement cannot be modified or changed in any way except in writing upon the agreement of the Parties hereto. Any waiver of a breach of any provision of this Agreement will not be a waiver of any subsequent breach. Failure or delay by either Party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition.

(j)        Electronic Signatures. The Parties each agree that the Electronic Signature (defined below), whether digital or encrypted, of the Parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC §§ 7001, et seq.), the Georgia Uniform Electronic Transactions Act, O.C.G.A. § 10-12, et seq., or any other similar state laws based on the Uniform Electronic Transactions Act. “Electronic Signature” means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a Party with the intent to sign such record.

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PART III — EXHIBITS

Exhibit Index

			Incorporated by Reference
Exhibit Number	Exhibit Description	Filed Herewith	Form	File No.	Exhibit	Filing Date

2.1	Groundfloor Finance Inc. First Amended and Restated Articles of Incorporation		1-A/A	024-10440	2.1	July 1, 2015

2.2	Groundfloor Finance Inc. Bylaws		1-A/A	024-10440	2.2	July 1, 2015

3.1	Series Seed Securities Purchase Agreement		1-A/A	024-10440	3.1	July 1, 2015

3.2	Series Seed Investors’ Rights Agreement		1-A/A	024-10440	3.2	July 1, 2015

3.3	Form of Investor Agreement		1-A/A	024-10440	3.3	August 21, 2015

4.1	Standard Form of LRO Agreement (incorporated by reference from the Offering Circular)	X

6.1	Executive Employment Agreements with Brian Dally dated November 19, 2014		1-A/A	024-10440	6.1	July 1, 2015

6.2	Executive Employment Agreements with Nikhil Bhargava dated November 19, 2014		1-A/A	024-10440	6.2	July 1, 2015

6.3	Offer Letter for Benjamin Armstrong dated September 12, 2013		1-A/A	024-10440	6.3	July 1, 2015

6.4	Offer Letter for Jesse Dyer dated September 12, 2014		1-A/A	024-10440	6.4	July 1, 2015

6.5	Offer Letter for Chris Schmitt dated February 24, 2014		1-A/A	024-10440	6.5	July 1, 2015

6.6	2013 Stock Option Plan		1-A/A	024-10440	6.6	July 1, 2015

6.7	Option Award Agreement for Jesse Dyer		1-A/A	024-10440	6.7	July 1, 2015

6.8	Option Award Agreement for Michael Olander Jr.		1-A/A	024-10440	6.8	July 1, 2015

6.9	Option Award Agreement for Chris Schmitt		1-A/A	024-10440	6.9	July 1, 2015

6.10	Option Award Agreement for Ben Armstrong	X

6.11	Option Award Agreement for Richard Tuley	X

6.12	Option Award Agreement for Bruce Boehm	X

6.13	Stock Repurchase Agreement for Benjamin Armstrong		1-A/A	024-10440	6.10	July 1, 2015

6.14	Stock Repurchase Agreement for Nikhil Bhargava		1-A/A	024-10440	6.11	July 1, 2015

6.15	Stock Repurchase Agreement for Brian Dally		1-A/A	024-10440	6.12	July 1, 2015

6.16	Stock Repurchase Agreement for Chris Schmitt		1-A/A	024-10440	6.13	July 1, 2015

6.17	Form of Loan Agreement		1-A/A	024-10440	6.14	July 1, 2015

6.18	Form of Promissory Note		1-A/A	024-10440	6.15	July 1, 2015

10.1	Power of attorney

11.1	Consent of Hughes Pitman & Gupton, LLP	X

11.2	Consent of Robbins Ross Alloy Belinfante Littlefield LLC (included as part of Exhibit 12.1)	X

12.1	Opinion of Robbins Ross Alloy Belinfante Littlefield LLC	X

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on October 7, 2015.

GROUNDFLOOR FINANCE INC.

By:	/s/ Nick Bhargava
Name:	Nick Bhargava
Title:	Executive Vice President, Secretary

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Brian Dally and Nick Bhargava, and each of them, any of whom may act without joinder of the other, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this offering statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Dally	President, Chief Executive Officer and Director	October 7, 2015
Brian Dally

/s/ Nick Bhargava	Executive Vice President, Secretary and Director	October 7, 2015
Nick Bhargava

/s/ Bruce Boehm	Director	October 7, 2015
Bruce Boehm

/s/ Michael Olander Jr.	Director	October 7, 2015
Michael Olander Jr.

	Director	October __, 2015
Richard Tuley Jr.